As Filed with the Securities and Exchange Commission on February 8, 2005
Registration No. 333-117287

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A

AMENDMENT NO. 3 TO
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

U.S. GEOTHERMAL INC.
(Name of small business issuer in its charter)

Delaware	4911	84-1472231
(State of incorporation)	(Primary Standard Industrial	(IRS Employer
	Classification Code Number	Identification Number)

1509 Tyrell Lane, Suite B,
Boise, Idaho 83706
208-424-1027
(Address and telephone number of principal executive office and principal place of business)

Daniel Kunz
Chief Executive Officer
1509 Tyrell Lane, Suite B,
Boise, Idaho 83706
208-424-1027
(Name, address, and telephone number of agent for service)

Copy to:

Susan E. Lehr, Esq.
Williams, Kastner & Gibbs
Two Union Square, Suite 4100
Seattle, Washington 98101 - 2380
Telephone (206) 628-6600
Facsimile (206) 628-6611

Approximate Date of Proposed Sale to the Public: As soon as practicable after this Registration Statement has become effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH		PROPOSED	PROPOSED
CLASS OF	AMOUNT TO BE	MAXIMUM	MAXIMUM
SECURITIES TO BE	REGISTERED (2)	OFFERING PRICE	AGGREGATE
REGISTERED		PER SHARE (1)	OFFERING PRICE

Common shares	17,484,911	$0.722	$12,624,105.74

(1)	The registration fee has been calculated in accordance with rule 457(c). On July 5, 2004, the average of the bid and ask price for the company's common stock on the TSX Venture Exchange, Inc. was $0.97 Cdn, and the exchange rate was Cdn $1.00 = US $0.744325.

(2)	Plus such additional shares as may be issued pursuant to anti-dilution provisions of the options and warrants, the shares resulting from the exercise of which are included in this prospectus.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

U.S. GEOTHERMAL INC.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED FEBRUARY 8, 2005

This prospectus relates to the resale of up to 17,484,911 shares of our common stock by the selling securityholders named in this prospectus from time to time. The shares of common stock offered for resale hereby consist of 11,901,054 shares which are currently issued and outstanding and 5,583,857 shares issuable upon exercise of currently outstanding options and warrants.

We will not receive any of the proceeds from the sale of the shares sold pursuant to this prospectus, other than the exercise price, if any, to be received upon exercise of the options and warrants.

Our common stock is traded in Canadian dollars on the TSX Venture Exchange under the symbol “GTH.” Our shares are not currently traded on any United States stock exchange or in the over-the-counter market in the United States, and, accordingly, there is currently no public market for our shares in the United States. As of February 4, 2005 , the bid and ask prices of our common stock on the TSX Venture Exchange was $0.90 Cdn and $1.00 Cdn, respectively. The exchange rate on that date was $1.00 Cdn = US $0.8001

__________________

The securities offered in this prospectus involve a high degree of risk. Among other things, we received an opinion from our independent auditors with respect to our financial statements as of and for the year ended March 31, 2004, which contained an explanatory paragraph discussing the existence of substantial doubt regarding our ability to continue as a going concern.

You should carefully read and consider the “Risk Factors” commencing on page 7 for information that should be considered in determining whether to purchase any of the securities.

____________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OF THESE SECURITIES OR
DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
____________________

We expect that these shares of common stock may be sold or distributed from time to time by or for the account of the holders through underwriters or dealers, through brokers or other agents, or directly to one or more purchasers, including pledgees, at market prices prevailing at the time of sale or at prices otherwise negotiated. The shares also may be sold by donees or by other persons acquiring the shares. The holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

______________________

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. The information contained on our website is not incorporated by reference in this prospectus and shall not be considered a part of this prospectus. We have not authorized anyone to provide you with any information other than that provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date set forth below.

_______________________

The date of this prospectus is February 8 , 2005.

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information regarding our company and the common stock being registered by this prospectus, including the risk factors and the financial statements and related notes, included elsewhere in this prospectus. Because it is only a summary, it may not contain all of the information that you may find useful or important.

The Company

U.S. Geothermal Inc. (or “GTH”) is a Delaware corporation. Our shares of common stock trade on the TSX Venture Exchange, a Canadian stock exchange, under the symbol “GTH.” Our shares have been trading on the TSX Venture Exchange since March 2000, originally under the symbol “USC,” and prior to that were traded on the Vancouver Stock Exchange beginning in 1987, under the symbol “MRH.”

The company was originally incorporated on September 14, 1987 in British Columbia, Canada under the name Mango Resources Ltd., to operate as a mineral exploration company. Mango explored for base metals in Canada (Labrador) and gold in South East Asia (Philippines and Indonesia) until July 5, 1999 when it ceased operations and disposed of its last resource asset.

U.S. Cobalt Inc, a corporation organized under the laws of Colorado, which we refer to in this prospectus as “USC Colorado,” was incorporated on April 27, 1998, to conduct cobalt exploration. In March 2000, the company completed a plan of arrangement with USC Colorado, continuing its incorporation from British Columbia to Delaware, under Delaware corporate law, as U.S. Cobalt Inc. A “plan of arrangement” is a Canadian law concept, whereby a Canadian provincial corporation may, practically speaking, become a Delaware (or other U.S. jurisdiction) corporation, similar to a reincorporation under U.S. law. USC Colorado became a subsidiary of the company, and conducted the exploration activities. By March 2002, the company concluded that cobalt exploration was not feasible, and decided to pursue other business opportunities, culminating in its current geothermal resource business.

On December 19, 2003, we acquired all of the outstanding securities of U.S. Geothermal Inc., an Idaho corporation (“Geo-Idaho”) incorporated in February 2002, through a transaction merging Geo-Idaho into Evergreen Power Inc., a wholly-owned Idaho subsidiary formed for purposes of the merger transaction. Following the merger, although we maintained our corporate and legal identity, we changed our name from U.S. Cobalt Inc. to U.S. Geothermal Inc. Pursuant to the merger, Geo-Idaho became a wholly owned subsidiary of ours. In that the securityholders of Geo-Idaho acquired a majority of the voting securities of our company, Geo-Idaho is deemed to be the acquirer for accounting purposes. Unless the context requires otherwise, references in this prospectus to our company for periods prior to December 19, 2003 are to Geo-Idaho.

Our operations are conducted through Geo-Idaho. USC Colorado, although still in corporate existence, is inactive. Unless the context requires otherwise, reference to our company and its operations include the operations of the parent and the subsidiary companies.

In connection with the Geo-Idaho merger transaction, we effected a one-for-five reverse stock split of our common stock. All common stock data set forth in this prospectus has been adjusted for and reflects this reverse stock split.

The foregoing is intended to provide only a summary. Please see the section of this prospectus titled “The Company and Its Business – Business Development,” beginning at page 15, for more information.

Our principal executive office is located at 1509 Tyrell Lane, Suite B, Boise, Idaho 83706. Our telephone number there is 208-424-1027 and our fax number is 208-424-1030.

Our internet address is www.usgeothermal.com. The information contained on our website is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

Our Business

Geothermal energy is the natural heat energy stored within the earth’s crust. In certain areas of the earth, economic concentrations of heat energy result from a combination of geological conditions that allow water to penetrate into hot rocks at depth, become heated, and then circulate to a near surface environment. In these settings, commercially viable extraction of the geothermal energy and its conversion to electricity become possible and a “geothermal resource” is present. GTH is engaged in the acquisition, development and exploitation of geothermal resources, and, more particularly, the “Raft River project,” the development of which is our principal focus.

GTH’s activities to date have primarily focused on determining whether the Raft River project can produce geothermal energy on an economic basis. After extensive testing which indicates a potentially commercially viable geothermal reservoir is available, GTH executed a power purchase agreement with Idaho Power Company on December 29, 2004. Idaho Power is a regulated utility which is a wholly owned subsidiary of Idacorp, Inc., an energy and technology holding company listed on the New York Stock Exchange. The power purchase agreement provides the basis for GTH to move forward with the financing for and construction of a 10 megawatt (MW) power plant to provide the power to be delivered under agreement. Please see the more detailed discussion of our business starting at page 17 for more information about the Raft River project.

GTH is still a development stage company and has produced no revenues to date.

The Offering

Shares Outstanding:	We currently have outstanding 17,201,429 shares of common stock, 8,917,593 warrants and 1,686,265 options. If all currently outstanding warrants and options were exercised (an aggregate of 10,603,858), we would have 27,805,287 shares of common stock outstanding.

Shares Offered:	Up to 17,484,911 shares of common stock are to be offered by the selling security holders as follows:

• 11,901,054 of which are currently issued and outstanding;
• 4,357,592 of which will be issued upon exercise of our outstanding warrants, and
• 1,226,265 of which will be issued upon exercise of our outstanding options.

Use of Proceeds:	We will not receive any of the proceeds from the sale of shares of common stock offered in this prospectus, other than the exercise price, if any, to be received upon exercise of warrants and options.

Summary Historical Financial Data

The summary historical financial information presented below has been derived from our financial statements for each of the years ended March 31, 2004 and 2003, and through the six months ended September 30, 2004 and 2003. We are providing historical financial data from the incorporation of Geo-Idaho in February 2002. All financial information in this prospectus is in US dollars unless otherwise noted.

		YEARS ENDED			6 MONTHS ENDED
		MARCH 31,			SEPTEMBER 30,
		2004	2003		2004	2003
STATEMENT OF		AUDITED			UNAUDITED
OPERATIONS DATA:

Revenues		Nil	Nil		Nil	NIL

Total expenses		$(606,726)	$164,909		$547,466	$16,527

Net loss		$(603,303)	$(164,909)		$(544,652)	$(16,527)

Net loss per share	$	(0.10)	$(0.03)	$	(0.05)	$(0.00)

Weighted average number of		6,337,901	5,354,940		11,621,794	5,354,940
shares-basic and diluted

		AS OF MARCH 31			AS OF SEPTEMBER 30
BALANCE SHEET DATA:		2004	2003		2004	2003
		AUDITED			UNAUDITED

Cash and cash equivalents		$870,513	$29,729		$2,605,722	$1,833

Working capital (deficiency)		$692,948	$79,106		$2,583,600	$(1,365)

Total assets		$1,373,831	$384,664		$3,329,008	$478,510

Stockholders' equity (deficit)		$1,188,366	$347,541		$3,078,660	$348,312

RISK FACTORS

An investment in shares of our common stock involves a high degree of risk. You should consider the following factors, in addition to the other information contained in this prospectus, in evaluating our business and proposed activities before you purchase any shares of our common stock. You should also see the section on Forward-Looking Statements immediately following these Risk Factors regarding risks and uncertainties relating to us and to forward looking statements in this prospectus.

Risks Relating To Our Business

Our ability to continue as a going concern is uncertain.
Our financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. We have a need for substantial funds to develop our geothermal properties. We have financed our activities to date using private debt and equity financings, and we have no line of credit or other financing agreement providing borrowing availability with a commercial lender. Our ability to continue as a going concern is dependent upon adequate sources of capital and the ability to sustain positive results of operations and cash flows sufficient to continue to explore for and develop our geothermal assets.

All the foregoing lead to questions concerning our ability to meet our obligations as they come due. There is no assurance that the carrying amounts of our assets will be realized or that liabilities will be liquidated or settled for the amounts recorded. GTH is in a development stage and there is no assurance at this time that we will procure the equity and/or debt financing required to build and commission a geothermal electrical power generation facility.

We have a limited operating history, have incurred losses to date, and cannot give any assurance that we can ever attain profitability.
Our company has been engaged in limited activities in the geothermal business since Geo-Idaho’s incorporation in February 2002. As a result of our brief operating history, our operating results from historical periods are not readily comparable to and may not be indicative of future results. We have not generated revenues from operations to date, and cannot give any assurance that we will be able to generate revenues in the future. For the years ended March 31, 2003 and 2004, and through the six months ended September 30, 2004, we incurred net losses of ($164,909), ($603,303), and ($544,652) respectively. At March 31, 2004, and September 30, 2004, we had accumulated deficits of ($1,805,634) and ($2,350,286) , respectively. We expect to incur losses for at least the next 24 months. We cannot give you any assurance that we will soon make a profit or that we will ever make a profit. To achieve profitability, we must, among other things, procure additional long-term power purchase agreements from investment grade utilities, and obtain financing to build and commission a geothermal electrical power generation facility for our initial power purchase agreement and for future power purchase agreements.

Our future performance depends on our ability to establish that the geothermal resource is economically sustainable.
Geothermal resource exploration and development involves a high degree of risk. The recovery of the amounts shown for geothermal properties and related deferred costs on our financial statements, as well as the execution of our business plan generally, is dependent upon the existence of economically recoverable and sustainable reserves.

We have a need for substantial additional financing and will have to significantly curtail or cease operations if we are unable to secure such financing.
At September 30, 2004, we had a cash position of approximately $2,605,722. We require substantial additional financing to fund the cost of continued development of the Raft River project and other operating activities, to acquire the remaining ownership of property making up the project, and to finance the growth of our business, including the construction and commissioning of a power generation facility. If further funding is not obtained by December 31, 2005, we may be required to significantly curtail or cease operations. We may not be able to obtain the needed funds on terms acceptable to us or at all. Further, if additional funds are raised by issuing equity securities, significant dilution to our current shareholders may occur and new investors may get rights that are preferential to current shareholders. Alternatively, we may have to bring in a joint venture partner to fund further development work, which would result in reducing our interest in the project.

It is very costly to place geothermal resources into commercial production.
If a commercial geothermal resource is established in respect to the Raft River project, before the sale of any power can occur, it will be necessary to construct a gathering and disposal system, a power plant, and a transmission line, and considerable administrative costs would be incurred, together with the drilling of additional wells. We have estimated these costs to be around US $30,000,000. To fund expenditures of this magnitude, we may have to find a joint venture participant with substantial financial resources. There can be no assurance that a participant can be found and, if found, it would result in GTH having to substantially reduce its interest in the project.

If we are unable to enter into a power distribution agreement to deliver our power, we will be unable to distribute power and generate revenues.
We have entered into a long-term power purchase agreement with an investment grade utility, which we anticipate will allow us to obtain financing to build and commission a geothermal electrical power generation facility. However, our power purchase agreement does not also provide access to a power distribution grid, so we will also need to enter into an agreement with a power distribution network. We cannot assure you that we will be able to negotiate, execute and/or maintain favorable power purchase or distribution agreements.

We may not be able to manage our growth.
Significant growth in our operations will place demands on our operational, administrative and financial resources, and the increased scope of our operations will present challenges to us due to increased management time and resources required and our existing limited staff. Our future performance and profitability will depend in part on our ability to successfully integrate the operational, financial and administrative functions of Raft River and other acquired properties into our operations, to hire additional personnel and to implement necessary enhancements to our management systems to respond to changes in our business. There can be no assurance that we will be successful in these efforts. Our inability to integrate acquired properties, to hire additional personnel or to enhance our management systems could have a material adverse effect on our results of operations.

If we incur material debt to fund our business, we could face significant risks associated with such debt levels.
We will need to procure significant additional financing to construct, commission and operate a power plant at Raft River in order to generate and sell electricity. If this financing includes the issuance of material amounts of debt, this would expose GTH to risks including, among others, the following:

•       a portion of our cash flow from operations would be used for the payment of principal and interest on such indebtedness and would not be available for financing capital expenditures or other purposes;

•       a significant level of indebtedness and the covenants governing such indebtedness could limit our flexibility in planning for, or reacting to, changes in our business because certain activities or financing options may be limited or prohibited under the terms of agreements relating to such indebtedness;

•       a significant level of indebtedness may make us more vulnerable to defaults by the purchasers of electricity or in the event of a downturn in our business because of fixed debt service obligations; and

•       the terms of agreements may require us to make interest and principal payments and to remain in compliance with stated financial covenants and ratios. If the requirements of such agreements were not satisfied, the lenders would be entitled to accelerate the payment of all outstanding indebtedness and foreclose on the collateral securing payment of that indebtedness, which would likely include our interest in the project.

In such event, we cannot assure you that we would have sufficient funds available or could obtain the financing required to meet our obligations, including the repayment of outstanding principal and interest on such indebtedness.

The success of our business relies on retaining our key personnel.
We are dependent upon the services of our President and Chief Executive Officer, Daniel J. Kunz, our Chief Operating Officer, Douglas J. Glaspey, and Kevin Kitz, our Vice President – Project Development. The loss of any of their services could have a material adverse effect upon us. GTH has executed employment agreements with these persons but does not have key-man insurance on any of them.

Our development activities are inherently very risky.
The risks involved in the development of a geothermal resource cannot be over-stated. The development of a geothermal resource is such that there cannot be any assurance of success. Exploration costs are not fixed, and the resource cannot be relied upon until substantial development has taken place, which entails high exploration and development costs. The costs of development drilling are subject to numerous variables which could result in substantial cost overruns. Drilling for geothermal resource may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs.

Our drilling operations may be curtailed, delayed or cancelled as a result of numerous factors, many of which are beyond our control, including economic conditions, mechanical problems, title problems, weather conditions, compliance with governmental requirements and shortages or delays of equipment and services. If our drilling activities are not successful, we would experience a material adverse effect on our future results of operations and financial condition.

In addition to the substantial risk that wells drilled will not be productive, or may decline in productivity after commencement of production, hazards such as unusual or unexpected geologic formations, pressures, downhole fires, mechanical failures, blowouts, cratering, explosions, uncontrollable flows of well fluids, pollution and other physical and environmental risks are inherent in geothermal exploration and production. These hazards could result in substantial losses to us due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage and suspension of operations. As protection against operating hazards, we maintain insurance coverage against some, but not all, potential losses. We do not fully insure against all risks associated with our business either because such insurance is not available or because the cost of such coverage is considered prohibitive. The occurrence of an event that is not covered, or not fully covered, by insurance could have a material adverse effect on our financial condition and results of operations.

The impact of governmental regulation could adversely affect our business.
Our business is subject to certain federal, state and local laws and regulations, including laws and regulations on taxation, the exploration for and development, production and distribution of electricity, and environmental and safety matters. Many laws and regulations require drilling permits and govern the spacing of wells, rates of production, prevention of waste and other matters. Such laws and regulations may increase the costs of planning, designing, drilling, installing, operating and abandoning our geothermal wells, the power plant and other facilities. In addition, our operations are subject to complex environmental laws and regulations adopted by federal, state and local jurisdictions where we operate. We could incur liability to governments or third parties for any unlawful discharge of pollutants into the air, soil or water, including responsibility for remedial costs. We could potentially discharge such materials into the environment in any of the following ways:

•       from a well or drilling equipment at a drill site;

•       leakage from gathering systems, pipelines, power plant and storage tanks;

•       damage to geothermal wells resulting from accidents during normal operations; and

•       blowouts, cratering and explosions.

In addition, the submission and approval of environmental impact assessments may be required.

Environmental legislation is evolving in a manner which means stricter standards, and enforcement, fines and penalties for non-compliance are more stringent. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with changes in governmental regulations has a potential to reduce the profitability of operations.

Because the requirements imposed by such laws and regulations are frequently changed, we cannot assure you that laws and regulations enacted in the future, including changes to existing laws and regulations, will not adversely affect our business. In addition, because we acquire interests in properties that have been operated in the past by others, we may be liable for environmental damage caused by such former operators.

Industry competition may impede our growth.
The electrical power generation industry, of which geothermal power is a sub-component, is highly competitive and we may not be able to compete successfully or grow our business.

We compete in areas of pricing, grid access and markets. The industry in the Pacific Northwest, in which the Raft River project is located, is complex as it is composed of public utility districts, cooperatives and investor-owned power companies. Many of the participants produce and distribute electricity. Their willingness to purchase electricity from an independent producer may be based on a number of factors and not solely on pricing and surety of supply.

Claims have been made that some geothermal plants cause seismic activity and related property damage.
There are approximately two dozen geothermal plants operating within a fifty-square-mile region in the area of Anderson Springs, in Northern California, and there is general agreement that the operation of these plants causes a generally low level of seismic activity. Some residents in the Anderson Springs area have asserted property damage claims against those plant operators. There are significant issues whether the plant operators are liable, and to date no court has found in favor of such claimants. Even if liability is imposed on operators in the Anderson Springs area, we do not believe the area of the Raft River project or our intended operation of a power plant present the same geological or seismic risks.

Actual costs of construction or operation of a power plant may exceed estimates used in negotiation of power purchase agreements.
The company’s initial power purchase contract is under rates established by the Idaho Public Utility Commission, using an “avoided-cost” model for cost of construction and operating costs of the power plant. If the actual costs of construction or operations exceed the model costs, the company may not be able to build a power plant, or if constructed, may not be able to operate profitably.

Payments under our initial power purchase agreement may be reduced if we are unable to forecast our production adequately.
Under the terms of our initial power purchase agreement, if we do not deliver electricity output within 90% to 110% of our forecasted amount, payments for the amount delivered will be reduced, possibly significantly. If the company consistently mis-forecasts its output, its revenues will be reduced, and we may not be able to operate profitably.

There are some risks for which we do not or cannot carry insurance.
Because our current operations are limited in scope, GTH carries public liability insurance and directors’ and officers’ liability coverage, but does not currently insure against any other risks. As its operations progress, GTH will acquire additional coverage consistent with its operational needs, but GTH may become subject to liability for pollution or other hazards against which it cannot insure or against which it may elect not to insure because of high premium costs or other reasons. In particular, coverage is not available for environmental liability or earthquake damage.

Our officers and directors may have conflicts of interests arising out of their relationships with other companies.
Several of our directors and officers serve (or may agree to serve) as directors or officers of other companies or have significant shareholdings in other companies. Because some of our executive officers currently serve in only part-time capacities, the extent that such other companies require their services may conflict with the available time or scheduling of services performed for GTH. To the extent that such other companies may participate in ventures in which GTH may participate, the directors may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. If a conflict of interest arises, a director who has such a conflict will abstain from voting for or against the approval of such a participation or such terms. From time to time several companies may participate in the acquisition, exploration and development of natural resource properties thereby allowing for their participation in larger programs, permitting involvement in a greater number of programs and reducing financial exposure in respect of any one program. It may also occur that a particular company will assign all or a portion of its interest in a particular program to another of these companies due to the financial position of the company making the assignment. Under the laws of the State of Delaware, the directors of GTH would be required to act honestly, in good faith and in the best interests of GTH.

In determining whether or not GTH would participate in a particular program and what interest GTH would acquire in it, the directors would primarily consider the degree of risk to which GTH would be exposed and its financial position at that time.

Risks Relating To The Market For Our Securities

There is currently no U.S. public market for our common shares and one may not develop or be maintained.
Our common shares currently have no trading market in the United States. Even though we are registering shares under the Securities Act, our common shares are not listed on any U.S. exchange or over-the-counter market. We intend to seek to have a trading market for our common shares develop in the United States, but there can be no assurance that we will be successful in this regard. We do not meet the requirements to have our common shares included on NASDAQ or listed on any national securities exchange because, among other reasons, the current trading price of our shares does not meet their minimum requirements. However, we do intend to seek to have our shares quoted on the NASD OTC Bulletin Board. In order to do so, a broker-dealer in securities in the United States may be required to file with the NASD a notice that will enable the broker-dealer to enter quotations for our common shares on the OTC Bulletin Board. There can be no assurance that a broker-dealer will agree to file such a notice or, if filed, that quotations will be accepted on the OTC Bulletin Board. Further, there can be no assurance that if a broker-dealer commences to enter bid and asked quotations for our common shares on the OTC Bulletin Board that a viable and active trading market will develop. There can be no assurance that any market will develop for our shares, or that there will be a sufficient market so that holders of common shares will be able to sell their shares, or the price at which holders may be able to sell their shares. Future trading prices of the common shares will depend on many factors, including, among others, our operating results and the market for similar securities.

Upon the effectiveness of the registration statement of which this prospectus forms a part, a significant number of shares of our common stock will become eligible for sale in the United States, which could have an adverse effect on the market price for our common stock and could adversely affect our ability to raise needed capital.
Upon effectiveness of the registration statement of which this prospectus is a part 11,901,054 shares will become saleable in the United States, and more readily available for sale on the TSX Venture Exchange. There are no shares currently available on any U.S. exchange. Currently, the number of shares in the public float on the TSX Venture Exchange is approximately 4,400,000, which includes most of the shares included in this registration statement. The market price for our common stock could decrease significantly at such time and our ability to raise capital could be adversely affected.

Our officers and directors hold sufficient shares that acting collectively they may be able to influence the outcome of matters submitted to the shareholders.
Our officers and directors own in the aggregate approximately 31% of the company’s securities, on a fully diluted basis. If the officers and directors were to act collectively, assuming they continue to own all of their shares, there is a substantial likelihood that they would be able to influence the election of the directors of the company and the outcome of all corporate actions requiring the approval of the shareholders, such as mergers and acquisitions, in their own interests and to the detriment of the other shareholders.

We do not anticipate paying dividends on our common stock.
We have never paid dividends on our common stock and do not anticipate paying dividends in the foreseeable future. We intend to follow a policy of retaining all of our earnings, if any, to finance development and expansion of our business.

The possible issuance of substantial amounts of additional shares without shareholder approval may dilute the percentage ownership of our shareholders.
There are 17,201,429 shares of our common stock outstanding and 10,603,858 shares of common stock issuable upon exercise or conversion of outstanding options and warrants. There are 100,000,000 shares of our common stock authorized for issuance. All of our authorized shares in excess of those currently outstanding may be issued without any action or approval by our shareholders and may dilute the percentage ownership of our current shareholders.

Because the public market for shares of our common stock is limited, you may be unable to resell your shares of common stock.
There is currently only a limited public market for our common stock on the TSX Venture Exchange, and no public market in the United States, and you may be unable to resell your shares of common stock. Even though we intend to list our common stock on the Over-the Counter Bulletin Board, the development of an active public trading market depends upon the existence of willing buyers and sellers that are able to sell their shares and market makers that are willing to make a market in the shares. Under these circumstances, the market bid and ask prices for the shares may be significantly influenced by the decisions of the market makers to buy or sell the shares for their own account, which may be critical for the establishment and maintenance of a liquid public market in our common stock. Market makers are not required to maintain a continuous two-sided market and are free to withdraw firm quotations at any time. We cannot give you any assurance that an active public trading market for the shares will develop or be sustained.

The price of our common stock is volatile, which may cause investment losses for our shareholders.
The market for our common stock is highly volatile, having ranged in the last twelve months from a low of CDN$0.54 to a high of CDN$1.10. The trading price of our common stock on the TSX Venture Exchange is (and if and when listed on the OTC is anticipated to be) subject to wide fluctuations in response to, among other things, quarterly variations in operating and financial results, and general economic and market conditions. In addition, statements or changes in opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to our market or relating to our company could result in an immediate and adverse effect on the market price of our common stock. The highly volatile nature of our stock price may cause investment losses for our shareholders.

Our common stock will be considered to be a “penny stock,” which may make it more difficult for investors to sell their shares.
Our common stock will be considered to be a “penny stock.” The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Prior to a transaction in a penny stock, a broker-dealer is required to:

•       deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market;

•       provide the customer with current bid and offer quotations for the penny stock;

•       explain the compensation of the broker-dealer and its salesperson in the transaction;

•       provide monthly account statements showing the market value of each penny stock held in the customer’s account; and,

•       make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock and investors may find it more difficult to sell their shares.

FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus include “forward-looking statements.” Forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the actual results, performance and achievements, whether expressed or implied by such forward-looking statements, not to occur or be realized. Such forward-looking statements generally are based upon our best estimates of future results, performance or achievement, based upon current conditions and the most recent results of operations. Forward-looking statements may be identified by the use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate,” “continue,” or similar terms, variations of such terms or the negative of such terms. Potential risks and uncertainties include, among other things, such factors as:

•       our access to debt and equity capital and the availability of joint venture development arrangements,

•       our business strategy,

•       our ability to enhance and maintain production from existing wells and successfully develop additional producing wells,

•       our ability to procure long-term power purchase agreements for future phases of development,

•       our statements about quantities of electrical generation, continuing production rates of those levels, estimated or proved geothermal resources, and borrowing availability based on proved resources,

•       our ability to attract and retain qualified personnel, and

•       the other factors and information disclosed and discussed under “Risk Factors” above.

Investors should carefully consider such risks, uncertainties and other information, disclosures and discussions which contain cautionary statements identifying important factors that could cause actual results to differ materially from those provided in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PRICE RANGE OF COMMON STOCK

Our common shares are traded on the TSX Venture Exchange under the symbol GTH. Our common shares are not currently traded on any United States stock exchange or in the over-the-counter market in the United States, and, accordingly, there is currently no public market for our common shares in the United States.

The following sets forth information relating to the trading of GTH shares on the TSX Venture Exchange. The trading prices reflect the reverse stock-split on a 5 to 1 basis, which was effected December 19, 2003. In accordance with TSX Venture Exchange policy, the trading of GTH shares was halted on April 3, 2002, prior to the announcement of the acquisition of Geo-Idaho, pending the completion of that acquisition. The last trade of shares of GTH prior to the halt was at CDN $0.80 per share ($0.16 pre-consolidation). Trading resumed on December 22, 2003 with the initial trade not occurring until January 5, 2004.

BID PRICES

2002	HIGH	LOW

	(CDN)	(CDN)
First Quarter	$1.00	$0.15
Second Quarter	1.00	$0.75
Third Quarter	n/a	n/a
Fourth Quarter	n/a	n/a

2003

	(CDN)	(CDN)
First Quarter	n/a	n/a
Second Quarter	n/a	n/a
Third Quarter	n/a	n/a
Fourth Quarter	none	none

2004
	(CDN)	(CDN)
First Quarter	$0.90	$0.54
Second Quarter	$1.05	$0.70
Third Quarter	$1.10	$0.76
Fourth Quarter	$1.05	$0.80

As of December 31, 2004, we had approximately 275 stockholders of record.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock offered in this prospectus, other than the exercise price, if any, to be received upon exercise of the warrants and options. We do not know if or when any or how many of the warrants or options may be exercised. We will pay substantially all of the expenses related to the registration of the securities.

DIVIDEND POLICY

We have never paid and do not intend to pay any cash dividends on our common stock for the foreseeable future. We currently intend to retain any future earnings for reinvestment in our business. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other relevant factors.

THE COMPANY AND ITS BUSINESS

Business Development

U.S. Geothermal Inc. (or “GTH”) is a Delaware corporation. GTH was originally incorporated in the province of British Columbia, Canada, under the name “Mango Resources Ltd.” on September 14, 1987. It immediately began trading on the Vancouver Stock Exchange under the symbol “MRH.” On October 7, 1999, the Company changed its name from “Mango Resources Ltd.” to “Consolidated Mango Resources Ltd.” and its share capital was consolidated on the basis of ten pre-consolidation common shares for one post-consolidation common share.

On March 13, 2000, the company moved to and began trading on the TSX Venture Exchange (which is the successor to the Vancouver Stock Exchange as well as some other provincial exchanges) under the name “US Cobalt Inc.” and under the symbol “USC” and continued to trade under that symbol until trading was halted on April 3, 2002, in accordance with TSX Venture Exchange policy, in anticipation of and pending completion of the company’s merger with Geo-Idaho. Upon completion of the merger, the company again began trading on the TSX Venture Exchange, under its current symbol, “GTH.”

Historically, GTH, first as Mango Resources and Consolidated Mango Resources and then as U.S. Cobalt, operated in the resources sector and held interests in various mining properties. Mango conducted initial mineral exploration for base metals (nickel and zinc) of four mineral claims situated in Voisey Bay, Labrador, Canada. Exploration activities in Voisey Bay were unproductive and concluded by the end of 1996, with the mineral claims written off in 1997. Additionally, Mango acquired interests in two gold properties in South East Asia: a property in Kalimantan, Indonesia, in 1996 and a property on the island of Java, Indonesia, in 1997. Neither property yielded significant gold deposits and, due to the adverse gold market during the period, gold exploration activities were also concluded, with activities on the Kalimantan property terminated in 1998 and the Java gold property agreement terminated in July 1999. At that point, Mango had no significant assets and became inactive.

USC Colorado was incorporated on April 27, 1998, to conduct cobalt exploration. In March 2000, the company completed a plan of arrangement with USC Colorado, continuing its incorporation from British Columbia to Delaware, under Delaware corporate law, as U.S. Cobalt Inc. A “plan of arrangement” and “continuation” are Canadian law concepts, whereby a Canadian provincial corporation may, practically speaking, become a Delaware (or other U.S. jurisdiction) corporation, similar to a state-to-state reincorporation under U.S. law. As part of the plan of arrangement, our authorized capital was changed from 100,000,000 common shares without par value to 100,000,000 shares of common stock with a par value of US $0.001 per share. USC Colorado became a subsidiary of the company, and conducted the cobalt exploration activities. The company held an exploration lease and conducted mineral exploration on property in Missouri. By March of 2002, the company concluded that its then current cobalt exploration project was no longer promising, and determined it would refocus its business efforts on renewable, “green” energy projects. The exploration lease of the Missouri property was terminated in July 2002.

Geo-Idaho was formed as an Idaho corporation in February 2002 to conduct geothermal resource development. On March 5, 2002 Geo-Idaho entered into a letter agreement with Vulcan Power Company, pursuant to which Geo-Idaho agreed to acquire from Vulcan all of the real property, personal property and permits that comprised Vulcan’s interest in the Raft River project. We generally refer to Vulcan’s real and personal property interests as the “Vulcan Property”. On December 3, 2002 the letter agreement was replaced by a formal agreement with Vulcan (the “Vulcan Agreement”), which provided for the acquisition, in stages, of 100% of the Vulcan Property in consideration for shares and warrants of Geo-Idaho and cash payments to or on behalf of Vulcan of up to $600,000 (for 100% of the Vulcan Property). Geo-Idaho also agreed that, as a condition to completing the purchase of and as an owner of the Vulcan Property, it would work to advance the Raft River Project by expending at least $200,000 for a work program (which has since been completed). By March 31, 2004, Geo-Idaho had paid Vulcan $492,000 in securities and cash payments, to bring its percentage ownership in the Vulcan Property to 75%. GTH may acquire the remaining 25% interest for a payment of $125,000 at any time prior to construction of the initial power plant, and intends to do so once construction financing is available.

The following table reflects the consideration paid to date to Vulcan for the Vulcan Property (which does not include the $200,000 paid by the company to third parties for the work program on the Property):

Consideration Provided	Amount	Date Paid	Cumulative % Property Received

2002
Issuance of securities to Vulcan	$17,000*	1-Apr-02

2003
Cash Payments to Vulcan	$25,000	4-Apr-02
or on its behalf	$7,902	22-Apr-02
	$50,000	16-Aug-02
	$12,613	30-Oct-02
	$100,000	4-Nov-02
	$54,485	9-Dec-02
Totals as of March 31, 2003:	$267,000		20%

2004
Cash Payments to Vulcan	$50,000	28-Apr-03
or on its behalf	$50,000	23-Dec-03
	$100,000	8-Jan-04
	$25,000	28-Jan-04

Totals as of March 31, 2004:	$492,000		75%
*Value of securities issued to Vulcan for accounting purposes

The opportunity to be involved in the geothermal business as presented by Geo-Idaho was attractive to GTH’s board of directors and subsequently approved by its shareholders. Messrs. Glaspey, Kunz and Larkin were each directors, officers and shareholders of both Geo-Idaho and GTH. Therefore, an independent fairness opinion was provided to GTH by MCSI Consulting Services Inc., an independent firm of corporate finance advisors. The company and Geo-Idaho entered into a merger agreement on February 28, 2002, which was amended and restated on November 30, 2003.

In December 2003, in accordance with the merger agreement, we acquired Geo-Idaho through the merger of Geo-Idaho with a wholly-owned subsidiary, EverGreen Power Inc., an Idaho corporation formed for that purpose. Geo-Idaho is the surviving corporation and the subsidiary through which GTH conducts operations. As part of this acquisition, we changed our name to U.S. Geothermal Inc. Because the former Geo-Idaho shareholders became the majority holders of GTH, the transaction is treated as a “reverse takeover” for accounting purposes.

Business

Geo-Idaho was incorporated for the sole purpose of acquiring one or more geothermal projects and more particularly, entering into the agreement with Vulcan Power Company to acquire up to a 100% interest in the Raft River project. Prior to the incorporation of Geo-Idaho, its founding shareholders had been actively pursuing a potential acquisition of a geothermal project in Idaho since early 2001. The company acquired Geo-Idaho in order to pursue geothermal energy development, and particularly the development of the Raft River project. Since the acquisition of Geo-Idaho, GTH has continued to seek and acquire additional property interests with geothermal resources.

Geothermal Energy

Geothermal energy is natural heat energy stored within the earth’s crust at accessible depth. In certain areas of the earth, economic concentrations of heat energy result from a combination of geological conditions that allow water to penetrate into hot rocks at depth, become heated, and then circulate to a near surface environment. In these settings, commercially viable extraction of the geothermal energy and its conversion to electricity become possible and a “geothermal resource” is present.

There are four major components (or factors) to a geothermal resource:

1.	heat source and temperature – The economic viability of a geothermal resource is related to the amount of heat generated. The higher the temperature, the more valuable the geothermal resource is.

2.	fluid – A geothermal resource is commercially viable only when the system contains water and/or steam as a medium to transfer the heat energy to the surface.

3.	permeability – The fluid present underground must be able to move. In general, significant porosity and permeability within the rock formation are needed to create a viable reservoir.

4.	depth – the cost of development increases with depth, as does resource temperatures. Closeness of the reservoir to the surface is therefore a key factor in the economic valuation of a geothermal resource.

Exploration. In order to assess the potential of a geothermal resource, a variety of geological, geochemical and geophysical investigation techniques are employed. For example, subsurface temperatures are measured by drilling; detailed gravity and magnetic measurements yield models of the underground geologic structure; and measurements of the earth’s electrical resistivity assist in defining possible zones of hot water and/or the hydrothermally altered rocks that typically overlie a thermal aquifer.

Production. The energy necessary to operate a geothermal power plant is typically obtained from at least several production wells which are drilled using established technology similar to that employed in the oil and gas industry. Production wells are typically located within one mile of the power plant. Wells are also needed to inject most of the spent and cooled geothermal water back underground.

Geothermal Power Plants. Geothermal power plants fall into two general categories. A direct-steam plant uses steam directly (either from dry steam wells or separated from water under pressure) to drive turbines connected to generators. A binary power plant uses a heat transfer system to transfer the heat energy from hot water (and/or steam) to a working fluid with a lower boiling temperature than water. Binary systems are mostly employed at medium-grade resources (with temperatures below about 180°C). Some projects employ combinations of direct-steam and binary systems.

Environmental Benefits. Geothermal energy is a clean renewable energy with almost zero emission of greenhouse and acid rain gases. Practically no waste is generated in a binary power plant such as that planned at the Raft River project. After extraction of heat energy from geothermal fluids, all remaining gases and liquids are re-injected to the ground. Geothermal energy projects involve minimum disturbance to the surface and the underground rock formation.

The Raft River Project

Location and Property Description of Raft River Project.

The Raft River project is in south-central Idaho, approximately 55 miles southeast of Burley, the county seat of Cassia County. Burley, population 8,300, is the local agricultural and manufacturing center for the area, providing a full range of light to heavy industrial services.

A commercial airport is located 90 miles to the northeast in Pocatello, Idaho. Pocatello, population 53,000, is a regional center for agriculture, heavy industry (mining, phosphate refining), technology and education with Idaho State University. Malta, a town with a population of 180, is 12 miles north of the project site where basic services, fuel, and groceries are available. Year-round access to the project from Burley is via Interstate Highway 84 south to State Highway 81 south, then east on the Narrows Canyon Road, an improved county road.

The Raft River project currently consists of six parcels (generally referred to as the Vulcan Property, the Crank Lease, the Newbold Lease, the Jensen Lease, the Jensen Investments Lease and the Stewart Lease) comprising 560 acres of fee land and 3,496.79 acres of contiguous leased geothermal rights located on private property in Sections 23, 24, 25, 26, 27, 28, 33, 34 and 35, Township 15 South, Range 26 East Boise Meridian, and Sections 17, 18, 19, 29, and 30, Township 15 South, Range 27 East Boise Meridian, Cassia County, Idaho. All parcels are defined by legal subdivision or by metes and bounds survey description. The six parcels are as follows:

The Vulcan Property. The Vulcan Property includes both surface and geothermal rights and consists of two units. The first unit has a total area of 240 acres and is comprised of the East half of the South-East quarter of Section 22, plus the South-West quarter of Section 23, Township 15 South, Range 26 East Boise Meridian. Three geothermal wells (RRGE-1, RRGP-4 and RRGP-5) are located on this parcel. The second unit has a total area of 320 acres, and is comprised of the South half of the North-West quarter, the South half of the North-East quarter, and the entire South-East quarter of Section 25, Township 15, South, Range 26 East Boise Meridian. Three additional geothermal wells (RRGE-3, RRGI-6 and RRGI-7) are located on this parcel. A fourth well, RRGE-2, although located on the property covered by the Crank lease, was acquired by the company as part of its purchase of the Vulcan Property.

The Crank Lease. The Crank lease covers 160 acres of mineral and geothermal rights, with right of ingress and egress. The lease is comprised of the NE quarter of Section 23, Township 15 South, Range 26 East Boise Meridian.

The Newbold Lease. The Newbold lease covers 20 acres of both surface and geothermal rights. The lease is comprised of the NE quarter of Section 23, Township 15 South, Range 26 East Boise Meridian.

The Jensen Lease. The Jensen lease covers 2,954.75 acres of geothermal rights only. It is contiguous with the Vulcan property and the Crank lease with land parcels located in Sections 24, 25, 26, 27, 33, and 34, Township 15 South, Range 26 East Boise Meridian, and in Sections 18, 19, 20, 29, and 30, Township 15 South, Range 27 East Boise Meridian.

The Jensen Investments Lease. The Jensen Investments lease covers 44.5 acres of surface and geothermal rights in Section 35, Township 15 South, Range 26 East Boise Meridian, and is contiguous with the Jensen lease.

The Stewart Lease. The Stewart Lease covers 317.54 acres in two adjoining parcels; Parcel 1 includes the N half of the SE quarter of the SE quarter, the SE quarter of the SE quarter of the SE quarter, and the SW quarter of the SE quarter of the SE quarter of Section 23, and the W half of the SW quarter, the SE quarter of the SW quarter and part of the SE quarter of the SW quarter of Section 24, Township 15 South, Range 26 East Boise Meridian, contains 159.04 acres and includes surface and geothermal rights, Parcel 2 contains 158.50 acres in the NE quarter of Section 26, Township 15 South, Range 26 East Boise Meridian and only covers surface rights. The underlying geothermal rights for Parcel 2 are subject to the Jensen Lease.

Lease/Royalty Terms

The Crank lease, the Newbold lease, the Jensen lease and the Jensen Investments lease have production royalties payable under the following terms:

(a)	Energy produced, saved and used for the generation of electric power, which is then sold by lessee, has a royalty of ten percent (10%) of the net proceeds.
(b)	Energy produced, saved and sold by lessee, then used by the purchaser for generation of electric power, has a royalty of ten percent (10%) of the market value.
(c)	Energy produced, which is used for any purpose other than the generation of electricity has a royalty of five percent (5%) of the gross proceeds.

The Stewart lease has production royalties payable under the following terms:

(a)	Energy produced, saved and sold by the Lessee, then used by the purchaser for generation of electric power, has a royalty of ten percent (10%) of the market value of the electric power.
(b)	Energy produced, saved and used for the generation of electric power, which is then sold by Lessee, has a royalty of three percent (3%) of the market value of the electric power.
(c)	Energy produced, which is used for any purpose other than the generation of electricity has a royalty of five percent (5%) of the gross proceeds.

No production royalties have been paid to date under any of the leases. All of the leases may be extended indefinitely if production is achieved during the primary term, so long as production is maintained. For each lease other than the Crank Lease (see below), once production is achieved the amounts due annually will be the greater of the production royalty and the minimum payment for the last year of the primary term. All payments under the leases are made annually in advance on the anniversary date of the particular lease. In addition, the following lease and other royalty terms apply to the individual leases:

The Crank Lease. The lease agreement with Janice Crank was originally entered into June 28, 2002, and had a primary term of 5 years. After GTH provided evidence to the lessor that the well (RRGE2) located on lessor’s property is not owned by the lessor (but instead is included in the Vulcan Property), a new lease was entered into on June 28, 2003, with a four-year initial term. Advance production royalties (on a June to June basis) are payable under the Crank lease as follows:

•       Year 1 (Paid June 2002 under original lease): US $5,000

•       Year 2 (Paid June 2003 under original lease): US $10,000

•       Year 3 (Paid June 2004 under renegotiated lease): US $10,000

•       Year 4: Due June 2005: US $10,000

•       Year 5: Due June 2006: US $10,000

Payments for years 2002 through 2006 are advances against future production royalties. For later years, during commercial production, there is a minimum annual production royalty of US $18,000. The minimum amount that will be payable over the course of the leases is $45,000. Maximum amounts payable will depend on production from the property.

The Newbold Lease. The company leases this property pursuant to a lease agreement with Jay Newbold dated March 1, 2004. The Newbold lease has a primary term of 10 years (through February 28, 2014) and is extended indefinitely so long as production from the geothermal field is maintained. Lease payments are as follows:

•       Years 1-5: $10.00 per acre or $200 per year (Year 1 paid on signing)

•       Years 6-10: $15.00 per acre or $300 per year

The minimum amount that will be payable over the course of the lease is $2,500. Maximum amounts payable will depend on production from the property.

The Jensen Lease. The Jensen lease, with Sergene Jensen, lessor, is dated July 11, 2002, has a primary term of 10 years. Lease payments (on a July to July basis) are as follows:

•       Years 1-5: US $2.50 per acre or $7,386.88 per year (Years 1-3 paid for a total of $22,160.64)

•       Years 6-10: US $3.00 per acre or $8,864.25 per year

The minimum amount that will be payable over the course of the lease is $81,255.65. Maximum amounts payable will depend on production from the property.

The Jensen Investments Lease. The Jensen Investments lease, with Jensen Investments, Inc., is dated July 12, 2002, and has a primary term of 10 years. Lease payments (on a July to July basis) are as follows:

•       Years 1-5: US $2.50 per acre or $111.25 per year (Years 1-3 paid for a total of $333.75)

•       Years 6-10: US $3.00 per acre or $133.50 per year

The minimum amount that will be payable over the course of the lease is $1,223.75. Maximum amounts payable will depend on production from the property.

The Stewart Lease. The Stewart lease, with Reid and Ruth Stewart, is dated December 1, 2004, and has a term of 30 years. Lease payments are as follows:

•       Year 1: US $8,000 (paid on signing).

•       Year 2: US $5,000.

•       Year 3-30: $5,000 plus an annual increase of 5% per year.

The minimum amount that will be payable over the course of the lease is $319,614.00. Maximum amounts payable will depend upon production from the property.

The total minimum amount payable under all of the leases during their primary terms is $449,593.43. All of the above listed lease payments are payable annually in advance, and are current through lease years beginning in 2004.

History of the Raft River Project

Much of the historical information set forth is from the August 2002 report of GeothermEx Inc. “Technical Report On The Raft River Geothermal Resource, Cassia County Idaho.” A copy of the report is available for review at the company’s principal office, or a copy may be obtained for the cost of shipping and handling on written request. A geothermal resource in the Raft River valley was first identified before 1950 at two shallow agricultural wells that produced boiling water (the “Crank” well and the “Bridge” well). Interest in exploring and developing the geothermal resource of the Raft River valley began in the early 1970s, first by the U.S. Geological Survey, which undertook reconnaissance geochemical and geological work in 1972. One of the most significant results of this work was that chemical geothermometry of samples from the two boiling wells indicated a resource temperature of about 300°F.

In 1971, the Raft River Rural Electric Cooperative began preliminary investigations into the possibility of generating electric power from this resource. Supported by the U.S. Energy Research and Development Administration (ERDA), the predecessor to the U.S. Department of Energy (DOE), investigations focused on using binary technology, which was experimental at that time, to generate electric power. In late 1973, the U.S. Geological Survey began an integrated geological, geophysical, geochemical and hydrological analysis of geothermal resources in general, and the Raft River geothermal resource specifically. Drilling activities in the Raft River area included 34 auger holes of 100-foot depth, an offset to the Bridge well (one of the two shallow boiling wells mentioned above), and five core holes (also referred to as “intermediate holes”) ranging in depth from 250 to 1,423 feet. These core holes were drilled to provide information to test geophysical interpretations of the subsurface structure and lithology, and to provide hydrologic and geologic data on the shallow part of the geothermal system.

The next phase of drilling consisted of seven deep, full-diameter wells: RRGE-1, RRGE-2, RRGE-3, RRGP-4, RRGP-5, RRGI-6 and RRGI-7. These were completed during 1975 to 1978, and were the subject of extensive testing. All of these wells are located on the lands comprising the Raft River project.

Well RRGE-1 was located between the Bridge and Crank wells, and targeted the Bridge Zone (an inferred north-northeast-trending fault zone in the area near the boiling shallow wells) at depth. Completed in April 1975, the well was a success, although there was no evidence that it had penetrated a fault. Well RRGE-2, located about 3,000 feet northeast of RRGE-1, also targeted the Bridge Zone, but deeper, in the basement rock. Completed in June 1975, it too was a successful producer, but again, there was no evidence of fault penetration. These two wells were flow tested for several months, and RRGE-2 was injection tested. After the injection testing, well RRGE-2 was deepened by about 500 feet in March 1976.

Further investigation of the postulated Bridge Zone was dropped in 1976; instead, the focus of drilling shifted to evaluating the extent and capacity of the geothermal reservoir. Well RRGE-3, located more than a mile southeast of RRGE-1, was drilled for this purpose and was deliberately side-tracked three times (legs A, B, and C), with modest displacements (< 500 feet) of the bottomhole locations relative to the surface location in all three legs. The purpose of drilling the side-tracks was to determine if additional production could be obtained from a multi-legged well at less cost than drilling an additional well or wells; however, the flow rate from the three legs was lower than that of either of the first two wells. The well was completed in May 1976.

The fourth well was to be an injection well, and was therefore named RRGI-4. Located about 1,800 feet south of well RRGE-1, this well was completed in May 1977. Seven monitoring wells (MW-1 through MW-7) were drilled to depths ranging from 500 to 1,300 feet in 1978. Injection testing of well RRGI-4 in early 1978 revealed a hydraulic connection to nearby monitoring wells (MW-1, USGS-3 and the BLM Offset of the Bridge well). In November 1978, RRGI-4 was deepened and completed as a producer with two legs, and its name was changed to RRGP-4. However, it produced only a small amount of fluid under artesian (or natural pressure) flow.

The next well to be drilled was RRGI-6, located about 3,500 feet E of well RRGE-3. Completed in May 1978, this well was a moderately successful injector. Moving back to the eastern flank of the Jim Sage Mountains, the next well to be drilled was RRGP-5, located about 2,800 feet southwest of RRGE-1. The target for this well was the Bridge Zone or the Horse Well Zone (a second north-northeast-trending structure closer to the mountains). Completed in September 1978, this well produced artesian flow at lower rates than RRGE-1 or RRGE-2.

Finally, well RRGI-7 was completed in August 1978. RRGI-7 is located about 2,000 feet southwest of RRGI-6, and achieved similar results.

In 1979, well RRGP-4 (leg B) was hydraulically fractured; this apparently improved its production rate somewhat. A fracture treatment was also performed on well RRGP-5 in November 1979.

Limited testing was undertaken during or immediately after the drilling of each well; however, these tests were not instrumented and few data are available. All of the production wells were artesian, and self- flow tests of each well were conducted to enable later pump tests to be designed. Pulse tests (a series of tests of each well at different flow rates for relatively short duration, with pressure recovery recorded between each rate step) were also conducted by pumping. Longer-term pump tests were also conducted, using either submersible or line-shaft pumps. Relatively short-term injection tests were conducted. Finally, interference tests, in which one or more wells were produced while pressure data were collected in monitoring wells, were conducted.

Based on the early drilling results from RRGE-1 and RRGE-2, design of a 5 MW binary pilot power plant began in 1976 and was completed by the end of 1978. Plant construction began in August 1979 and was completed in September 1981. The plant was operated in September, October and November 1981. Repairs and modifications were then made, and the plant operated again from March 1982 through June 1982. The output of the plant was about 4 MW, and the project confirmed the technical feasibility of binary plant operation with a geothermal fluid source. Wells RRGE-1, RRGE-2 and RRGE-3 were used to supply the plant during its periods of operation, while wells RRGI-6 and RRGI-7 were used for injection. Fluid from well RRGP-5 was used to heat the flow lines after long periods of shut-down. After an expenditure of nearly US $40,000,000, final reports were written and the entire project was officially shut down at the end of September 1982.

Raft River Production Wells

Well Number	Depth	Bottom Hole Temperature ºC
RRGE – 1	4,989	147
RRGE – 2	6,543	148
RRGE – 3	5,917	149
RRGP – 4	5,099	143
RRGP – 5	4,911	133

As described above, in the 1970s and early 1980s, the Raft River area, including the Raft River project, was under development by agencies of the United States government, beginning with ERDA and concluding with the successor organization to ERDA, the DOE. U.S. government-sponsored activities at Raft River concluded in 1982. In 1983, Hydra-Co Enterprises, a firm based in Syracuse, New York, purchased the Raft River geothermal site and associated equipment, and moved the geothermal power plant to the Brady’s Hot Springs geothermal field in Nevada. Hydra-Co sold the property in l993 to Vulcan. Vulcan did not perform any work on the property.

Work Completed by GTH

Since acquisition of the company’s initial interest in the Vulcan Property, additional geothermal leases have been negotiated with landowners adjacent to the Vulcan property and the five leases described above were signed. The Crank lease covers 160 acres of geothermal rights under a production steam well (RRGE-2) that is part of the Vulcan Property and was drilled by the Department of Energy during its tenure on the site. The Newbold lease covers 20 acres of geothermal rights in the area, the Jensen lease covers 2,954 acres of geothermal rights in the area, the Jensen Investments lease covers 44.5 acres of both surface and geothermal rights, and the Stewart Lease covers 317.54 acres in two adjoining parcels.

GeothermEx, Inc. was again hired in May 2002 to prepare the technical report for the Raft River project previously referred to. A detailed review of all technical data available for the site was undertaken and a comprehensive report was completed in August 2002 (a copy is available for review at the company’s principal office, or a copy may be obtained for the cost of shipping and handling on written request). GeothermEx. also estimated energy reserves using a US Geological Survey volumetric reserve estimation method. The reserve calculation estimated the most likely MW capacity for the project is 15.6 MW per square mile, and that there is a greater than 99% probability that at least 10MW of reserves exist per square mile. The nearly 6 square miles of geothermal rights controlled by GTH may amount to as much as 90MW if the entire leasehold proves as productive as the area developed to date. Finally, GeothermEx concluded that if all five existing production wells can be restored to full productivity, it should be possible to supply a 14 to 17MW(net) power plant with the addition of one to three new injection wells. A 30MW(net) plant could be supported by a total of 9 to 10 production wells and 7 to 9 injection wells.

A Department of Energy Geothermal Resource Exploration and Definition II (GRED II) cost-sharing grant was awarded to Geo-Idaho in September 2002. The grant request, “Resource Confirmation Testing and Demonstration of Generating Capacity, Raft River Project, Cassia County, Idaho”, covered the phase one well testing program as recommended by GeothermEx. The total phase one program cost which qualified for the grant is US $265,096.00 of which 80 percent (US $212,077) has been reimbursed by DOE to GTH.

GeothermEx also reviewed a cash flow model prepared by GTH for a single 10 MW power facility, and, based on its review, estimated the net present value of such a project with a 25-year lifetime to be US $1,224,000, net of projected capital and based on a selling price of US $0.05 per kilo watt hour of electricity. This geothermal energy reserves report is also available for review upon request of the company.

In early June, 2003, the wellhead valves on the production and injection valves were overhauled and lubricated in preparation for well investigation operations. A high temperature video camera was lowered down in to each well to conduct a downhole camera investigation and inspection of the integrity of the wellbore and determine, if possible, whether the wells were open. The video inspection revealed that four of the production wells had Baker Packers (devices used to control water flow in a well) with flapper valves installed downhole to restrict artesian flow and that two of the four wells had either debris or flow stingers left in the wells. One well, RRGE-2, could not be entered due to the master valve not closing. The two injection wells and production well RRGE-4 were inspected to full depth and found to be open and in good condition.

Due to the discovery of the Baker Packers and the debris, flow testing could not be accomplished without either the removal of the packers or placement of new stingers to open the flapper valves. An updated plan was submitted to the Department of Energy GRED II program to resolve the packer and debris problems and prepare the wells for flow testing. The amended plan was approved by DOE on September 15, 2003, with a total budget of $396,521. GTH will be reimbursed for 80% of the budget (estimated at approximately $317,217). Subsequently, the program was expanded to include an interference test, which helps determine the impact of production pumping on the well field as a whole, and the GRED II program cost was increased to approximately $700,000 with a plan of phased expenditures.

The well workover program began on April 13, 2004, and by May 14 had successfully removed the debris, placed new stingers, and prepared all of the production wells for flow testing. Flow testing and the downhole investigation (pressure and temperature surveys) began on May 18 and were completed on June 21. Each production well was allowed to self- flow for 24-48 hours while fluid flow, temperature and pressure measurements were collected. Thereafter, data from the well testing program was provided to GeothermEx Inc. for analysis. In October 2004, GeothermEx issued a report, “Results From The Short-Term Well Testing Program At The Raft River Geothermal Field, Cassia County, Idaho” (a copy is available for review at the company’s principal office). The report concluded that four of the five production wells at Raft River produced commercial amounts of geothermal fluid, and that those four wells could produce a net power capacity (after subtracting the pumping load) of 13.8 MW. Further, for development of the project, GeothermEx estimated that at least one additional injection well would be needed for the project and that a make-up production well will be required after one or two years of operation.

Under federal and state law, GTH is considered to be a “Qualifying Facility.” A Qualifying Facility (or QF) is an electrical power generating plant (as defined by the Federal Regulatory Energy Commission) that qualifies under the Public Utility Regulatory Policy Act (or PURPA). Under PURPA, utility companies are required to purchase at a negotiated rate up to 80 MW facilities from independent power producers which are QFs. Under Idaho law, if a QF does not exceed 10 MW, the power purchase contract will be at the “avoided cost” rate – that is, the rate calculated based on the full cost of power as if the utility were to build a 230 MW combined cycle, natural gas fired power plant. On December 29, 2004, GTH executed a power purchase agreement with Idaho Power Company for a 10 MW power project. The contract is for the electrical output from the first phase of the Raft River Project and has a 20-year term. The electricity price was determined by the Idaho Public Utility Commission (IPUC) under federal PURPA law, using the “avoided cost” rate. Please see the next section entitled “Current Activities” for a more complete discussion of the power purchase agreement.

A point-to-point transmission request was submitted to Bonneville Power Administration – Transmission for 30 MW of transmission capacity on the 138 kV transmission line that crosses the Raft River property. This request provides the transmission required to deliver power to Idaho Power Company at the Minadoka substation approximately 40 miles north of the project site. Bonneville Power Administration is preparing an interconnect study for the project, which will determine the equipment requirements and cost for our power plant to connect to the transmission system at the Bridge substation, approximately 1.5 miles from the plant site.

Current Activities

Resource Utilization. The basic business plan for the Raft River project is to use the existing production wells and geothermal energy resource to the fullest extent possible, drilling additional wells as determined necessary and feasible. The 2004 GeothermEx report discussed above concluded that four of the five existing wells will produce in excess of 10 MW annually for 20 years. Accordingly, for the first development phase the company will commercialize the existing production wells and energy field by construction of a 10 MW geothermal power plant that will provide the energy to be delivered under the power purchase agreement (“PPA”) discussed below. The company expects to receive final EPC and other construction-related bids (see Engineering/EPC Contract and Project Design, below) by the end of March, 2005, from which it will be able to develop a term sheet for financing of a power plant. The term sheet will be provided to potential financing sources as soon as possible, and the company anticipates that financing will be completed and initial construction activities can begin by June or July, 2005. Construction is anticipated to take approximately 14 to 16 months (assuming no significant or unusual delays from weather, supply issues or similar events), and the initial power plant would begin production by the late fall or winter of 2006.

Once the initial power plant is completed and achieves commercial operations, the Company will seek additional power purchase agreements for future phases, which will involve drilling new wells and determining the production capacity of those wells for additional plant construction. At this time it is not possible to estimate if or when future wells will be drilled. Future phases may involve additional PPA’s with Idaho Power or other utilities in the service area and may or may not include terms similar to the first phase PPA. While the ultimate capacity of the energy resource is not known at this time, the original GeothermEx report suggested that 90MW of capacity may be possible from GTH’s current land interests in the Raft River project.

Engineering / EPC Contract and Project Design. The first phase plant design will be finalized to meet the requirements of the PPA and the basis for a request for proposal from engineering and/or engineering-procurement-construction (“EPC”) contractors. GTH is finalizing project design plans for a conventional 10 MW facility. In addition, GTH is exploring the feasibility of using a novel processing method which is a variation of refrigeration technology.

This novel technology should be more efficient in producing energy from the existing wells, which would provide the ability to obtain energy from the existing wells for a longer period of time, and possibly reduce the number of additional wells that would be necessary for the first phase project and future phases. Our decision to employ this technology depends, among other things, on whether we are awarded a $2.2 million grant from DOE which we applied for October 19, 2004. While very promising and proven in other applications, the technology is unproven in this application. In order to obtain financing, adequate performance guarantees would be needed from qualified engineering and/or construction companies. The grant would be used to help mitigate the cost of these guarantees. Because the plant and equipment incorporating the novel technology and the conventional technology are approximately 90% the same, the Company is able to pursue both paths concurrently. The company expects to receive final bids based on its request for proposal, decide whether to pursue the novel technology or the conventional technology, and finalize its plans accordingly, by the end of March 2005.

Power Purchase Agreement. GTH signed a power purchase agreement (“PPA”) as a Qualifying Facility on December 29, 2004 with the Idaho Power Company. The PPA forms the basis for the economic development of the first phase of the Raft River project and allows for the arrangement of a financing package to construct the facilities, including the power plant. The PPA has a 20-year term and includes annually adjusted electric power prices based on the avoided cost method, which the company believes will be adequate for the successful development of a 10 MW power plant. Because the PPA is pursuant to PURPA the total output of the plant must be limited to a maximum of 10 MW average each month. In order to protect Idaho Power from unanticipated material fluctuations in supply, the PPA requires GTH to forecast its monthly electrical output in advance (12 months in advance initially, and on a rolling three-month basis thereafter), and if the actual plant output is below 90% or above 110% of the forecasted output, reduced power prices apply. Because the forecasts are done every three months, the Company anticipates that it will generally be able to forecast appropriately. As a “green” power producer, environmental-related credits, such as renewable energy credits or carbon credits, may become available for sale to power companies (to allow them to meet their “green” power requirements) or to businesses which produce carbon-based pollution. If available, these credits will belong exclusively to GTH, and may provide an additional source of revenue. Please see the discussion above for further information on PURPA and “Qualifying Facility.”

Transmission / Interconnect Agreement. The interconnect study is underway and the negotiation of a transmission agreement with Bonneville Power Administration - Transmission began in July 2004. We expect these agreements will be finalized by the end of 1st quarter 2005.

Permitting. Using the permitting report prepared by Kleinfelder, and an internal review of overall permitting requirements, GTH has begun permitting activities, which will be ongoing throughout the execution of the project. Most of the project is on private ground and GTH believes the project does not require a federal environmental impact statement. During the Department of Energy’s development of the Raft River project in the early 1980’s, a multi-year survey of land, plant, animal, archeological, weather, and human health survey was undertaken. The DOE published an extensive report in 1982. GTH contacted the Department of the Interior Fish and Wildlife Service regarding any plants or animals in the region that are listed as an endangered species, and received a reply stating that there are no threatened or endangered species present at the site.

Project Financing. Total capital expenditures for the initial power plant are currently projected to be between $24 and $30 million. We expect we will finance the plant through a combination of debt and equity, with the equity portion being up to 30% of the total. We anticipate that some or all of the equity portion may be raised through the exercise of outstanding warrants. Discussions for both construction and long-term financing for the initial facility are currently taking place with potential lending institutions that specialize in power plant project debt financing, as well as investment banking firms interested in raising the equity portion of the capital cost for the project, and with potential participants who may be interested in utilizing tax credits that may be available to the project. Geothermal facilities are currently eligible for the Federal Investment Credit (“FIC”) equal to ten percent (10%) of the capital cost of construction and commissioning of such a facility. The FIC may be used to offset current income, and it does not expire.

Alternatively, the Jumpstart Our Business Strength Act (the “JOBS Act”), which became law in October 2004, provides a Production Tax Credit (“PTC”) which is earned at the current rate of $0.018 per Kwh for a ten year production period. Under the JOBS Act, taxpayers have the option of electing either the FIC or the PTC, and the PTC will only qualify for facilities which are commissioned before December 31, 2005. Consistent with prior extensions of the PTC, for the wind industry, the company believes that these tax credits will likely be extended and therefore available for the Raft River project. The tax credits increase the potential return on an investment in a power plant project for investors who are able to reduce their current federal income taxes using the credits.

Potential Acquisitions. GTH intends to continue its growth through the acquisition of ownership or leasehold interests in properties that it believes will add to the value of the company’s geothermal resources, and through possible mergers with or acquisitions of operating power plants and advanced geothermal or other renewable energy properties.

Competition

Although the market for different forms of energy is large and dominated by very powerful players, we perceive our industrial competition to be independent power producers and in particular those producers who provide “green “ renewable power. Our definition of green power is electricity derived from a source that does not pollute the air, water or earth. Sources of green power, in addition to geothermal, include wind, solar, biomass and run-of-the river hydroelectric. A number of states have instituted renewable portfolio standards (“RPS”) that require utilities to purchase a minimum percentage of their power from renewable sources. For example, RPS statutes in California and Nevada require 20% and 15% renewable, respectively, and according to the Department of Energy’s Energy Efficiency and Renewable Energy department, utilities in 34 states nationwide are providing their customers with the opportunity to purchase green, renewable power through premium pricing programs. As a result, we believe green power is a niche sub-market, in which many power purchasers are or are becoming committed to increasing their investments. Accordingly, the conventional energy producers do not provide direct competition.

In the Pacific Northwest there are currently no geothermal facilities. There exist a number of wind farms, as well as biomass and run-of-the river hydroelectric facilities. However, GTH believes that the combination of greater reliability and baseload generation from geothermal, access to infrastructure for deliverability, and a low "full life" cost will allow it to successfully compete for long term power purchase agreements.

Governmental Approvals and Regulation

GTH is subject to both federal and state regulation in respect of the production, sale and distribution of electricity. Federal legislation includes The Public Utilities Act of 1935 (which has two titles: The Public Utility Holding Company Act ("PUHCA") and the Federal Power Act), as well as the Public Utility Regulatory Policies Act of 1978 ("PURPA") and the Energy Policy Act of 1992 ("EPACT "). Because GTH is defined as an independent power producer under the rules and regulations of the Federal Energy Regulatory Commission ("FERC"), the relevant aspects of federal legislation are that its electrical generating facilities qualify under the policy set forth under PURPA which encourages alternative energy sources such as geothermal, wind, biomass, solar and cogeneration. Additionally, under EPACT, the company is currently exempt from PUHCA legislation regulating rates for electricity on the wholesale level.

The State of Idaho also regulates electricity. The Public Utility law of the State of Idaho (Title 61 of the Idaho Code) grants authority for rules and regulation to the Idaho Public Utility Commission ("IPUC"). Regulated utilities have the exclusive right to distribute and sell electricity within their service area. They may purchase electricity in the wholesale market from independent producers like GTH. The IPUC, in accordance with Federal PURPA legislation has the authority to set the rules and regulations governing the sale of electricity generated from alternative energy sources. Regulated utilities are required to purchase electricity on an avoided cost basis from qualifying facilities.

Currently, the IPUC defines such a facility as having a capacity of 10 Megawatts (MW) per hour and a contract term of 20 years. All PURPA contracts in Idaho are subject to the approval of the IPUC. GTH is not required to market any of the electricity that it may generate at Raft River to Idaho utilities; under EPACT, it can transmit and sell its electricity in another state. Nonetheless, GTH has signed an initial power purchase agreement with the Idaho Power Company.

GTH will require the approval of various federal, state and local authorities for construction of a geothermal facility at Raft River. These authorities include the U.S. Fish and Wildlife Service, Environmental Protection Agency, Idaho Department of Environmental Quality, Idaho Department of Water Resources, Idaho Bureau of Hazardous Materials, Idaho State Historical Society, Cassia County and the Southern Idaho Regional Solid Waste District. We have retained Kleinfelder Inc. of Boise, Idaho, an independent environmental and regulatory consultant, to advise GTH as to the siting and design for purpose of governmental approvals.

Environmental Compliance

GTH has identified the following environmental issues for which it will have to demonstrate compliance in the construction and operation of a geothermal facility at Raft River: air quality, water quality, water use, threatened and endangered species, wetlands, cultural resources, storm water, hazardous materials, hazardous and solid waste, underground storage tanks and asbestos.

A major portion of the government approval identified in the previous section ("Government Approvals and Regulation") addresses compliance with environmental laws. The relevant legislation includes: Clean Air Act, Endangered Species Act, Clean Water Act, Rivers and Harbors Act, National Historic Preservation Act, National Pollutant Discharge Elimination System, Resource Conservation and Recovery Act, Idaho Solid Waste Facilities Act and the IDAPA Drilling for Geothermal Resource Rules.

We believe that a geothermal facility can be designed, constructed and placed into operation at Raft River that will meet environmental compliance requirements. Because the process of application and approvals have not as yet been initiated, the capital and operating cost of compliance at the federal, state and local levels cannot be determined at this time.

Employees

GTH has five employees including two full time employees. Once construction financing is obtained, we intend to engage consultants and service providers, including a construction contractor. Once a power plant is completed, we intend to hire necessary operating staff. We anticipate that 12 to 14 employees would be necessary to operate a conventional 10 to 20 MW plant, at an estimated annual cost of $635,000. If the company is successful in making acquisitions, additional management and administrative staff may be added.

Reports to Securityholders

Upon effectiveness of the registration statement of which this prospectus is a part, we will become subject to the reporting requirements of Sections 13 and 15 of the Securities and Exchange Act of 1934 (the “34 Act”). Those reporting requirements include quarterly reports on Forms 10-Q and an annual report on Form 10-K (or 10-QSB and 10-KSB for so long as the company remains a “small business issuer” under the 34 Act) and interim reports on Form 8-K. The company is also subject to reporting requirements imposed by the TSX Venture Exchange and Canadian federal and provincial laws, which require the company to provide annual reports to its securityholders.

Plant and Equipment

Other than minor office equipment located in our executive office, all of our plant and equipment is located at the Raft River project site. Infrastructure on the site includes five geothermal production wells, two injection wells, wellheads, lined drilling sumps, roads, and security fencing. The plant site has a 50' x 95' office/control room building, a 50' x 100' x 30' office/shop maintenance building with a 15-ton overhead crane, and a 300,000 gallon water tank with a 40'x 30' pump house. At the RRGE-1 well site, there is a 40'x 40' x 20' warehouse building and a 50'x 100' office building. Road access and line power is available at all production and injection well sites. A 138 kV transmission line with a designed capacity of 120 MW runs along the northern boundary of the property. The Raft River Rural Electric Cooperative owns the transmission line, and has leased the transmission capacity to the Bonneville Power Administration ("BPA"). GTH has submitted a point-to-point transmission request and has an interconnect study underway with the BPA.

We sub-lease general office space for our executive office in Boise from an affiliate of Daniel Kunz, the company's Chief Executive Officer, at an annual cost of $7,650. The underlying lease is a year-to-year lease that expires on January 31, 2006.

MANAGEMENT

Directors, Executive Officers and Significant Employees

The following sets forth certain information concerning the current directors, executive officers and significant employees of our company. Each director has been elected to serve until our next annual meeting of stockholders and until his successor has been elected and qualified. Each executive officer serves at the discretion of the board of directors of our company.

NAME	AGE	POSITION

Daniel J. Kunz	52	Chief Executive Officer, President and Director
Douglas J. Glaspey (1)	52	Chief Operating Officer and Director
John H. Walker	55	Chairman of the Board and Director
Paul A. Larkin (1)	54	Director
Jon Wellinghoff (1)	54	Director
Kerry D. Hawkley	51	Chief Financial Officer and Secretary
Kevin Kitz	43	Vice President, Development, Geo-Idaho
(1) Member of the Audit Committee.

Daniel J. Kunz is the President and Chief Executive Officer and a director of GTH and the President of Geo-Idaho. He has served as a director of the company since March 2000, and was Chairman of the Board of Directors from March 2000 until December 2003. Prior to the acquisition of Geo-Idaho, he served as a director and the President for that company from February 2002 until the acquisition. Mr. Kunz was an executive of Ivanhoe Mines Ltd. from 1997, and served as its President and Chief Executive Officer from November 1, 2000 until March 1, 2003. From March 2, 2003 until March 8, 2004, Mr. Kunz served as Interim President of Jinshan Gold Mines Inc. Mr. Kunz has more than 27 years of experience in international mining, engineering and construction, including, marketing, business development, management, accounting, finance and operations, having held key positions in MK Gold Company (President & CEO) and Morrison Knudsen Corporation (Vice President & Controller, and as CFO to the Mining Group). Mr. Kunz holds a Masters of Business Administration and a Bachelor of Science in Engineering Science. He is currently a director of several companies publicly traded on the TSX Venture Exchange, including Jinshan Gold Mines Inc., Triumph Gold Corp., Tyner Resources Ltd., and Chesapeake Gold Corp. Mr. Kunz recently resigned as a director of American Gold and Diamond Holdings, Inc., an OTC Bulletin Board listed company, and serves as Chairman of the Board of Directors of China Mineral Acquisition Corporation, which recently became a publicly traded company on the OTC Bulletin Board.

Douglas J. Glaspey is the Chief Operating Officer and a director of GTH. He has served as a director of the company since March 2000, and served as its President from March 2000 until the acquisition of Geo-Idaho. He also served as a director and the Chief Executive Officer of Geo-Idaho from February 2002 until the acquisition, and continues to serve as President. From December 1986 to the present, Mr. Glaspey has been a Metallurgical Engineer and Project Manager with Twin Gold Corporation. Mr. Glaspey has 26 years of operating and management experience. He holds a Bachelor of Science in Mineral Processing Engineering and an Associate of Science in Engineering Science. His experience includes production management, planning and directing resource exploration programs, preparing feasibility studies and environmental permitting. He has formed and served as an executive officer of several private resource development companies in the United States, including Drumlummon Gold Mines Corporation and Black Diamond Corporation.

John H. Walker is a director and the Chairman of the Board of directors of GTH. He has held that position since December 2003. He has served (and continues to serve) as Chief Executive Officer of Mihaly International Canada Limited since 1987. Prior to that Mr. Walker was a Senior Advisor to Falconbridge Limited from September 2000 to April 2002; and Managing Director of Loewen, Ondaatje, McCutcheon, from November 1996 to August 2000. Mr. Walker holds a Master of Environmental Studies degree from York University in Toronto. For many years he was an executive with Ontario Hydro where he directed programs in renewable energy and international business development, specifically in respect of thermal power generation. Currently as CEO of Mihaly International Canada Limited, based in Oakville, Ontario, he provides services to development and mining companies, corporations, banks, and insurance companies on a range of issues related to project management, construction, fuel supply, build own operate and transfer, project finance and risk management.

Paul Larkin serves as a director of GTH, a position he has held since March 2000. He served as Secretary of GTH until December, 2003, and served as a director and the Secretary-Treasurer of Geo-Idaho from February 2002 until the acquisition. Since 1983, Mr. Larkin has also been the President of the New Dawn Group, an investment and financial consulting firm located in Vancouver, British Columbia, and the President of Tyner Resources Ltd., a TSX Venture Exchange listed company. New Dawn is primarily involved in corporate finance, merchant banking and administrative management of public companies. Mr. Larkin held various accounting and banking positions for over a decade before founding New Dawn in 1983, and currently serves on the boards of the following companies which are listed on the TSX Venture Exchange: Eventure Capital Corp., Tyner Resources Ltd., and Webtech Wireless Inc.

Jon Wellinghoff is a director of GTH, a position he has held since December 2003. Since November 2000, Mr. Wellinghoff has been an attorney in private practice with the firm of Beckley Singleton of Las Vegas, Nevada. From May 1999 to November 2000, he served as Regional Manager of Noresco, and served as General Counsel with Nevada P.U.C. from May 1998 to May 1999. He was an attorney in private practice from July 1989 until joining Nevada P.U.C. Mr. Wellinghoff has an extensive background in the renewable energy field including, Federal Trade Commission with a focus on renewable energy development. He was the first Nevada Consumer Advocate and wrote the first integrated resource planning acts for Nevada. He has been involved with and advised clients in connection with the negotiation of power purchase agreements with utilities and PURPA issues. Mr. Wellinghoff drafted and advocated the Nevada Renewable Portfolio Standard, and is counsel for other geothermal and renewable power producers.

Kerry D. Hawkley serves as the company’s Chief Financial Officer and as its Secretary. He has served as the company’s controller since July 2003, and became CFO and Secretary as of January 1, 2005. Since July 2003, he has also provided, and continues to provide, consulting services to Triumph Gold Corp. From 1998 to June 2003, Mr. Hawkley served as controller, director and treasurer of LB Industries. Mr. Hawkley has over 27 years experience in all areas of accounting, finance and administration. He holds Bachelor of Science degrees in Accounting and Finance. He started his career as an internal auditor with Union Pacific Corporation and has held various accounting management positions in the oil and gas, truck leasing, mining and energy industries.

Kevin Kitz is the Vice President-Development of Geo-Idaho. He joined the company in April 2003. He is a mechanical engineer with 18 years of geothermal power plant design, construction and operating experience with UNOCAL, with whom he worked until November 2002. He holds a Bachelor of Science in Mechanical Engineering and Material Science, and is a Professional Engineer in California. During his career with Unocal, he was a Production and Operations Engineer at the 75MW Salton Sea geothermal power plant in southern California, a Senior Production Engineer at the Geysers geothermal field in northern California, and a Power Plant Engineering Advisor in the Philippines for geothermal power plants ranging from 12 to 55 MW.

Audit Committee

Effective with the closing of the acquisition of Geo-Idaho by GTH in December 2003, an audit committee of the board was formed with Messrs Paul Larkin (Chairman), Wellinghoff and Glaspey as its members.

Our audit committee, among other things, meets with our independent accountants to review our accounting policies, internal controls and other accounting and auditing matters; makes recommendations to the board of directors as to the engagement of independent accountants; and reviews the letter of engagement and statement of fees relating to the scope of the annual audit and special audit work which may be recommended or required by the independent accountants.

Executive Compensation

The following table sets forth information concerning the annual compensation earned or paid to our then serving chief executive officers (the "named executive officer") for the periods presented. For the period prior to December 19, 2003, the date of the acquisition by us of Geo-Idaho, the following table includes compensation earned at Geo-Idaho. No executive officer of GTH or Geo-Idaho had compensation that exceeded $100,000 during the fiscal year ending March 31, 2004. Long term compensation in the form of options that had been issued prior to that time, were cancelled in accordance with the vote of the shareholders of GTH approving the acquisition of Geo-Idaho. Other than the stock options listed below, no annual bonuses or other compensation have been paid to any named executive officer for any period prior to March 31, 2004.

All of our executive officers have employment agreements with the company. The employment agreements for Mr. Kunz and Mr. Hawkley provide that each will devote one-half of working time to the company, while each of Mr. Glaspey’s and Mr. Kitz’s employment is full time. The executive officers may engage in other business activities provided the executive does not engage in any activities which another executive officer determines is competitive, or will otherwise interfere with the performance of the executive’s duties to the company. In addition to monetary compensation, the executives are entitled to receive incentive stock options as determined by the company’s board of directors, benefits (including for immediate family) as are or may become available to other employees, and one week of vacation. The employment agreements may be terminated by the company without notice, payment in lieu of notice, severance or other sums for causes which include failure to perform in a competent and professional manner, appropriation of corporate opportunities or failure to disclose a conflict of interest, conviction which has become final for an indictable offense, fraud, dishonesty, refusal to follow reasonable and lawful direction of the company, breach of fiduciary duty, and a declaration of bankruptcy by or against the executive. Otherwise the company upon one month written notice may terminate the agreement. The agreements include covenants by the executive of confidentiality and noncompetition, and provide for equitable relief in the event of breach by the executive. Copies of the employment agreements are included as Exhibits 10.12 to 10.15 and 10.20 to 10.23 in Part II of the registration statement of which this prospectus forms a part.

Name and Principal position(s)	Year Ended March 31,	Annual Compensation	Long-term Compensation Awards
		Salary ($)	Securities underlying options/SARs (#)

Daniel J. Kunz, Chief Executive Officer and President	2004	$7,000(1)	200,000(5)
	2003	$9,144(1)	NIL
	2002	NIL	NIL
Douglas J. Glaspey, Chief Operating Officer and President of Geo-Idaho	2004	$48,955(1)	200,000(5)
	2003	$64,178(3)	NIL
	2002	$30,000(4)	NIL

(1)	Part of the compensation for Mr. Kunz and Mr. Glaspey for calendar year 2003 was accrued and not paid in this period
(2)	30,479 shares of Geo-Idaho at Cdn $0.30 per share.
(3)	Includes $18,000 paid by Geo-Idaho and 78,929 shares of GTH at Cdn $0.30 per share.
(4)	Paid by GTH prior to acquisition of Geo-Idaho.
(5)	Mr. Kunz has since exercised options for 86,506 shares and Mr. Glaspey has since exercised options for 77,866 shares.

Director Compensation

Directors who are not otherwise remunerated per an employment agreement are paid $2,000 per quarter and $500 per board meeting attended in person. Directors who are also officers do not receive any cash compensation for serving in that capacity. However, all directors are reimbursed for their out-of-pocket expenses in attending meetings.

Option Grants in Last Fiscal Year

On February 4, 2004, GTH granted 1,745,000 stock options to officers, employees and consultants. The amounts granted to the named executive officers are identified below. The options vest in quarterly increments, starting with the date of grant and every six months thereafter. The exercise price on the date of grant was the fair market value of the company’s stock on the date of grant.

	Number of Shares	Percent of Total
	Underlying Options	Options Granted to
Optionee	Granted	Employees	Exercise Price	Expiration Date

Daniel J. Kunz	200,000(1)	11.46	CDN$0.60	January 3, 2009
Douglas J. Glaspey	200,000(1)	11.46	CDN$0.60	January 3, 2009
(1) On October 19, 2004 Daniel J. Kunz exercised 86,506 options and Douglas J. Glaspey exercised 77,866 options.

The stock option plan under which these options were issued was approved by the shareholders at the meeting held in April 2003. The plan originally included options for 2,200,000 shares. The plan was amended, and the amendment approved by the shareholders at a meeting held in September 2004, to increase the number of shares under the plan for which options could be issued to 2,584,500 shares, and options for 898,235 shares are currently available under the plan as amended.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

1.          Geo-Idaho was organized as an Idaho corporation on February 26, 2002, under the name U.S. Geothermal Inc. At that time, Daniel J. Kunz, Douglas J. Glaspey, Paul A. Larkin and Ronald P. Bourgeois, who may be deemed to be our founders, each subscribed for 650,000 shares of our common stock each (for an aggregate of 2,600,000 shares) for a total consideration of $40,000.

2.          On March 5, 2002 a letter agreement was entered into with the Vulcan Power Company ("Vulcan") whereby, as part of the consideration for the right to acquire up to 100% ownership in the Raft River Property, Geo-Idaho issued 1,895,000 shares of common stock and 1,612,000 warrants to purchase common stock to Vulcan. The stock and warrants issued by Geo-Idaho were valued for accounting purposes at approximately $17,000, based on the then current equity of Geo-Idaho.

3.          On November 1, 2002, an aggregate of 1,033,667 shares were subscribed from Geo-Idaho for a total consideration of $310,100, composed of $307,100 in cash and $3,000 for consulting services, at a price of $0.30 per share (based on the $0.25 price at which Geo-Idaho had previously sold shares in a private placement). Mr. Kunz subscribed for 260,000 shares of Geo-Idaho for a consideration of $78,000. Mr. Walker subscribed for 16,667 shares of Geo-Idaho for a consideration of $5,000.

4.          On February 14, 2003, GTH (then U.S. Cobalt Inc.) issued 151,170 shares to the following persons for past services rendered in calendar year 2003, at a deemed aggregate consideration of $45,350:

Name	Number of Shares
Daniel J. Kunz	30,479
Douglas J. Glaspey	78,929
Paul A. Larkin	41,762
Total	151,170

As the merger agreement between Geo-Idaho and GTH had been executed but not closed, the price per share of $0.30 was determined based on recent sales of common shares by Geo-Idaho at that price.

5.          On April 25, 2003, GTH (then U.S. Cobalt Inc.) entered into loan agreements for an aggregate $269,000 in bridge loans to commence well inspection work on the Raft River Project. Pursuant to the loan agreements, convertible notes were issued to the lenders identified in the table below. The loan was convertible into units, with each unit comprising one share and one half of one share purchase warrant on the same terms as the private offering closed in December 2003 in connection with the acquisition of Geo-Idaho. The interest rate was 20% per annum. On January 23, 2004, Daniel Kunz was repaid his principal plus accrued interest, and on February 12, 2004, Kevin Kitz was repaid $22,000 of his principal. The remaining principal amounts, plus accrued interest, were converted as of February 20, 2004 into 385,864 shares and 192,932 share purchase warrants.

Name of Lender	Principal Amount of Loan	Accrued Interest at February 20, 2004	Amount Repaid	Principal Converted	Accrued Interest Converted	Converted at $0.45 per unit
Daniel Kunz	$ 100,000	15,398.00	$ 115,398	$ -	$ -	-
Kevin Kitz	$ 24,000*	3,782.95	$ 22,000	$ 2,000	$ 3,782.95	12,851
Toll Cross Securities	$ 75,000	11,822.10	$ -	$ 75,000	$ 11,822.10	192,938
Wendell King	$ 30,000	4,728.75	$ -	$ 30,000	$ 4,728.75	77,175
Donald Falconer	$ 10,000	1,576.25	$ -	$ 10,000	$ 1,576.25	25,725
Wayne Beach	$ 30,000	4,728.75	$ -	$ 30,000	$ 4,728.75	77,175
	$ 269,000	42,036	$ 137,398	$ 147,000	$ 26,639	385,864

*Converted a portion of amounts due to him for services to loan.

6.          In July 2003, Vulcan Power Company approached Geo-Idaho for a loan of $30,000, to be secured by an executed direction to the company to issue 60,000 each of the shares and the warrants that were issuable to Vulcan upon closing of the merger with Geo-Idaho, if the loan had not been repaid by the earlier of July 30, 2004 and such closing. Geo-Idaho did not have the resources to make the loan, so Mr. Kunz agreed to loan the money personally. Mr. Kunz was concerned, however, that he might have difficulties in perfecting and/or realizing on a security interest in property not actually held by the proposed debtor. As an accommodation, Geo-Idaho effectively acted as an administrator of the loan, for the benefit of the true creditor, Mr. Kunz. In September 2003, Vulcan again approached Geo-Idaho for a loan, this time for $25,000, to be secured by an executed direction to the company to issue 50,000 each of the shares and the warrants that were issuable to Vulcan upon closing of the merger with Geo-Idaho, if the loan had not been repaid by the earlier of September 30, 2004 and such closing. Geo-Idaho did not have the resources to make this loan, so Messrs. Kunz, Bourgeois, Glaspey, Kitz and Larkin (each of whom were then officers and/or directors of the company) agreed to loan the money personally. To address the same concerns with respect to difficulties of perfection and/or realization, Geo-Idaho again accommodated the parties by acting as an administrator of the loan. The deadline for payment of both the July and September loans was extended by agreement dated December 11, 2003 in consideration of, among other things, a direction for an additional 51,474 each of the shares and warrants upon release from escrow (as described in paragraph 9, below), and is currently due and payable.

7.          On December 19, 2003, as consideration for the acquisition of Geo-Idaho, the company issued 6,939,992 common shares and 2,420,217 share purchase warrants exercisable at $0.75 per share until December 15, 2005. As shareholders of Geo-Idaho, the following persons received:

Name	No. of Shares	No. of Warrants
Daniel J. Kunz	1,254,769	--
Douglas J. Glaspey	1,014,649	--
Paul A. Larkin	863,187	--
Ronald Bourgeois(a)	821,425	--
John Walker	73,807	--
Vulcan Power Company	1,755,156	2,420,217
Subtotal	5,782,993	2,420,217
All other Geo-Idaho shareholders	1,156,999	--
Total	6,939,992	2,420,217

              (a) Mr. Bourgeois was then the Chief Financial Officer and Secretary of the company and a director of Geo-Idaho.

8.          Mr. Kunz also participated as a subscriber in the private offering completed December 19, 2003, in connection with the merger acquisition of Geo-Idaho. He subscribed for 1,111,111 units at a purchase price of $0.45 per unit.

9.          In connection with the acquisition of Geo-Idaho and the closing of the private placement conducted in connection with the acquisition, two escrow agreements were entered into. In accordance with standard TSX Venture Exchange rules and regulations, one escrow was established for the 5,782,993 shares and 2,420,217 warrants of the above related individuals and Vulcan Power Company, as officers, directors and/or principal stockholders. Pursuant to the terms of that agreement and TSX rules, an additional 1,111,111 shares (for an aggregate of 6,894,104 shares in escrow) and 555,556 warrants (for an aggregate of 2,975,773 warrants in escrow) which Mr. Kunz acquired as an investor in the private placement were also added to the escrow. Ten percent of the 6,894,104 shares and the 2,975,773 warrants were released from escrow upon closing of the transaction, leaving, 90%, or 6,204,694 shares and 2,678,195 warrants held in escrow. These shares and warrants are released at the rate of 15% every 6 months over a 36-month period. Releases from escrow occur on June 19 and December 19, annually. As of December 19, 2004 4,136,462 of these shares and 1,785,464 of these warrants remain in this escrow.

The first escrow arrangement also includes a condition imposed as part of the business transaction, and effectively creates additional restrictions to the release of the last 1,000,000 in the aggregate of the shares issued to Messrs. Kunz, Glaspey, Bourgeois, Walker and Larkin and 585,052 of the shares issued to Vulcan. 750,000 of the individuals’ shares and all of the Vulcan shares will be released if the Raft River Project is licensed and holds the necessary key documents (prior to construction) to be able to generate and distribute ten megawatts of electricity at standard commercial prices. The balance of the individuals’ 250,000 shares will be released if an additional five megawatts of electricity is licensed.

A second escrow arrangement, also required by standard TSX Venture Exchange rules and regulations, was established with respect to shares of the company held by Messrs. Kunz, Glaspey and Larkin prior to the merger. A total of 211,300 shares are held pursuant to the second agreement for a period of 18 months, with one third released on June 19, 2004 one third released on December 19, 2004 and the remaining one third to be released on June 19, 2005.

A third escrow arrangement (dating back to Mango management, and which has expired) is currently included in the company’s escrow figures. The number of shares in this arrangement is 23,573 and the company is in the process of making an application with the TSX Venture Exchange to have these shares cancelled.

10.         In September, 2004, the Company agreed to pay past due compensation for services rendered in calendar year 2004 to Messrs. Kunz, Glaspey, Bourgeois (who was then the Chief Financial Officer and Secretary of the company) and Larkin, which, on October 19, 2004, each used to exercise options as follows:

OPTIONEE	Amount exercised (USD)	Amount exercised (CDN)	Exercise price (CDN)	Number of common shares
Daniel Kunz	$40,550.00	$51,903.60	$0.60	86,506
Doug Glaspey	$36,500.00	$46,719.60	$0.60	77,866
Ron Bourgeois	$13,000.00	$16,639.80	$0.60	27,733
Paul Larkin	$40,607.42	$51,978.00	$0.60	86,630

Totals	$130,657.42			278,735

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth the common stock owned by (1) our directors and "named executive officers," (2) persons known by us to beneficially own, individually, or as a group, more than 5% of our outstanding common stock as of December 31, 2004 and (3) all of our current directors and executive officers as a group. As of December 31, 2004, we had 17,201,429 common shares outstanding. There were also outstanding 1,686,265 options, and warrants to purchase up to 8,917,593 shares. 1,745,000 options were originally granted February 4, 2004, at a price of CDN $0.60 per share, expiring January 3, 2009, 25% of which vested upon grant, and an additional 25% vested in August, 2004, and an additional 25% will vest in each of February 2005 and August 2005. On November 10, 2004, 240,000 of the options were cancelled and 460,000 new stock options were granted to nine optionees at an exercise price of CDN $0.72 (six optionees) and CDN $0.90 (three optionees) per share, expiring on November 10, 2009. 25% vested upon grant, and an additional 25 % will vest in each of May 2005, November 2005 and May 2006. Of the 8,917,593 warrants, 2,420,217 were issued to Vulcan Power Company in connection with the merger with Geo-Idaho, have an exercise price of $0.75, and expire December 15, 2005. Another 1,937,375 were issued primarily in conjunction with the private placement conducted in connection with the acquisition of Geo-Idaho, and have an exercise price of $0.75 per share, and expire December 15, 2005, with the exception of 83,333 agent’s warrants which are exercisable at $0.45 per share. Of the 1,937,375 warrants, 1,744,443 expire on December 15, 2005 and the remaining 192,932 expire on February 17, 2006.

There were also 4,000,001 warrants issued as part of the private placement by the company which closed September 17, 2004, which have an exercise price of CDN$1.25 per share, and expire September 17, 2006. All of the warrants are exercisable at any time prior to expiration.

				Total Number
Name and	Shares			Beneficially	Percentage of
Address (2)	Outstanding (3)	Options (1)	Warrants (1)	Owned (1)	Shares

Daniel J. Kunz	2,512,291	13,494	555,556	3,081,341	17.34%

Douglas J. Glaspey	1,241,997	22,134	0	1,264,131	7.34%

Paul A. Larkin	1,031,546	13,370	0	1,044,916	6.07%

Kerry D. Hawkley		35,000	0	35,000	0.20%

John H. Walker	102,807	40,000	0	142,807	0.83%

Jon Wellinghoff	0	30,000	0	30,000	0.17%

Vulcan Power Company (4)	1,755,159	0	2,420,217	4,175,376	21.28%

Ronald P. Bourgeois	849,158	72,267	0	921,425	5.33%

All Directors and Officers	4,888,641	153,998	555,556	5,598,195	31.26%
as a group (5)

(1)	This tabular information is intended to conform with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 relating to the determination of beneficial ownership of securities. The tabular information gives effect to the exercise of warrants and options exercisable on or before May 31, 2005, owned in each case by the person or group whose percentage ownership is set forth opposite the respective percentage and is based on the assumption that no other person or group exercise their warrants or options.

(2)	Unless otherwise indicated, the address for each of the above is c/o U.S. Geothermal Inc., 1509 Tyrell Lane, Suite B, Boise, Idaho, 83706.

(3)	A majority of the shares of Messrs. Kunz, Glaspey, Larkin, Bourgeois and Walker and of Vulcan Power Company included in this column are subject to the Escrow Agreements described above in paragraph 8 of the section titled “Certain Relationships and Related Transactions.

(4)	Vulcan Power Company's address is 1183 NW Wall Street, Suite G, Bend, Oregon, 97701. Steve Munson is the CEO and Chairman of the Board of Vulcan Power Company.

(5)	Mr. Bourgeois and Vulcan Power Company are not included in the totals for all directors and officers as a group.

SELLING SECURITYHOLDERS

The securities covered by this prospectus are shares of our common stock that have been issued and shares of our common stock that may be issued upon the exercise of warrants and options to purchase shares of our common stock. Because the selling securityholders may sell all or a portion of their shares at any time and from time to time after the date hereof, no estimate can be made of the number of shares of common stock that each selling securityholder may retain upon the completion of the Offering. The number of shares of common stock that may be actually sold by the selling securityholders will be determined by such securityholders. We are registering for the selling securityholders named herein an aggregate of 17,484,911 shares of common stock. The shares of common stock to which this prospectus relates consist of the following:

•       974,242 shares of common stock, issued by GTH prior to December 19, 2003.

•       6,939,992 shares of common stock, issued by GTH as of December 19, 2003, to the former shareholders of Geo-Idaho in connection with the acquisition of Geo-Idaho.

•       2,420,217 shares of common stock issuable upon the exercise of warrants, issued by GTH as of December 19, 2003, to Vulcan Power Company in connection with the acquisition of Geo-Idaho.

•       3,322,221 shares of common stock, issued by GTH as of December 19, 2003, in connection with the private offering completed as a condition to the acquisition of Geo-Idaho.

•       1,661,110 shares of common stock issuable upon the exercise of warrants, issued by GTH as of December 19, 2003, as part of the private offering completed as a condition to the acquisition of Geo-Idaho.

•        83,333 shares of common stock issuable upon the exercise of warrants, issued by GTH as of December 19, 2003, to Toll Cross Securities for fees in connection with the private offering completed as a condition to the acquisition of Geo-Idaho.

•       385,864 shares of common stock, issued by GTH on February 20, 2004, in connection with the conversion of loans to GTH made in June 2003.

•       192,932 shares of common stock issuable upon the exercise of warrants, issued by GTH on February 20, 2004 in connection with the conversion of loans to GTH made in June 2003.

•       1,505,000 shares of common stock issuable upon the exercise of options, issued by GTH on February 4, 2004, to employees, directors and consultants, including 278,735 shares already issued as a result of exercise of such options.

Except as noted below or in the "Beneficial Ownership of Securities" and the "Management" sections of this prospectus, none of the selling securityholders has, or within the past three years has had, any relationship, position or office with us or our predecessors or affiliates.

The following table sets forth, as of December 31, 2004, (1) the name of each selling securityholder, (2) the number of shares of our common stock beneficially owned by each selling securityholder, including the number of shares purchasable upon exercise of options or warrants or conversion of notes, and (3) the maximum number of shares of common stock which the selling securityholders can sell pursuant to this prospectus. Because all of the selling securityholders are registering all of the shares held by them, they would own no shares of common stock if they sold all of the shares registered by this prospectus.

Except as otherwise noted below, the number of shares of our common stock registered for sale hereunder for a selling securityholder consists of shares of our common stock either beneficially owned or issuable upon exercise of the warrants or options described above.

U.S. GEOTHERMAL INC. - COMMON SHARES

Holder Name	Total Shares	Shares issuable upon exercise of options/warrants	Shares for resale
BATIUK, WILLIAM DAVID	17,000		17,000
BEACH, WAYNE	77,175	38,588	115,763
BEATY, ROSS	85,000		85,000
BEAULIEU, JOHN	20,000		20,000
BOURGEOIS, RON	849,158	172,267	1,021,425
BRANT INVESTMENTS[4]	555,556	277,777	833,333
BROCK, WILLIAM	33,333		33,333
CAMPBELL, DOUGLAS I D	23,573		23,573
CHI, STEVEN Y	36,667		36,667
CLIFFWOOD DEVELOPMENT LTD[3]	120,000	60,000	180,000
COBBS, HARTZELL	4,000		4,000
COWANS, FRED		40,000	40,000
COX, JOHNNIE	200		200
CRYER, EDWIN T	10,000		10,000
DAKE, MIKE		25,000	25,000
DATSOPOULOS, MILTON	222,222	211,111	433,333
DEACON, BILL	72		72
DUNDEE SECURITIES CORPORATION in trust for DANIEL KUNZ	1,111,111	555,556	1,666,667
EIGURIN, ROY		40,000	40,000
EGGER, BURTON	40,000		40,000
FALCONER, DONALD	25,725	12,863	38,588
FALLS, ROBERT	24,000		24,000
GERYK, JIMMY	2,416		2,416
GLASPEY, DOUGLAS J	1,238,997	122,134	1,361,131
GLASPEY, MARGO J	120,000		120,000
GRIM ESTATES LTD[5]	180,000		180,000
HAWKLEY, KERRY		40,000	40,000
HOLAHAN, COLLEEN	160		160
JENSEN, STEVEN	21,000		21,000
KITZ, KEVIN	12,851	56,426	69,277
KUNZ CAROL	140,000		140,000
KUNZ, DANIEL J	1,381,275	113,494	1,494,769
KUNZ, DAVID		15,000	15,000
LARKIN, JOHN PAUL	2,000	25,000	27,000
LARKIN, PAUL	1,011,117	113,370	1,124,487
LENNOX-KING, OLIVER	77,175	38,587	115,762
LEONARD, JOHN W	35,000		35,000
MARCUS, BARRY	15,000		15,000

MARTIN, SYLVIA		15,000	15,000
MCGRATH, STEVE		50,000	50,000
MENNING, TOM	183,332		183,332
MILLER, J. ROBERT	118,199		118,199
MINK, MARY	10,000		10,000
MIRANDA VENTURES[6]	48,000		48,000
MISCOLL, JAMES		40,000	40,000
NELSON, DONALD	138,000		138,000
NICHOLS, CLAYTON		40,000	40,000
PALINKROSIS, DAN		50,000	50,000
PENSION FINANCIAL SERVICES CANADA INC in trust for 4WAAA5F1	55,555	27,777	83,332
PENSION FINANCIAL SERVICES CANADA INC in trust for 4WEAE4B2	55,555	27,777	83,332
PENSION FINANCIAL SERVICES CANADA INC in trust for TOLL CROSS[1]	111,111	55,555	166,666
ROYAL TRUST COMPANY in trust for A/C 050321001[3]	195,000	97,500	292,500
ROYAL TRUST COMPANY in trust for A/C 050328001[3]	125,000	62,500	187,500
ROYAL TRUST COMPANY in trust for A/C 085311001[3]	90,000	45,000	135,000
ROYAL TRUST COMPANY in trust for A/C 115830001[3]	25,000	12,500	37,500
ROYAL TRUST COMPANY in trust for A/C 127245001[3]	42,000	21,000	63,000
RUNYAN, KIP		35,000	35,000
SMITH, STEVE R	45,000		45,000
SNEDDON in trust for the SNEDDON FAMILY TRUST, GERALD L	50,000		50,000
SNEDDON, GERALD L	80,000		80,000
STRAND, IVAN	12,082		12,082
SWARTLEY, JOHN	36,667		36,667
TOLL CROSS INVESTMENTS INC[1]	192,938	179,802	372,740

VERITABLE QUANDARY LLC[7]	10,000		10,000
VULCAN POWER COMPANY[8]	1,755,156	2,420,217	4,175,373
WALKER, JOHN H	73,807	80,000	153,807
WALMESLEY, MARK	100,000	50,000	150,000
WARD joint tenancy, ROSCOE & JOYCE WARD	5,000		5,000
WELLINGHOFF, JOHN		60,000	60,000
WEST COAST SOFTWEAR LTD[3]	514,111	257,056	771,167
YANKE, DANIEL R	95,046		95,046
YANKE, RONALD C	242,712		242,712

	11,901,054	5,583,857	17,484,911

[1] Broker accounts held for the beneficial owner Rodger Gray, President, Toll Cross Securities
[2] Broker accounts held for the beneficial owner Haworth Partners Inc., voting controlled by Mark Bouchard, President
[3] Broker accounts held for the beneficial owner: Leith Wheeler Investment Counsel, Ltd., voting controlled by W. B. Wheeler, President
[4] Voting controlled by Fred Sturm, Executive Vice President
[5] Voting controlled by Randy Reifel
[6] Voting controlled by John Mackay
[7] Voting controlled by J.B. and Robin Blaisdell
[8] Voting controlled by Steve Munson

PLAN OF DISTRIBUTION

The selling securityholders (and their respective pledgees, transferees, donees or other successors in interest) may offer and some or all of the shares of common stock owned by them or derived from the exercise of warrant covered by this prospectus from time to time as follows:

•        in the open market;

•       on the TSX Venture Exchange or such other market or exchange on which the shares of common stock are traded;

•       in privately negotiated transactions;

•       in an underwritten offering; or

•       a combination of such methods or any other legally available means.

Such sales may be made at varying prices determined by reference to, among other things:

•       Market value prevailing at the time of the sale;

•       Prices related to the then-prevailing market price; or

•       Negotiated prices.

Negotiated transactions may include:

•       Purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus;

•       Ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•       Block trades in which a broker-dealer so engaged will attempt to sell the shares as agent but may take a position and resell a portion of the block as principal to facilitate the transaction.

In connection with distribution of our common stock, any selling securityholder may:

•       Enter into hedging transactions with broker-dealers and the broker-dealers may engage in short-sales of our common stock in the course of hedging the positions they assume with the selling securityholders;

•       Sell our common stock short and deliver the common stock to close out such short positions;

•       Enter into option or other transactions with broker-dealers that involve the delivery of our common stock to the broker-dealers, which may then resell or otherwise transfer such common stock; and

•       Loan or pledge our common stock to a broker-dealer which may then sell our common stock so loaned, and upon a default, the common stock may be sold or otherwise transferred.

During such time as the selling securityholders may be engaged in a distribution of the securities we are registering by this registration statement, they are required to comply with the applicable provisions of the Securities Exchange Act and the rules and regulations thereunder.

Under such rules and regulations as currently in effect, any person engaged in a distribution of any of the shares of common stock may not simultaneously engage in market activities with respect to the common stock for a period of five business days prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling securityholders will be subject to Regulation M. Regulation M may limit the timing of purchases and sales or market-making activities with respect to our common stock. The selling securityholders may, however, engage in short sales in accordance with Rule 104 of Regulation M. Short sales, if engaged in by the selling securityholders, may affect the market price of our common stock. Regulation M specifically prohibits short sales that are the result of fraudulent, manipulative or deceptive practices. Selling securityholders are required to consult with their own legal counsel to ensure compliance with Regulation M. All of the foregoing may affect the marketability of the common stock.

Broker-dealers may receive commissions or discounts from the selling securityholders in amounts to be negotiated immediately prior to the sale. The selling securityholders and any broker executing selling orders on behalf of the selling securityholders may be deemed to be an "underwriter" within the meaning of the Securities Act. Commissions received by any such broker may be deemed to be underwriting commissions under the Securities Act. Selling securityholders who are or are affiliates of broker-dealers will be deemed to be an “underwriter” within the meaning of the Securities Act and commission received by them will be deemed to be underwriting commissions under the Securities Act. We do not know of any existing arrangements between the selling securityholders and any underwriter, broker, dealer or other agent relating to the offer, sale or distribution of the shares registered by this prospectus by the selling securityholders. The only selling shareholder which is a “broker-dealer” under the Securities Act is Toll Cross Securities, which received its securities as compensation for investment banking services. Toll Cross Investments, Inc. and Haworth Partners, and their beneficial owners Rodger Gray and Mark Bouchard, respectively, are all affiliates of Toll Cross Securities. These selling shareholders represented at the time of purchase of their securities that they were purchasing for investment and not for resale, and had no agreements or understandings, directly or indirectly, with any person to purchase the securities they purchased.

We will pay substantially all of the expenses incident to this registration of securities other than commissions and discounts of underwriters, brokers, dealers or agents. The selling securityholders may indemnify any broker, dealer, agent or underwriter that participates in transactions involving sales of the securities against certain liabilities, including liabilities arising under the Securities Act.

DESCRIPTION OF SECURITIES

Under our Certificate of Incorporation, the total number of shares of all classes of stock that we have authority to issue is 100,000,000, consisting of 100,000,000 shares of common stock, with a par value of $0.001 per share. As of December 31, 2004, there were 17,201,429 shares of our common stock issued and outstanding. Our common stock is traded on the TSX Venture Exchange under the symbol "GTH". The holders of common stock:

•       are entitled to one vote per share on each matter submitted to a vote of stockholders;

•       have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors;

•       have no preemptive or other rights to subscribe for shares; and

•       are entitled to such distributions as may be declared from time to time by the board of directors from funds legally available therefore, and upon liquidation are entitled to share ratably in the distribution of assets remaining after payment of liabilities.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization at March 31, 2004 and September 30, 2004:

		March 31	September 30
Cash and Cash Equivalents		$870,513	2,605,722
Total long term obligations		$0	0
Capital Stock
Authorized: 100,000,000 common shares, par value		$12,923	16,923
$0.001 per share, issued 12,536,829
common shares
Additional paid-in capital & Stock Purchase Warrants		$2,945,285	5,372,405
Accumulated deficit, since February 26, 2002	$	(1,805,634)	(2,350,286)

Accumulated other comprehensive income		$35,792	39,618

Total liabilities and stockholders equity		$1,373,831	3,329,008

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Article XII of our Certificate of Incorporation provides for indemnification of officers and directors except (i) for any breach of a director's duty of loyalty to the corporation or its stakeholders (ii) acts and omission that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the general corporate law of the State of Delaware, or (iv) for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Williams, Kastner & Gibbs PLLC, Seattle, Washington.

EXPERTS

The financial statements as of March 31, 2004 and 2003, included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note 1 to the financial statements) of Morgan and Company, independent accountants, given on the authority of said firm as experts in auditing and accounting.

MANAGEMENT'S PLAN OF OPERATION

GTH is engaged in the acquisition, development, and exploitation of geothermal resources. It is in a development stage, and has yet to construct and operate a geothermal based electrical power generation facility. Because GTH was incorporated in February 2002, it has no history of operations. Additionally, our predecessor, U.S. Cobalt Inc. (now renamed U.S. Geothermal Inc.) was exclusively involved in the mineral sector and had no experience in the geothermal industry. Accordingly, there have been no revenues from geothermal (or any other) operations in the last two fiscal years.

Our plan of operation for the next 12 months includes the following elements:

(1)	Obtain final bids for construction of the 10 MW power plant contemplated by the power purchase agreement with Idaho Power Company executed December 29, 2004.

(2)	Prepare a term sheet and solicit proposals for financing to construct the power plant.

(3)	Negotiate and execute an engineering, procurement and construction agreement with an engineering firm with expertise in the design, construction and commissioning of geothermal based electrical power generation facilities.

(4)	Initiate project construction.

(5)	Continue to seek and acquire additional geothermal resource properties and/or operations.

We anticipate receiving final construction bids by the end of March, 2005, and to finalize financing and begin construction by June/July 2005. We estimate that it will take approximately 14 to 16 months to complete construction, and that the power plant will be completed and operational by the fall or winter of 2006.

Our cash position, as at September 30, 2004, is adequate to fund our activities to December 31, 2005. In connection with the identification of potential acquisitions, as well as for additional working capital, we have completed a private placement with Dundee Securities Corporation for gross proceeds of $3,400,000 CDN. On or before December 31, 2005, we will have to raise additional capital to construct the initial Raft River power plant, and for future working capital.

Since its inception, the company has funded operations through equity and debt issuances in order to meet its strategic objectives. We are in the process of developing our geothermal properties and have recently determined that the Raft River property contains an economically recoverable geothermal reservoir necessary to develop at least the initial 10 MW power plant contemplated by the power purchase agreement with Idaho Power Company. Future plant expansion, which will not commence until the initial power plant achieves commercial operation and additional power purchase agreements are entered into, depends on the outcome of drilling programs to expand the capacity of production wells and identify an associated energy reservoir. .Our ability to become profitable is dependent on our ability to obtain the necessary financing to complete construction of the first phase power plant and develop the rest of our properties, and upon future profitable production. The company expects to continue to incur substantial losses to complete the development of its business. We believe that sufficient funding will be available to meet our business objectives, including our anticipated cash needs for working capital, and we are currently evaluating several financing options. We may seek additional capital through public and/or private offerings of our common stock. In the event we are unable to obtain additional financing, there is no assurance that the company will be able to continue as a going concern. The company’s financial statements do not give effect to any adjustments, which may be necessary should the company be unable to continue as a going concern.

We intend to increase our number of employees once we have obtained construction financing.

Since February 2002, we have engaged in several transactions in respect of the Raft River Project in south-central Idaho. On March 5, 2002, we entered into a letter agreement with Vulcan Power Company ("Vulcan") to acquire the Vulcan Property, that is, all of the real property, personal property, and permits that comprised Vulcan's interest in the Raft River Project. On December 3, 2002 the letter agreement was replaced by a definitive purchase agreement ("Vulcan Agreement"). The Vulcan Property is comprised of 560 acres of both surface and geothermal rights. There are 4 deep production wells and 2 injector wells on the property, and one production well located on a leased property, with the production wells varying from 4,989 feet in depth to 6,543 feet. In addition to the Vulcan Property, three additional geothermal leases were acquired during the summer of 2002, a fourth acquired in April 2004, and a fifth as of December 2004, representing approximately 3,498 acres contiguous to the Vulcan Property. An additional production well (which is included in the Vulcan Property) is located on one of these leases.

In February 2002, Geo-Idaho retained GeothermEx Inc. an independent geothermal consulting firm located in Richmond, California, to appraise the replacement value of the geothermal well field, pursuant to TSX Venture Exchange policy with respect to the then pending merger of Geo-Idaho and GTH (then U.S. Cobalt Inc.).

The TSX Venture Exchange required the company to provide evidence of value supporting the consideration to be paid (i.e., securities of the public company). Because the Raft River Property was dormant and had been so for over ten years, the company determined that the geothermal well field was the only tangible asset on the property that could be accurately appraised. The replacement asset cost method was therefore selected by the company and accepted by the TSX Venture Exchange. In its report dated March 29, 2002, GeothermEx provided a recommended well evaluation program, including extended well flow, from which a reservoir assessment could be independently prepared.

On February 28, 2003 Geo-Idaho and GTH (which was known as U.S. Cobalt Inc. at that time) entered into a merger agreement (which was subsequently amended and restated on November 20, 2003) whereby GTH would acquire 100% of Geo-Idaho's issued and outstanding shares and warrants, in consideration of an aggregate of approximately 79% of GTH's shares (on a fully-diluted basis and after the 5 for 1 share consolidation), plus the concurrent closing of a private placement that would result in at least CDN $500,000 of proceeds to GTH, and the change of its name to U.S. Geothermal Inc.

On September 29, 2002, Geo-Idaho was awarded a grant from the U.S. Department of Energy (DOE) in the amount of $212,077, which represented a right to reimbursement for 80% of the cost of a program to test the Raft River wells as recommended by GeothermEx. Subsequently, the scope of the program was expanded and on September 19, 2003 the DOE grant was increased to a right of reimbursement of $317,219, representing 80% of a $396,521 projected cost.

On April 2, 2003, the stockholders of GTH approved the acquisition of Geo-Idaho, the share consolidation, the private placement and the name change. This transaction was closed on December 19, 2003 and 6,939,992 common shares and 2,420,217 share purchase warrants were issued to the stockholders of Geo-Idaho for 100% of its issued and outstanding shares and warrants.

Concurrent with the closing, the TSX Venture Exchange approved the resumption of trading of GTH stock on its exchange.

On February 11, 2004, an application was submitted to the DOE to expand the well testing program to include measured response to high rate flows from producing wells. Accordingly, a $750,000 budget was submitted, which if approved, would increase the DOE grant to $600,000 (which is 80% of a $750,000 cost estimate). On September 23, 2004, DOE awarded Geo-Idaho the grant increase pursuant to this application. The total approved budget was increased from $396,521 to $932,989. Accordingly, DOE will reimburse Geo-Idaho up to $730,000, representing approximately 80% of the project cost.

As of February 17, 2004, GTH has completed the acquisition of 75% of the Vulcan Property, and need only pay $125,000 any time prior to project financing to acquire the remainder. GTH intends to acquire the remainder of the Vulcan Property if and when a power purchase agreement and related financing are obtained. GTH continues to acquire and seek acquisition of property and/or business interests with geothermal or other renewable resources.

On September 17, 2004, GTH completed a round of financing with Canadian and European investors, issuing 4,000,001 units in consideration of CDN$3,400,000 or CDN$0.85 per unit. Each unit is comprised of one share of common stock and a warrant to purchase one share of common stock at an exercise price of CDN $1.25 for a period of 24 months. The expiration date of the warrants may be accelerated by the company if the closing price of the company’s common shares exceeds CDN $1.65 for 20 consecutive business days any time after closing. The company intends to use the proceeds of the offering for working capital and additional potential property acquisitions as may be identified. Dundee Securities Corporation of Toronto, Canada, assisted the company in completing the private placement. In payment for its services, Dundee was paid CDN $238,000 in cash and granted 280,000 warrants identical to those issued in the private placement. The fair value of the warrants issued to Dundee, calculated using the Black-Scholes model, is $133,341, which, together with the cash payments of $225,131 (comprised of the CDN $238,000 paid to Dundee, CDN $31,997 for legal fees and CDN $18,190 of fees paid to the TSX Venture Exchange) totaled $358,472, which was charged to share issue costs.

On October 19, 2004 GTH submitted a proposal to the DOE for construction and operation of a 10MW geothermal power plant using a technology based on ammonia absorption. If awarded, the grant will provide a $2.2 million grant to GTH to help mitigate the technical risk of certain equipment components, considered to be new applications of existing technology. Concurrently, GTH is continuing its plans to construct a conventional geothermal power plant. It will construct a power plant with the new application technology components only if the DOE grant is awarded to GTH and GTH is able to procure adequate performance guarantees from qualified engineering and construction companies. Parallel track efforts have been undertaken to provide GTH with financing and EPC alternatives employing both the novel and conventional technology.

On December 29, 2004, GTH executed a power purchase agreement (“PPA”) with Idaho Power Company for the electrical output from the first phase of the Raft River project. The PPA is for a twenty year term, and provides for payments under a price schedule that starts at $51.50 per MW (megawatt) and increases 2.3% annually over the term of the PPA to a maximum of $81.25. The PPA includes only the sale of electric power; the company retains ownership of any renewable energy credits (often referred to as “Green Tags” and “Carbon Credits”), which, if available, it intends to market separately. The company believes the energy credits may enhance the profitability of the project, but it is difficult to forecast to what extent at this time.

Based on the PPA, GTH has initiated engineering design activities for a 10 MW power plant and permitting activities, has entered into discussions for transmission agreements, and has accelerated engineering efforts for the assemblage of EPC bid documents. GTH is engaged in discussions with engineering and construction firms for the development of a conventional power plant, and also a plant using the novel technology in the event the DOE award is granted and the company decides to construct such a plant. Discussions are being advance with several financial firms for the capital requirements of the project. The company anticipates finalizing the EPC and other construction-related bids by the end of March 2005. Based on those bids, GTH will create and provide to prospective financing sources a proposed term sheet for financing the construction of the power plant. The company anticipates that financing will be obtained and construction will begin by June/July 2005, and will take approximately 14 to 16 months to complete. On this schedule, the initial power plant would begin operation in the fall or winter of 2006. Once the initial power plant is operational, GTH intends to start on future phases of development of the Raft River property, and assuming that additional PPAs can be entered into, including the drilling of new wells and determining the production capacity of those wells for additional plant construction.

Statement Of Operations

A review of operating results for the six months ended September 30, 2004 and September 30, 2003

We incurred a net loss of $544,652 for the six months ended September 30, 2004, as compared to a net loss of $16,527 for the same period in 2003. A foreign currency translation adjustment for $3,826 results in a total comprehensive loss of $540,826 for the period ending September 30, 2004. There was no foreign currency translation in the period ended September 30, 2003. GTH was still in a development stage and accordingly, there were no operating revenues for the period ended September 30, 2004 which was also the situation a year earlier for the period ended September 30, 2003.

Interest income was $2,814 for the period ended September 30, 2004 as compared to nil for the same period a year earlier. This is because GTH had minimal cash resources a year earlier. Our expenses were $547,466 in the period ended September 30, 2004 as compared to $16,527 in the same six month period a year earlier. The major component of the $530,939 increase is $158,113 of professional fees, $123,703 in consulting fees, and $103,413 in net exploration expenditures in the period ended September 30, 2004. Exploration expenditures of $301,562 were offset by a $198,149 Department of Energy grant (which is treated as a “reduction in costs” rather than as “revenue”), which resulted in net exploration expenditures of $103,413 for the period ended September 30, 2004. There was no exploration activity in the six months ended September 30, 2003. Travel and promotion was $45,725 in 2004 as compared to $2,102 in 2003. Consulting fees of $123,703 were incurred for engineering on the Raft River project as well as for accounting and administrative support. Professional fees increased to $158,113 for the period ended September 30, 2004 from $399 a year earlier primarily due to a continuation of the regulatory matters with the Idaho Public Utility Commission and the SEC registration. The $44,041 increase in management fees from $11,000 in the six months ended September 30, 2003 reflects the management contracts that became effective at the beginning of the 2004 calendar year.

A review of operating results for the quarters ended June 30, 2004 and June 30, 2003

We incurred a net loss of $411,652 for the quarter ended June 30, 2004, as compared to a net loss of $3,742 for same quarter in 2003. A foreign currency translation adjustment for $551 results in a total comprehensive loss of $412,220 for the June 30, 2004 quarter. There was no foreign currency translation in the quarter ended June 30, 2003. GTH was still in a development stage and accordingly, there were no operating revenues for the period ended June 30, 2004 which was the situation a year earlier for the quarter ended June 30, 2003

Interest income was $1,893 for the quarter ended June 30, 2004 as compared to nil for the same period a year earlier. This is because GTH had minimal cash resources a year earlier. Our expenses were $413,652 in the June 30, 2004 quarter as compared to $3,742 in the same quarter a year earlier. The major component of the increase of $409,910 is $266,807 of exploration expenditures as compared to no exploration activity in the quarter ended June 30, 2003. Consulting fees were $47,287 in 2004 as compared to a credit of $17,651 in 2003. The credit in the June 30, 2003 quarter was the result of the receipt of a Department of Energy grant for qualifying consulting work performed in previous financial reporting quarters but for which approval had not been received until the June 30, 2003 quarter. Professional fees increased to $38,275 in the June 30, 2004 quarter from $8,615 a year earlier due primarily to regulatory matters with the Idaho Public Utility Commission and SEC registration. The $15,073 increase in management fees from $8,000 in the quarter ended June 30, 2003 to $23,073 in the same quarter in 2004 reflects the management contracts that became effective at the beginning of the 2004 calendar year.

A review of operating results for the years ended March 31, 2004 and 2003

We incurred a net loss of $603,303 for the year ended March 31, 2004, compared to a net loss of $164,909 for the same period in 2003. A foreign exchange gain of $35,792 resulted in a total comprehensive loss of $567,511 for the year ended March 31, 2004. There was no foreign exchange gain in the year ended March 31, 2003. During the year ended March 31, 2004 there were no operating revenues, which was the situation for the year ended March 31, 2003, as GTH was still in a development stage and had not yet placed its resources into a commercial electricity power generation. Whereas the year ended March 31, 2003 was the initial year of operations for the Company, there is no comparison to be made to prior years.

Interest income was $3,423 for the year ended March 31, 2004 as compared to nil for the same period a year earlier. There was no operating revenue for the years ended March 31, 2003 and 2004. Our expenses were $606,726 as compared to $164,909 a year earlier. The general and administrative portion was $588,585, and exploration expenditures were $18,141. In the year ended March 31, 2003, general and administrative expenses were $147,610 and exploration expenditures were $17,299. Professional fees were 117,169 for the year ended March 31, 2004 and $73,190 for the year ended March 31, 2003. The amounts included in general and administrative expenses were primarily composed of non-recurring expenses incurred in the reverse takeover of U.S. Cobalt Inc.. There were no write-downs of assets. Stock based compensation of $222,986 is included in consulting fees for the year ended March 31, 2004, and included in general and administrative expenses.

Liquidity And Capital Resources

Six months ended September 30, 2004 and September 30, 2003

Our working capital position of $2,583,600 at September 30, 2004 is adequate to fund our activities to December 31, 2005. Through December 31, 2005, we anticipate our staffing, professional services and office expenditures will average approximately $64,000 per month, or approximately $960,000. During the same period, Raft River development activities, including additional well testing, permitting, engineering, financing and the acquisition of transmission agreements are anticipated to cost approximately $1,120,000. This amount will be partially offset by reimbursement of $120,000 under the approved DOE GRED II cost sharing grant.

Further Raft River development and construction projects will not be initiated unless and until additional debt or equity financing is obtained. Consistent with Management’s Plan of Operations on page 41, the company plans to obtain equity financing or project debt based on the strength of the first phase PPA.

Net cash provided by equity financing activities was $2,431,120 in the six months ended September 30, 2004. Financing activities totaled $269,000 in the same period in 2003. Acquisition and development expenditures were nil for the 2004 period as compared to $20,715 in the six months ended September 30, 2003. In the period ended September 30, 2004, $699,737 was utilized in operations, as compared to $16,527 in the same period in 2003. Working capital as at September 30,2004 was $2,583,600 as compared to a deficiency of $1,365 on September 30, 2003. Cash resources were $2,605,722 at September 30, 2004 and unpaid current liabilities were $250,348. At September 30, 2003, cash resources were $1,833 and unpaid current liabilities were $73,198.

Years ended March 31, 2004 and 2003

Net cash provided by equity financing activities in 2004 was $1,506,378 as compared to 319.350 in 2003. Acquisition and development expenditures were $225,000 as compared to $267,000 in 2003. An advance from the predecessor company (U.S. Cobalt Inc.) in 2003 of $86,500 was repaid in 2004. In 2004, $479,878 was utilized in operations while $77,933 was used in operations for 2003. The working capital as at March 31, 2004 was $692,948 as compared to $79,106 on March 31, 2003. Cash resources were $870,513 and unpaid current liabilities were $185,465 at March 31, 2004. Included in consulting fees for the year ended March 31, 2004 was $222,986 for stock-based compensation. Cash resources were $29,729 and unpaid current liabilities were $37,123 as at March 31, 2003 and there was no stock based compensation expense.

Critical Accounting Policies

Costs of acquisition and exploration of geothermal properties are capitalized on an area-of-interest basis. Amortization of these costs will be on a unit-of-production basis, based on estimated proven geothermal reserves should such reserves be found. If an area of interest is abandoned, the costs thereof are charged to income in the year of abandonment.

We capitalize our costs including salaries and fringe benefits of employees and consultants directly engaged in the acquisition, exploration and development of geothermal resources. These costs do not include any costs related to electricity generation facility operations, general corporate overhead or similar activities.

Whereas there are no commercial operations, there has not been any calculation of depreciation, depletion and amortization ("DD&A"). It is contemplated that an independent reserve appraisal will be undertaken which will be used to calculate DD&A.

A full cost ceiling test is undertaken quarterly to assess whether or not there has been impairment to the costs capitalized in regards to our geothermal properties. Accordingly a write-down will be incurred if the estimated future discounted cash flow will be less than the associated capitalized costs. Additionally, where a project is abandoned, any and all associated capitalized costs will be written down in the fiscal quarter of the abandonment.

Our future profitability and revenues will be dependent on the sale price for electricity. Although there is a spot market for electricity, the location of GTH's geothermal resources, the competitive factors of the Pacific Northwest market and the requirement to procure future project financing, all indicate that GTH will seek long term sales contracts with the public utilities or industrial users. Sales will be recorded at the delivery point on the electrical power grid.

Income Taxes

As part of the process of preparing the consolidated financial statements, we are required to estimate the federal and state income taxes in each of the jurisdictions in which we operate. This process involves estimating the actual current tax exposure together with assessing temporary differences resulting from differing treatment of items, such as derivative instruments, depreciation, depletion and amortization, and certain accrued liabilities for tax and accounting purposes. These differences and the net operating loss ("NOL") carry forwards result in deferred tax assets and liabilities, which are included in our consolidated balance sheet. We must then assess, using all available positive and negative evidence, the likelihood that the deferred tax assets will be recovered from future taxable income. If we believe that recovery is not likely, we must establish a valuation allowance. To the extent we establish a valuation allowance or increase or decrease this allowance in a period, we must include an expense or reduction of an expense within the tax provisions in the consolidated statement of operations.

Under SFAS 109, Accounting for Income Taxes, an enterprise must use judgment in considering the relative impact of negative and positive evidence. The weight given to the potential effect of negative and positive evidence should be commensurate with the extent to which it can be objectively verified. The more negative evidence that exists (a) the more positive evidence is necessary and (b) the more difficult it is to support a conclusion that a valuation allowance is not needed for some portion, or all of the deferred tax asset. Among the more significant types of evidence that we consider are:

•       Taxable income projections in future years,

•       Whether the carry forward period is so brief that it would limit realization of tax benefits,

•       Future sales and operating cost projections that will produce more than enough taxable income to realize the deferred tax asset based on existing sales prices and cost structures, and

•       Our earnings history exclusive of the loss that created the future deductible amount coupled with the evidence indicating that the loss is an aberration rather than a continuing condition.

Since we have no earnings history to determine the likelihood of realizing the benefits of the deferred tax asset, we are unable to determine our ability to realize NOL carry forwards prior to their expiration. Accordingly, we are required to provide a valuation allowance against our deferred tax asset. As of March 31, 2004 we have a deferred tax asset of approximately $350,503, which we have not recognized because we have not established a history of earnings and cannot project future sales and operating costs at this time.

USGeothermal

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004 AND 2003

INDEPENDENT AUDITORS' REPORT

To the Stockholders of
U.S. Geothermal Inc.
(Formerly U.S. Cobalt Inc.)
(A development stage company)

We have audited the consolidated balance sheets of U.S. Geothermal Inc. (formerly U.S. Cobalt Inc.) (a development stage company) and subsidiaries as at March 31, 2004 and 2003, and the related consolidated statements of operations, cash flows, and stockholders’ equity for the years ended March 31, 2004 and 2003, and for the period from February 26, 2002 (date of inception) to March 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as at March 31, 2004 and 2003, and the consolidated results of their operations and their consolidated cash flows for the periods indicated in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in to Note 1 to the financial statements, the Company has incurred an accumulated deficit of $1,805,634 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	“Morgan & Company”

June 17, 2004	Chartered Accountants

Tel: (604) 687-5841	P.O. Box 10007 Pacific Centre
fax: (604) 687-0075	Sute 1488 - 700 West Georgia Street
www.morgan-cas.com	Vancouver, B.C. V7Y 1A1

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS
(Stated in U.S. Dollars)

	MARCH 31
	2004	2003

ASSETS

Current
Cash and cash equivalents	$870,513	$29,729
Refundable tax credits	7,900	-
Due from affiliated company	-	86,500
	878,413	116,229

Property, Plant And Equipment (Note 4)	495,418	268,435

	$1,373,831	$384,664

LIABILITIES

Current
Accounts payable and accrued liabilities	$185,465	$37,123

STOCKHOLDERS’ EQUITY

Common Shares
Authorized:
100,000,000 common shares with a $0.001 par value
Issued:
12,922,693 shares at March 31, 2004 and
6,079,837 shares at March 31, 2003	12,923	6,080

Additional Paid-In Capital	1,808,541	506,370

Stock Purchase Warrants (Note 5(c))	1,136,744	-

Accumulated Other Comprehensive Income	35,792	-

Accumulated Deficit During Development Stage	(1,805,634)	(164,909)

	1,188,366	347,541

	$1,373,831	$384,664

The accompanying notes are an integral part of these consolidated financial statements.

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS
(Stated in U.S. Dollars)

			CUMULATIVE
			PERIOD FROM
			INCORPORATION
			FEBRUARY 26
	YEARS ENDED		2002 TO
	MARCH 31		MARCH 31
	2004	2003	2004

Expenses
Consulting fees	$291,110	$-	$291,110
Corporate administration and
development	46,879	8,470	55,349
Exploration expenditures	18,141	17,299	35,440
Interest	9,254	-	9,254
Professional fees	117,169	73,190	190,359
Management fees	111,855	54,000	165,855
Travel and promotion	12,318	11,950	24,268

Loss Before The Following	(606,726)	(164,909)	(771,635)

Interest Income	3,423	-	3,423

Net Loss For The Period	$(603,303)	$(164,909)	$(768,212)

Basic And Diluted Loss Per Share	$(0.10)	$(0.03)

Weighted Average Number Of Shares Outstanding	6,337,901	5,354,940

Other Comprehensive Income
Net loss for the year	$(603,303)	$(164,909)
Foreign currency translation adjustment	35,792	-

Total Comprehensive Loss	$(567,511)	$(164,909)

The accompanying notes are an integral part of these consolidated financial statements.

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Stated in U.S. Dollars)

			CUMULATIVE
			PERIOD FROM
			INCORPORATION
			FEBRUARY 26
	YEARS ENDED		2002 TO
	MARCH 31		MARCH 31
	2004	2003	2004

Operating Activities
Net loss for the period	$(603,303)	$(164,909)	$(768,212)
Add: Non-cash items:
Depreciation	323	253	576
Shares issued for other than cash	-	49,600	49,600
Stock based compensation	222,986	-	222,986
	(379,994)	(115,056)	(495,050)
Change in non-cash working capital items:
Accounts payable and accrued liabilities	(97,802)	37,123	(60,679)
Goods and Services Tax recoverable	(2,082)	-	(2,082)
	(479,878)	(77,933)	(557,811)

Investing Activities
Purchases of property, plant and equipment	(227,306)	(251,688)	(478,994)
Cash acquired on business combination	5,798	-	5,798
	(221,508)	(251,688)	(473,196)

Financing Activities
Issuance of share capital, net of share issue cost	1,419,878	405,850	1,865,728
Advances to affiliated companies	86,500	(86,500)	-
	1,506,378	319,350	1,865,728

Foreign Exchange Effect On Cash	35,792	-	35,792

Increase (Decrease) In Cash	840,784	(10,271)	870,513
Cash And Cash Equivalents, Beginning Of Period	29,729	40,000	-

Cash And Cash Equivalents, End Of Period	$870,513	$29,729	$870,513

Supplemental Disclosure
Taxes paid	$-	$-	$-
Interest paid	-	-	-
Non-cash investing and financing activities
Shares issued for settlement of debt	173,639	-	173,639
Shares issued for professional services	-	49,600	49,600
Shares issued for geothermal property	-	-	17,000

The accompanying notes are an integral part of these consolidated financial statements.

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

MARCH 31, 2004
(Stated in U.S. Dollars)

					ACCUMULATED
					DEFICIT
	NUMBER		ADDITIONAL	STOCK	DURING	OTHER
	OF		PAID-IN	PURCHASE	DEVELOPMENT	COMPREHENSIVE
	SHARES	AMOUNT	CAPITAL	WARRANTS	STAGE	INCOME	TOTAL

Shares issued for cash at $0.015 per share – February
2, 2002 (Note 5(a))	2,600,000	$2,600	$37,400	$-	$-	$-	$40,000
Shares and warrants issued for Geothermal property
at $0.009 – March 5, 2002 (Notes 4 and 5)	1,895,000	1,895	15,105	-	-	-	17,000

Balance, March 31, 2002 – U.S. Geothermal Inc. –
Idaho	4,495,000	4,495	52,505	-	-	-	57,000

Shares issued for cash at $0.25 per share – May 28,
2002 (Note 5(a))	395,000	395	98,355	-	-	-	98,750
Shares issued for services at $0.25 per share – May
28, 2002 (Note 5(a))	5,000	5	1,245	-	-	-	1,250
Shares issued for cash at $0.30 per share – November
1, 2002 (Note 5(a))	1,023,667	1,024	306,076	-	-	-	307,100
Shares issued for services at $0.30 per share –
November 1, 2002 (Note 5(a))	10,000	10	2,990	-	-	-	3,000
Shares issued for services at $0.30 per share –
February 14, 2003 (Note 5(a))	151,170	151	45,199	-	-	-	45,350
Net loss for the period	-	-	-	-	(164,909)	-	(164,909)

Balance carried forward, March 31, 2003 – U.S.
Geothermal Inc. - Idaho	6,079,837	6,080	506,370	-	(164,909)	-	347,541

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (Continued)

MARCH 31, 2004
(Stated in U.S. Dollars)

					ACCUMULATED
					DEFICIT
	NUMBER		ADDITIONAL	STOCK	DURING	OTHER
	OF		PAID-IN	PURCHASE	DEVELOPMENT	COMPREHENSIVE
	SHARES	AMOUNT	CAPITAL	WARRANTS	STAGE	INCOME	TOTAL

Balance brought forward, March 31, 2003 – U.S.
Geothermal Inc. - Idaho	6,079,837	$6,080	$506,370	$-	$(164,909)	$-	$347,541

Consolidation adjustment to the number of shares
issued and outstanding as a result of the reverse
take-over transaction – U.S. Geothermal Inc. – Idaho
– December 19, 2003 (Note 3)	(6,079,837)	(6,080)	6,080	-	-	-	-
Legal parent company shares issued and outstanding
at time of reverse take-over – U.S. Cobalt Inc. –
December 19, 2003 (Note 3)	2,274,616	2,275	(2,275)	-	-	-	-
	2,274,616	2,275	510,175	-	(164,909)	-	347,541
Shares issued for acquisition of U.S. Geothermal Inc. –
Idaho (Note 3)	6,939,992	6,940	(6,940)	-	(408,166)	-	(408,166)
Warrants issued for acquisition of U.S. Geothermal
Inc. – Idaho (Note 3)	-	-	-	629,256	(629,256)	-	-
Shares and warrants issued for cash at a price of
$0.45 per share in a private placement, net of share
issue costs of $100,559, which consists of $75,122
paid in cash and $25,437 paid by the issuance of
83,333 agent’s warrants – December 19, 2003 (Note
5(a)(vii))	3,322,221	3,322	959,230	457,326	-	-	1,419,878
Shares and warrants issued for conversion of notes at
$0.45 – February 20, 2004 (Note 5(a))	385,864	386	123,090	50,162	-	-	173,638
Stock options granted (Note 6)	-	-	222,986	-	-	-	222,986
Foreign currency translation	-	-	-	-		35,792	35,792
Net loss for the period	-	-	-	-	(603,303)	-	(603,303)

Balance, March 31, 2004	12,922,693	$12,923	$1,808,541	$1,136,744	$(1,805,634)	$35,792	$1,188,366

The accompanying notes are an integral part of these consolidated financial statements.

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004 AND 2003
(Stated in U.S. Dollars)

1.	NATURE OF OPERATIONS AND GOING CONCERN

	a)	Organization

U.S. Cobalt Inc. (“GTH”) completed a reverse take-over on December 19, 2003 (Note 3). The effect of this reverse take-over was that the former stockholders of U.S. Geothermal Inc. (“GEO – Idaho”) a company incorporated on February 26, 2002 in the state of Idaho, acquired control of GTH. In connection with the transaction U.S. Cobalt Inc. changed its name to U.S. Geothermal Inc. and consolidated its common shares on a one new to five old basis. All references to common shares in these financial statements have been restated to reflect the roll-back of common stock.

	b)	Development Stage Activities

The Company has been in the development stage since its formation and has not yet realized any revenues from its planned operations. GEO - Idaho operates for the purpose of acquiring geothermal properties and more particularly, entering into an agreement with Vulcan Power Company (“Vulcan”) of Bend, Oregon, U.S.A., pursuant to which the Company has agreed to acquire up to a 100% interest in the Raft River Geothermal Property located in Cassia County, Idaho, U.S.A. (Note 4).

	c)	Going Concern

These financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assumes the realization of assets and discharge of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has incurred an accumulated deficit of $1,805,634 for the period from February 26, 2002 (inception) to March 31, 2004, and has no revenue from operations.

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004 AND 2003
(Stated in U.S. Dollars)

1.	NATURE OF OPERATIONS AND GOING CONCERN (Continued)

	c)	Going Concern (Continued)

The Company is in the process of developing its geothermal properties and has not yet determined whether these properties contain economically recoverable geothermal reserves. The recoverability of the amounts shown for geothermal properties is dependent upon the existence of economically recoverable reserves, the ability of the Company to obtain necessary financing to complete the development of the properties, and upon future profitable production. The Company expects to continue to incur substantial losses to complete the development of its business. Since its inception, the Company has funded operations through common stock issuances in order to meet its strategic objectives. Management believes that sufficient funding will be available to meet its business objectives, including anticipated cash needs for working capital, and is currently evaluating several financing options. Management intends to seek additional capital through a private placement of its common stock. In the event the Company is unable to obtain additional financing, there is no assurance that the Company will be able to continue as a going concern. These financial statements do not give effect to any adjustments, which may be necessary should the Company be unable to continue as a going concern.

2.	ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

	a)	Basis of Presentation

These consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. These consolidated financial statements include the accounts of the following companies:

		i)	U.S. Geothermal Inc. (incorporated in the state of Delaware);
		ii)	U.S. Geothermal Inc. (incorporated in the state of Idaho);
		iii)	U.S. Cobalt Inc. (incorporated in the state of Colorado).

All inter-group transactions are eliminated on consolidation with GEO-Idaho being the acquirer for accounting purposes.

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004 AND 2003
(Stated in U.S. Dollars)

2.	ACCOUNTING POLICIES (Continued)

	b)	Property, Plant and Equipment

Costs of acquisition of geothermal properties are capitalized on an area-of-interest basis. Amortization of these costs will be on a unit-of-production basis, based on estimated proven geothermal reserves should such reserves be found. If an area of interest is abandoned, the costs thereof are charged to income in the year of abandonment.

The Company expenses all costs related to the development of geothermal reserves prior to the establishment of proven and profitable reserves.

Other equipment is recorded at cost. Depreciation of other equipment is calculated on a straight-line basis at an annual rate of 30%.

	c)	Impairment of Long-Lived Assets

SFAS No. 144 - “Accounting for the Impairment or Disposal of Long-Lived Assets” establishes a single accounting model for long-lived assets to be disposed of by sale including discontinued operations. SFAS 144 requires that these long-lived assets be measured at the lower of the carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations.

	d)	Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109 – “Accounting for Income Taxes”. Under SFAS No. 109, the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004 AND 2003
(Stated in U.S. Dollars)

2.	ACCOUNTING POLICIES (Continued)

	e)	Stock Based Compensation

As permitted by SFAS No. 123 – “Accounting for Stock Based Compensation”, as amended by SFAS – “Accounting for Stock Based Compensation – Transition on Disclosure”, the Company has elected to apply the intrinsic value method of accounting in accordance with Accounting Principles Board Opinion No. 25 – “Accounting for Stock Issued to Employees” (APB 25). Under the intrinsic value method of accounting, compensation expense is recognized if the exercise price of the Company’s employee stock options is less than the market price of the underlying common stock on the date of grant. Stock based compensation for employees is recognized on the straight line basis over the vesting period of the individual options. Stock options granted to non-employees are accounted for under SFAS No. 123, which establishes a fair value based method of accounting for stock based awards, and recognizes compensation expense based on the fair market value of the stock award or fair market value of the goods and services received, whichever is more reliably measurable. Under the provisions of SFAS 148, the Company is required to disclose the pro-forma net income (loss) that would have resulted from the use of the fair value based method under SFAS 123.

	f)	Financial Instruments

The Company’s financial instruments consist of cash and equivalents, refundable tax credit, due from affiliated company, and accounts payable and accrued liabilities. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values, unless otherwise noted.

Refundable tax credit is comprised of Goods and Services Tax (“GST”) which is refundable from the Government of Canada.

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004 AND 2003
(Stated in U.S. Dollars)

2.	ACCOUNTING POLICIES (Continued)

	g)	Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As the Company generated net losses in each of the periods presented, the basic and diluted loss per share is the same, as any exercise of options or warrants would be anti-dilutive.

	h)	Foreign Currency Translation

The Company’s functional currency is the U.S. dollar. Transactions in foreign currency are converted into U.S. dollars using the current method as follows:

		i)	monetary items at the rate prevailing at the balance sheet date;
		ii)	non-monetary items at the historical exchange rate;
		iii)	revenue and expense at the average rate in effect during the applicable accounting period.

Adjustments arising from the translation of the foreign currency amounts are included as a separate component of stockholders’ equity.

	i)	Restoration Costs

In June 2001, the Financial Accounting Standards Board issued SFAS No. 143 - “Accounting for Asset Retirement Obligations,” which is effective for fiscal years beginning after June 15, 2002. The Statement requires legal obligations associated with the retirement of long-lived assets to be recognized at their fair value at the time that the obligations are incurred. Upon initial recognition of a liability, that cost should be capitalized as part of the related long-lived asset and allocated to expense over the useful life of the asset. The implementation of SFAS No. 143 did not have a material effect on the Company’s consolidated financial statements.

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004 AND 2003
(Stated in U.S. Dollars)

2.	ACCOUNTING POLICIES (Continued)

	j)	Recent Accounting Pronouncements

In May 2003, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 150 – “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity”. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The requirements of SFAS No. 150 apply to issuers’ classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract. SFAS No. 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of non-public entities. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of this standard did not have a material effect on the Company’s results of operations or financial position.

FASB has also issued SFAS No. 145, 146, 147 and 149 but they will not have any relationship to the operations of the Company, therefore, a description of each and their respective impact on the Company’s operations have not been disclosed.

3.	REVERSE TAKE-OVER

Effective December 19, 2003, GTH acquired 100% of the issued and outstanding voting shares of GEO - Idaho by issuing 6,939,992 common shares and 2,420,217 share purchase warrants, of which 6,204,694 common shares and 2,178,195 share purchase warrants are held in escrow as at March 31, 2004 (Note 5(b)). Each share purchase warrant entitles the holder to purchase one additional common share at a price of $0.75 per share until December 15, 2005. Since the transaction resulted in the former shareholders of GEO - Idaho owning the majority of the issued shares of GTH, the transaction, which is referred to as a “reverse take-over”, has been treated for accounting purposes as an acquisition by GEO - Idaho of the net assets and liabilities of GTH. Under this purchase method of accounting, the results of operations of GTH are included in these financial statements from December 19, 2003. GEO - Idaho is deemed to be the purchaser for accounting purposes. Accordingly, its net assets are included in the balance sheet at their previously recorded values.

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004 AND 2003
(Stated in U.S. Dollars)

3.	REVERSE TAKE-OVER (Continued)

The Company has determined that the share purchase warrants issued as part of the transaction have a fair value of $629,256 as determined by using the Black-Scholes pricing model with the assumptions as stated in Note 5(c). The amount is considered to be additional consideration given to the former GEO-Idaho shareholders and, as such, has been allocated, along with the net liabilities assumed of GTH, to deficit.

The acquisition is summarized as follows:

Current assets (including cash of $5,798)	$11,616
Current liabilities	(419,782)

Net liabilities assumed	$(408,166)

The net liabilities assumed has been charged to accumulated deficit.

4.	PROPERTY, PLANT AND EQUIPMENT

GEO - Idaho entered into an agreement, as amended December 3, 2002, with Vulcan Power Company (“Vulcan”), a company incorporated in Oregon, U.S.A., to purchase up to a 100% interest in the Raft River Geothermal Property (“the Property”) located in Cassia County, Idaho, U.S.A., in exchange for 1,895,000 shares (the “old shares”) and 1,612,000 warrants (the “old warrants”) of GEO-Idaho and up to $600,000 in cash. A condition to acquiring 100% of the Property is the completion by GEO-Idaho of at least a $200,000 work program on the Property. The old shares and old warrants were exchanged subsequent to December 31, 2002 (as part of the reverse take-over described in Notes 3 and 5(a)(vii)) for shares and warrants of the Company.

As at March 31, 2004, the Company has acquired a 75% interest in the Property by making cash payments totalling $250,000 in fiscal 2003 and $225,000 in fiscal 2004. The Company has also completed the work program.

To purchase the remaining 25% interest in the Property, the Company must pay Vulcan $125,000 on or before receipt of project financing for construction of the power plant.

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004 AND 2003
(Stated in U.S. Dollars)

4.	PROPERTY, PLANT AND EQUIPMENT (Continued) Property, plant and equipment consisted of the following:

	2004	2003

Geothermal property (land and equipment)
Shares issued	$-	$17,000
Cash payments	225,000	250,000
	225,000	267,000
Balance, beginning of year	267,000	-
Balance, end of year	492,000	267,000

Other equipment
Acquisitions	2,306	1,668
Balance, beginning of year	1,688	-
Balance, end of year	3,994	1,688
	495,994	268,688
Less: Accumulated depreciation	(576)	(253)

	$495,418	$268,435

5.	SHARE CAPITAL

	a)	Shares Issued

		i)	On February 2, 2002, prior to the reverse take-over on December 19, 2003, GEO- Idaho issued an aggregate of 2,600,000 common shares to the founders of GEO-Idaho for proceeds of $40,000.

ii)
On March 5, 2002, GEO-Idaho issued 1,895,000 shares and 1,612,000 old warrants to Vulcan Power Company in partial consideration for the Vulcan Property. The shares and old warrants had a fair value at that date of $17,000. As GEO-Idaho was a non- public entity at the time of issuance, the fair value of the warrants was calculated using the minimum value method, resulting in a fair value of $Nil. Accordingly, the shares and old warrants were recorded as acquisition of property, plant and equipment.

iii)
On May 28, 2002, GEO-Idaho issued 395,000 common shares for at a price of $0.25 per share for cash proceeds of $98,750 and 5,000 common shares for consulting services. The shares issued for services had a fair value on that date of $1,250. Accordingly, the shares issued for services were recorded as a charge to consulting fees in the consolidated statement of operations.

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004 AND 2003
(Stated in U.S. Dollars)

5.	SHARE CAPITAL (Continued)

	a)	Shares Issued (Continued)

iv)
On November 1, 2002,GEO-Idaho issued 1,023,667 common shares at a price of $0.30 per share for cash proceeds of $307,100 and 10,000 common shares for services related to the geothermal property. The shares issued for services had a fair value on that date of $3,000. Accordingly, the shares issued for services were recorded as a charge to exploration expenditures in the consolidated statement of operations.

v)
On February 14, 2003, the Company issued 151,170 common shares to directors of the Company for management services. These shares had a fair value on that date of $45,350. Accordingly, these shares were recorded as a charge to management fees in the consolidated statement of operations.

vi)
On April 25, 2003, the Company committed to issue convertible promissory notes in an aggregate principal amount of $269,000. The notes were convertible, at the option of the holder, into units as described in subparagraph (viii), except with respect to the expiration date of the units. The notes carried an interest rate of 20%. See subparagraph (viii).

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004 AND 2003
(Stated in U.S. Dollars)

5.	SHARE CAPITAL (Continued)

	a)	Shares Issued (Continued)

vii)
On December 19, 2003, the Company issued 6,939,992 shares and 2,420,217 warrants (the “new warrants”) to the shareholders of GEO-Idaho to effect the reverse take-over (“RTO”). Pursuant to the negotiated agreement of the parties, as approved by the TSX Venture Exchange, the GEO-Idaho shares were exchanged on a one-for- one basis with all shareholders other than Vulcan Power Company, which received shares and warrants so that Vulcan Power would own 14% on a non-diluted and 25% on a fully-diluted basis after closing (taking into account the private placement closed in conjunction with the RTO discussed below). To meet these percentages, Vulcan was issued 1,755,159 shares and 2,420,217 warrants. Vulcan held 1,895,000 GEO-Idaho shares and 1,612,000 GEO-Idaho warrants prior to the RTO (see subparagraph (ii) above). The new warrants, issued only to Vulcan as the sole old warrant holder of GEO-Idaho, have an exercise price of $0.75 per share and expire December 15, 2005. Concurrently, the Company issued 3,322,221 units for a private placement at a price of $0.45 per unit. Each unit consists of one common share and one half of one share purchase warrant. Each full share purchase warrant entitles the holder to purchase one additional common share at a price of $0.75 per share until December 15, 2005. The value assigned to the new warrants was $629,256 ($0.26 per warrant), and the value assigned to the warrants included in the units was $431,889 ($0.26 per warrant) as calculated by the Black-Scholes model. The share issuance costs of this issuance were $100,559. Of this amount, $75,122 was paid in cash and $25,437 was paid by the issuance of 83,333 agent’s warrants to purchase up to 83,333 common shares, exercisable at a price of $0.45 until December 15, 2005. The exercise date of the warrants issued in connection with the private placement and agent services can be accelerated to 30 days after written notice from the Company provided that the Company has obtained both: (i) all material permits and licenses necessary to authorize initiation of construction of a 10 megawatt power plant; and (ii) power purchase and transmission agreements. The fair value of the agent’s warrants of $25,437 ($0.30 per warrant) was calculated by the Black-Scholes model. The share issuance costs have been netted against the proceeds allocated to additional paid in capital.

viii)
During the year ended March 31, 2004, the Company made cash payments totalling $137,398 pursuant to the convertible notes described in subparagraph (vi). On February 20, 2004, the Company issued 385,864 units, at a value of $0.45 per unit, on conversion of amounts due under convertible promissory notes totalling $173,639, including unpaid principal of $147,000 and interest accrued at a rate of 20% per annum totalling $26,638. Each unit is identical to the units issued in the December 2003 private placement, other than the term of the warrants expires on February 17, 2006.

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004 AND 2003
(Stated in U.S. Dollars)

5.	SHARE CAPITAL (Continued)

	b)	Escrow Shares

As at March 31, 2004, the Company has 6,439,565 common shares and 2,678,195 share purchase warrants held in escrow. The escrow shares and share purchase warrants are held in escrow pursuant to standard requirements of the TSX Venture Exchange, which required the escrow conditions be placed upon the shares and share purchase warrants issued in conjunction with the acquisition of GEO-Idaho (Note 3) and the concurrently completed private placement (Note 5(a)(vii)).

	c)	Stock Purchase Warrants

As at March 31, 2004, there were 4,357,592 full warrants outstanding as follows:

	EXERCISABLE
WARRANTS	INTO NUMBER
ISSUED	OF COMMON	EXERCISE	EXPIRY	FAIR
PURSUANT TO	SHARES	PRICE	DATE	VALUE (1)

Acquisition of U.S.
Geothermal – Idaho Inc.	2,420,217	$0.75	December 15, 2005	$629,256
Private placement	1,661,110	$0.75	December 15, 2005	$431,889
Agent’s warrants	83,333	$0.45	December 15, 2005	$25,437
Conversion of notes	192,932	$0.75	February 17, 2006	$50,162

	4,357,592			$1,136,744

(1)	The Black-Scholes option pricing model was used to determine the fair value of the warrants, with the following assumptions:

2004

Risk free interest rate	4.18%
Expected dividend yield	0
Expected life	24 months
Expected volatility	136%

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004 AND 2003
(Stated in U.S. Dollars)

6.	STOCK BASED COMPENSATION

Under the rules of the TSX Venture Board, the Company's 2004 stock option plan provides for the grant of incentive stock options for up to 2,200,000 common shares to employees, consultants, officers and directors of the company. Options are granted for a term of up to five years from the date of grant. Stock options granted generally vest over a period of eighteen months.

During the year ended March 31, 2004, the Company granted 1,745,000 stock options to consultants, directors and officers exercisable at a price of $0.60 CDN ($0.44 U.S. as at March 31, 2004) until January 3, 2009. Compensation expense related to stock options granted to consultants, directors and officers is recorded at their fair value as calculated by the Black- Scholes option pricing model of $222,986 and is included in consulting fees for the year ended March 31, 2004. The Company’s stock option plan prescribes that 25% of the options vest immediately on award date, 25% six months following award date, one year following reward date, and the remaining 25% eighteen months following reward date.

The changes in stock options are as follows:

		EXERCISE
	NUMBER	PRICE

Balance outstanding, March 31, 2002 and 2003	-	$-

Granted	1,745,000	0.60 CDN

Balance outstanding, March 31, 2004	1,745,000	$0.60 CDN

The following table summarizes information about the stock options outstanding at March 31, 2004:

OPTIONS OUTSTANDING			OPTIONS EXERCISABLE
REMAINING
EXERCISE	NUMBER	CONTRACTUAL	NUMBER	EXERCISE
PRICE	OF SHARES	LIFE (YEARS)	OF SHARES	PRICE

$ 0.60 CDN	1,745,000	4.76	436,250	$ 0.60 CDN

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004 AND 2003
(Stated in U.S. Dollars)

6.	STOCK BASED COMPENSATION (Continued)

Had the Company determined compensation cost to employees and directors at the grant dates for those options granted during the year consistent with the fair value method of accounting for stock based compensation, the Company’s net loss would have been increased to the pro-forma amounts indicated below:

	2004	2003

Net loss for the year – as reported	$(603,303)	$(164,909)
Add: Stock based compensation expense included in net
loss as reported	222,986	-
Less: Stock based compensation expense determined
under fair value method	(296,084)	-

Net loss for the year – pro-forma	$(676,401)	$(164,909)

Loss per share (basic and diluted) - as reported	$(0.10)	$(0.03)
Loss per share (basic and diluted) – pro-forma	$(0.11)	$(0.03)

The fair value of the stock options, including the preceding pro forma amounts, was estimated using the Black-Scholes option-pricing model and is amortized over the vesting period of the underlying options. The weighted average fair value of options granted was $0.30 per share. The assumptions used to calculate the pro-forma disclosure and the weighted average information are as follows:

2004

Risk free interest rate	4.18%
Expected dividend yield	0
Expected life	5 years
Expected volatility	136%

Changes in the subjective input assumptions can materially affect the fair value estimate and, therefore, the existing models do not necessarily provide a reliable measure of the fair value of the Company’s stock options.

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004 AND 2003
(Stated in U.S. Dollars)

7.	INCOME TAX LOSSES The Company’s provision for income taxes differs from the amounts computed by applying the United States federal statutory income tax rates to the loss as a result of the following:

	2004	2003

Statutory rates	35%	35%

Recovery of income taxes computed at statutory rates	$(211,156)	$(57,718)
Non-deductible items	78,045	-
Tax benefit not recognized on current year’s losses	133,111	57,718

	$-	$-

The components of the deferred tax asset and valuation allowance are long-term items. Whereas no reduction in valuation is anticipated within a year, the tax effects of timing differences that give rise to significant components of the future tax assets and future tax liabilities are as follows:

	2004	2003

Net operating loss carry forward	$191,000	$58,000
Property, plant and equipment	172,000	93,000
Less: Valuation allowance	(363,000)	(151,000)

Deferred tax asset	$-	$-

At March 31, 2004, the Company has net operating losses of approximately $545,000, which may be carried forward to apply against future years’ income for tax purposes expiring as follows:

2023	$ 165,000
2024	$ 380,000

8.	LOSS PER SHARE

Basic loss per share is calculated on loss available to common shareholders using the weighted average number of common shares outstanding during the period. Diluted loss per share is calculated using the treasury stock method.

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004 AND 2003
(Stated in U.S. Dollars)

8.	LOSS PER SHARE (Continued)

	2004	2003

Basic
Loss available to common shareholders	$(603,303)	$(164,909)
Weighted average number of shares	6,337,901	5,354,940
Basic loss per share	$(0.10)	$(0.03)

For the years ended March 31, 2004 and 2003, diluted loss per share is the same as basic loss per share as the exercise of potentially dilutive securities would be anti-dilutive due to the Company incurring a net loss for both years ended March 31, 2004 and 2003.

As at March 31, 2004, securities which could potentially dilute basic earnings per share in the future that were not included in the computation of diluted loss per share are as follows:

	EXERCISABLE
	INTO NUMBER	EXERCISE		EXPIRY
SECURITIES	OF SHARES	PRICE		DATE

Stock options	1,745,000	$0.60	CDN	January 9, 2009
Stock purchase warrants	1,661,110	$0.75		December 15, 2005
Stock purchase warrants	2,420,217	$0.75		December 15, 2005
Stock purchase warrants	83,333	$0.45		December 15, 2005
Stock purchase warrants	192,932	$0.75		February 17, 2006

As at March 31, 2003, there were no potentially dilutive securities outstanding.

For the year ended March 31, 2004, 1,585,052 (2003 – Nil) contingently issuable shares held in escrow, for which release is based on performance, have been excluded from the calculation of weighted number of shares.

9.	COMMITMENTS

The Company has entered in several lease agreements with terms expiring up to February 2014, for geothermal properties adjoining the Raft River Geothermal Property.

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004 AND 2003
(Stated in U.S. Dollars)

9.	COMMITMENTS (Continued)

The leases provide for the following annual payments:

2005	$17,700
2006	$17,700
2007	$17,700
2008	$9,200
2009	$9,300
2010	$9,300
2011	$9,300
2012	$9,300
2013	$300

10.	RELATED PARTY TRANSACTIONS

	a)	As at March 31, 2004, an amount of $147,616 (2003 - $33,269) is payable to directors and officers of the Company.

	b)	During the year, the Company incurred the following transactions with directors, officers and a company with a common director:

	2004	2003

Management fees	$111,855	$44,000
Consulting fees	24,123	10,000
Administrative services	10,029	-
Rent	10,067	622

	$156,074	$54,622

USGeothermal

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004

Interim Consolidated Balance Sheets	F-23

Interim Consolidated Statements of Operations	F-24

Interim Consolidated Statements of Cash Flows	F-25

Interim Consolidated Statement of Stockholders' Equity	F-26

Notes to Interim Consolidated Financial Statements	F-28

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

INTERIM CONSOLIDATED BALANCE SHEETS
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars)

	SEPTEMBER 30	MARCH 31
	2004	2004	2003

ASSETS

Current
Cash and cash equivalents	$2,605,722	$870,513	$29,729
Accounts receivable	198,149	-	-
Prepaid expenses	21,221	-	-
Refundable tax credits	8,856	7,900	-
Due from affiliated company	-	-	86,500
	2,833,948	878,413	116,229

Property, Plant And Equipment (Note 4)	495,060	495,418	268,435

	$3,329,008	$1,373,831	$384,664

LIABILITIES

Current
Accounts payable and accrued liabilities	$250,348	$185,465	$37,123

STOCKHOLDERS’ EQUITY

Common Shares
Authorized:
100,000,000 common shares with a
$0.001 par value
Issued:
16,922,694 shares at September 30, 2004
12,922,693 shares at March 31, 2004
and
6,079,837 shares at March 31, 2003	16,923	12,923	6,080

Additional Paid-In Capital	2,911,623	1,808,541	506,370

Stock Purchase Warrants (Note 5(d))	2,460,782	1,136,744	-

Accumulated Other Comprehensive Income	39,618	35,792	-

Accumulated Deficit During Development Stage	(2,350,286)	(1,805,634)	(164,909)
	3,078,660	1,188,366	347,541

	$3,329,008	$1,373,831	$384,664

The accompanying notes are an integral part of these consolidated financial statements.

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars)

				CUMULATIVE
				PERIOD FROM
				INCORPORATION
	SIX MONTHS			FEBRUARY 26
	ENDED	YEARS ENDED		2002 TO
	SEPTEMBER 30	MARCH 31		SEPTEMBER 30
	2004	2004	2003	2004

Expenses
Consulting fees	$123,703	$291,110	$-	$414,813
Corporate administration and
development	47,232	46,879	8,470	102,581
Exploration expenditures	103,413	18,141	17,299	138,853
Interest and foreign exchange	14,239	9,254	-	23,493
Professional fees	158,113	117,169	73,190	348,472
Management fees	55,041	111,855	54,000	220,896
Travel and promotion	45,725	12,318	11,950	69,993

Loss Before The Following	(547,466)	(606,726)	(164,909)	(1,319,101)

Interest Income	2,814	3,423	-	6,237

Net Loss For The Period	$(544,652)	$(603,303)	$(164,909)	$(1,312,864)

Basic And Diluted Net Loss Per Share	$(0.05)	$(0.10)	$(0.03)

Weighted Average Number Of
Shares Outstanding	11,621,794	6,337,901	5,354,940

Other Comprehensive Income
Net loss for the year	$(544,652)	$(603,303)	$(164,909)
Foreign currency translation
adjustment	3,826	35,792	-

Total Comprehensive Loss	$(540,826)	$(567,511)	$(164,909)

The accompanying notes are an integral part of these consolidated financial statements.

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars)

				CUMULATIVE
				PERIOD FROM
				INCORPORATION
	SIX MONTHS			FEBRUARY 26
	ENDED	YEARS ENDED		2002 TO
	SEPTEMBER 30	MARCH 31		SEPTEMBER 30
	2004	2004	2003	2004

Operating Activities
Net loss for the period	$(544,652)	$(603,303)	$(164,909)	$(1,312,864)
Add: Non-cash items:
Depreciation	358	323	253	934
Shares issued for other than cash	-	-	49,600	49,600
Stock based compensation	-	222,986	-	222,986
	(544,294)	(379,994)	(115,056)	(1,039,344)
Change in non-cash working capital items:
Accounts payable and accrued liabilities	64,883	(97,802)	37,123	4,204
Refundable tax credits	(956)	(2,082)	-	(3,038)
Accounts receivable	(198,149)	-	-	(198,149)
Prepaid expenses	(21,221)	-	-	(21,221)
	(699,737)	(479,878)	(77,933)	(1,257,548)

Investing Activities
Property, plant and equipment	-	(227,306)	(251,688)	(478,994)
Cash acquired on business combination	-	5,798	-	5,798
	-	(221,508)	(251,688)	(473,196)

Financing Activities
Issuance of shares, net of share issue cost	2,431,120	1,419,878	405,850	4,296,848
Advances to affiliated companies	-	86,500	(86,500)	-
	2,431,120	1,506,378	319,350	4,296,848

Foreign Exchange Effect On Cash And Cash
Equivalents	3,826	35,792	-	39,618

Increase (Decrease) In Cash And Cash
Equivalents	1,735,209	840,784	(10,271)	2,605,722
Cash And Cash Equivalents, Beginning Of
Period	870,513	29,729	40,000	-

Cash And Cash Equivalents, End Of Period	$2,605,722	$870,513	$29,729	$2,605,722

Supplemental Disclosure
Taxes paid	$-	$-	$-	$-
Interest paid	-	-	-	-
Non-cash investing and financing activities	-	-	-	-
Shares issued for settlement of debt	-	173,639	-	173,639
Shares issued for professional services	-	-	49,600	49,600
Shares issued for geothermal property	-	-	-	17,000
Agent’s compensation options granted
for share issue cost	133,341	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

INTERIM CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

SEPTEMBER 30, 2004
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars)

					ACCUMULATED
					DEFICIT
	NUMBER		ADDITIONAL	STOCK	DURING	OTHER
	OF		PAID-IN	PURCHASE	DEVELOPMENT	COMPREHENSIVE
	SHARES	AMOUNT	CAPITAL	WARRANTS	STAGE	INCOME	TOTAL

Shares issued for cash at $0.015 per share –
February 2, 2002 (Note 5(a))	2,600,000	$2,600	$37,400	$-	$-	$-	$40,000
Shares and warrants issued for Geothermal property
at $0.009 – March 5, 2002
(Notes 4 and 5)	1,895,000	1,895	15,105	-	-	-	17,000

Balance, March 31, 2002 – U.S. Geothermal Inc. –
Idaho	4,495,000	4,495	52,505	-	-	-	57,000

Shares issued for cash at $0.25 per share – May 28,
2002 (Note 5(a))	395,000	395	98,355	-	-	-	98,750
Shares issued for services at $0.25 per share – May
28, 2002 (Note 5(a))	5,000	5	1,245	-	-	-	1,250
Shares issued for cash at $0.30 per share –
November 1, 2002 (Note 5(a))	1,023,667	1,024	306,076	-	-	-	307,100
Shares issued for services at $0.30 per share –
November 1, 2002 (Note 5(a))	10,000	10	2,990	-	-	-	3,000
Shares issued for services at $0.30 per share –
February 14, 2003 (Note 5(a))	151,170	151	45,199	-	-	-	45,350
Net loss for the period	-	-	-	-	(164,909)	-	(164,909)

Balance carried forward, March 31, 2003 – U.S.
Geothermal Inc. - Idaho	6,079,837	6,080	506,370	-	(164,909)	-	347,541

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

INTERIM CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

SEPTEMBER 30, 2004
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars)

					ACCUMULATED
					DEFICIT
	NUMBER		ADDITIONAL	STOCK	DURING	OTHER
	OF		PAID-IN	PURCHASE	DEVELOPMENT	COMPREHENSIVE
	SHARES	AMOUNT	CAPITAL	WARRANTS	STAGE	INCOME	TOTAL

Balance brought forward, March 31, 2003 – U.S.
Geothermal Inc. - Idaho	6,079,837	$6,080	$506,370	$-	$(164,909)	$-	$347,541

Consolidation adjustment to the number of shares
issued and outstanding as a result of the reverse
take-over transaction – U.S. Geothermal Inc. –
Idaho – December 19, 2003 (Note 3)	(6,079,837)	(6,080)	6,080	-	-	-	-
Legal parent company shares issued and
outstanding at time of reverse take-over – U.S.
Cobalt Inc. – December 19, 2003 (Note 3)	2,274,616	2,275	(2,275)	-	-	-	-
	2,274,616	2,275	510,175	-	(164,909)	-	347,541
Shares issued for acquisition of U.S. Geothermal
Inc. – Idaho (Note 3)	6,939,992	6,940	(6,940)	-	(408,166)	-	(408,166)
Warrants issued for acquisition of U.S. Geothermal
Inc. – Idaho (Note 3)	-	-	-	629,256	(629,256)	-	-
Shares and warrants issued for cash at a price of
$0.45 per share in a private placement, net of
share issue costs of $100,559, which consists of
$75,122 paid in cash and $25,437 paid by the
issuance of 83,333 agent’s warrants – December
19, 2003 (Note 5(a)(vii))	3,322,221	3,322	959,230	457,326	-	-	1,419,878
Shares and warrants issued for conversion of notes
at $0.45 – February 20, 2004 (Note 5(a))	385,864	386	123,090	50,162	-	-	173,638
Stock options granted (Note 6)	-	-	222,986	-	-	-	222,986
Foreign currency translation	-	-	-	-		35,792	35,792
Net loss for the period	-	-	-	-	(603,303)	-	(603,303)

Balance, March 31, 2004	12,922,693	12,923	1,808,541	1,136,744	(1,805,634)	35,792	1,188,366

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

INTERIM CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

SEPTEMBER 30, 2004
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars)

					ACCUMULATED
					DEFICIT
	NUMBER		ADDITIONAL	STOCK	DURING	OTHER
	OF		PAID-IN	PURCHASE	DEVELOPMENT	COMPREHENSIVE
	SHARES	AMOUNT	CAPITAL	WARRANTS	STAGE	INCOME	TOTAL

Balance, March 31, 2004	12,922,693	$12,923	$1,808,541	$1,136,744	$(1,805,634)	$35,792	$1,188,366

Shares issued for:
Private placement, net of share issue costs of
$358,472, which consists of $225,131 paid in
cash and $133,341 paid by the issuance of
280,000 agent’s warrants (Note 5(a)(ix)	4,000,001	4,000	1,103,082	1,324,038	-	-	2,431,120
Foreign currency translation	-	-	-	-	-	3,826	3,826
Net loss for the period	-	-	-	-	(544,652)	-	(544,652)

Balance, September 30, 2004	16,922,694	$16,923	$2,911,623	$2,460,782	$(2,350,286)	$39,618	$3,078,660

The accompanying notes are an integral part of these consolidated financial statements.

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2004
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars)

1.	NATURE OF OPERATIONS AND GOING CONCERN

	a)	Organization

U.S. Cobalt Inc. (“GTH”) completed a reverse take-over on December 19, 2003 (Note 3). The effect of this reverse take-over was that the former stockholders of U.S. Geothermal Inc. (“GEO – Idaho”) a company incorporated on February 26, 2002 in the state of Idaho, acquired control of GTH. In connection with the transaction U.S. Cobalt Inc. changed its name to U.S. Geothermal Inc. and consolidated its common shares on a one new to five old basis. All references to common shares in these financial statements have been restated to reflect the roll-back of common stock.

	b)	Development Stage Activities

The Company has been in the development stage since its formation and has not yet realized any revenues from its planned operations. GEO - Idaho operates for the purpose of acquiring geothermal properties and more particularly, entering into an agreement with Vulcan Power Company (“Vulcan”) of Bend, Oregon, U.S.A., pursuant to which the Company has agreed to acquire up to a 100% interest in the Raft River Geothermal Property located in Cassia County, Idaho, U.S.A. (Note 4).

	c)	Going Concern

These financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assumes the realization of assets and discharge of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has incurred an accumulated deficit of $2,350,286 for the period from February 26, 2002 (inception) to September 30, 2004, and has no revenue from operations.

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2004
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars)

1.	NATURE OF OPERATIONS AND GOING CONCERN (Continued)

	c)	Going Concern (Continued)

The Company is in the process of developing its geothermal properties and has not yet determined whether these properties contain economically recoverable geothermal reserves. The recoverability of the amounts shown for geothermal properties is dependent upon the existence of economically recoverable reserves, the ability of the Company to obtain necessary financing to complete the development of the properties, and upon future profitable production. The Company expects to continue to incur substantial losses to complete the development of its business. Since its inception, the Company has funded operations through common stock issuances in order to meet its strategic objectives. Management believes that sufficient funding will be available to meet its business objectives, including anticipated cash needs for working capital, and is currently evaluating several financing options. Management may seek additional capital through public and/or private offerings of its common stock. In the event the Company is unable to obtain additional financing, there is no assurance that the Company will be able to continue as a going concern. These financial statements do not give effect to any adjustments, which may be necessary should the Company be unable to continue as a going concern.

2.	ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

	a)	Basis of Presentation

These consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. These consolidated financial statements include the accounts of the following companies:

		i)	U.S. Geothermal Inc. (incorporated in the state of Delaware);
		ii)	U.S. Geothermal Inc. (incorporated in the state of Idaho);
		iii)	U.S. Cobalt Inc. (incorporated in the state of Colorado).

All inter-group transactions are eliminated on consolidation with GEO-Idaho being the acquirer for accounting purposes.

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2004
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars)

2.	ACCOUNTING POLICIES (Continued)

	b)	Property, Plant and Equipment

Costs of acquisition of geothermal properties are capitalized on an area-of-interest basis. Amortization of these costs will be on a unit-of-production basis, based on estimated proven geothermal reserves should such reserves be found. If an area of interest is abandoned, the costs thereof are charged to income in the year of abandonment.

The Company expenses all costs related to the development of geothermal reserves prior to the establishment of proven and profitable reserves.

Other equipment is recorded at cost. Depreciation of other equipment is calculated on a straight-line basis at an annual rate of 30%.

	c)	Impairment of Long-Lived Assets

SFAS No. 144 - “Accounting for the Impairment or Disposal of Long-Lived Assets” establishes a single accounting model for long-lived assets to be disposed of by sale including discontinued operations. SFAS 144 requires that these long-lived assets be measured at the lower of the carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations.

	d)	Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109 – “Accounting for Income Taxes”. Under SFAS No. 109, the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2004
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars)

2.	ACCOUNTING POLICIES (Continued)

	e)	Stock Based Compensation

As permitted by SFAS No. 123 – “Accounting for Stock Based Compensation”, as amended by SFAS – “Accounting for Stock Based Compensation – Transition on Disclosure”, the Company has elected to apply the intrinsic value method of accounting in accordance with Accounting Principles Board Opinion No. 25 – “Accounting for Stock Issued to Employees” (APB 25). Under the intrinsic value method of accounting, compensation expense is recognized if the exercise price of the Company’s employee stock options is less than the market price of the underlying common stock on the date of grant. Stock based compensation for employees is recognized on the straight line basis over the vesting period of the individual options. Stock options granted to non-employees are accounted for under SFAS No. 123, which establishes a fair value based method of accounting for stock based awards, and recognizes compensation expense based on the fair market value of the stock award or fair market value of the goods and services received, whichever is more reliably measurable. Under the provisions of SFAS 148, the Company is required to disclose the pro-forma net income (loss) that would have resulted from the use of the fair value based method under SFAS 123.

	f)	Financial Instruments

The Company’s financial instruments consist of cash and equivalents, refundable tax credits, due from affiliated company, and accounts payable and accrued liabilities. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values, unless otherwise noted.

Refundable tax credit is comprised of Goods and Services Tax (“GST”) which is refundable from the Government of Canada.

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2004
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars)

2.	ACCOUNTING POLICIES (Continued)

	g)	Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As the Company generated net losses in each of the periods presented, the basic and diluted loss per share is the same, as any exercise of options or warrants would be anti-dilutive.

	h)	Foreign Currency Translation

The Company’s functional currency is the U.S. dollar. Transactions in foreign currency are converted into U.S. dollars using the current method as follows:

		i)	monetary items at the rate prevailing at the balance sheet date;
		ii)	non-monetary items at the historical exchange rate;
		iii)	revenue and expense at the average rate in effect during the applicable accounting period.

Adjustments arising from the translation of the foreign currency amounts are included as a separate component of stockholders’ equity.

	i)	Restoration Costs

In June 2001, the Financial Accounting Standards Board issued SFAS No. 143 - “Accounting for Asset Retirement Obligations,” which is effective for fiscal years beginning after June 15, 2002. The Statement requires legal obligations associated with the retirement of long-lived assets to be recognized at their fair value at the time that the obligations are incurred. Upon initial recognition of a liability, that cost should be capitalized as part of the related long-lived asset and allocated to expense over the useful life of the asset. The implementation of SFAS No. 143 did not have a material effect on the Company’s consolidated financial statements.

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2004
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars)

2.	ACCOUNTING POLICIES (Continued)

	j)	Recent Accounting Pronouncements

In May 2003, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 150 – “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity”. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The requirements of SFAS No. 150 apply to issuers’ classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract. SFAS No. 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of non-public entities. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of this standard did not have a material effect on the Company’s results of operations or financial position.

FASB has also issued SFAS No. 145, 146, 147 and 149 but they will not have any relationship to the operations of the Company, therefore, a description of each and their respective impact on the Company’s operations have not been disclosed.

3.	REVERSE TAKE-OVER

Effective December 19, 2003, GTH acquired 100% of the issued and outstanding voting shares of GEO - Idaho by issuing 6,939,992 common shares and 2,420,217 share purchase warrants, of which 5,170,578 common shares and 1,815,163 share purchase warrants were held in escrow as at September 30, 2004 (March 31, 2004, 6,204,694 common shares and 2,178,195 share purchase warrants) (Note 5(b)). Each share purchase warrant entitles the holder to purchase one additional common share at a price of $0.75 per share until December 15, 2005. Since the transaction resulted in the former shareholders of GEO - Idaho owning the majority of the issued shares of GTH, the transaction, which is referred to as a “reverse take-over”, has been treated for accounting purposes as an acquisition by GEO - Idaho of the net assets and liabilities of GTH. Under this purchase method of accounting, the results of operations of GTH are included in these financial statements from December 19, 2003. GEO - Idaho is deemed to be the purchaser for accounting purposes. Accordingly, its net assets are included in the balance sheet at their previously recorded values.

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2004
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars)

3.	REVERSE TAKE-OVER (Continued)

The Company has determined that the share purchase warrants issued as part of the transaction have a fair value of $629,256 as determined by using the Black-Scholes pricing model with the assumptions as stated in Note 5(c). The amount is considered to be additional consideration given to the former GEO-Idaho shareholders and, as such, has been allocated, along with the net liabilities assumed of GTH, to deficit.

The acquisition is summarized as follows:

Current assets (including cash of $5,798)	$11,616
Current liabilities	(419,782)

Net liabilities assumed	$(408,166)

The net liabilities assumed has been charged to accumulated deficit.

4.	PROPERTY, PLANT AND EQUIPMENT

GEO-Idaho entered into an agreement, as amended December 3, 2002, with Vulcan Power Company (“Vulcan”), a company incorporated in Oregon, U.S.A., to purchase up to a 100% interest in the Raft River Geothermal Property (“the Property”) located in Cassia County, Idaho, U.S.A., in exchange for 1,895,000 shares (the “old shares”) and 1,612,000 warrants (the “old warrants”) of GEO-Idaho and up to $600,000 in cash. A condition to acquiring 100% of the Property is the completion by GEO-Idaho of at least a $200,000 work program on the Property. The old shares and old warrants were exchanged subsequent to December 31, 2002 (as part of the reverse take-over described in Notes 3 and 5(a)(vii)) for shares and warrants of the Company.

As at September 30, 2004, the Company has acquired a 75% interest in the Property by making cash payments totalling $250,000 in fiscal 2003 and $225,000 in fiscal 2004. The Company has also completed the work program.

To purchase the remaining 25% interest in the Property, the Company must pay Vulcan $125,000 on or before receipt of project financing for construction of the power plant.

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2004
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars)

4.	PROPERTY, PLANT AND EQUIPMENT (Continued) Property, plant and equipment consisted of the following:

	SEPTEMBER 30	MARCH 31
	2004	2004	2003

Geothermal property (land and equipment)
Shares issued	$-	$-	$17,000
Cash payments	-	225,000	250,000
	-	225,000	267,000
Balance, beginning of year	492,000	267,000	-
Balance, end of year	492,000	492,000	267,000

Other equipment
Acquisitions	-	2,306	1,668
Balance, beginning of year	3,994	1,688	-
Balance, end of year	3,994	3,994	1,688
	495,994	495,994	268,688
Less: Accumulated depreciation	(934)	(576)	(253)

	$495,060	$495,418	$268,435

5.	SHARE CAPITAL

	a)	Shares Issued

		i)	On February 2, 2002, prior to the reverse take-over on December 19, 2003, GEO- Idaho issued an aggregate of 2,600,000 common shares to the founders of GEO-Idaho for proceeds of $40,000.

ii)
On March 5, 2002, GEO-Idaho issued 1,895,000 shares and 1,612,000 old warrants to Vulcan Power Company in partial consideration for the Vulcan Property. The shares and old warrants had a fair value at that date of $17,000. AS GEO-Idaho was a non- public entity at the time of issuance, the fair value of the warrants was calculated using the minimum value method, resulting in a fair value of $Nil. Accordingly, the shares and old warrants were recorded as acquisition of property, plant and equipment.

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2004
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars)

5.	SHARE CAPITAL (Continued)

	a)	Shares Issued (Continued)

iii)
On May 28, 2002, GEO-Idaho issued 395,000 common shares for at a price of $0.25 per share for cash proceeds of $98,750 and 5,000 common shares for consulting services. The shares issued for services had a fair value on that date of $1,250.

Accordingly, the shares issued for services were recorded as a charge to consulting fees in the consolidated statement of operations.

iv)
On November 1, 2002,GEO-Idaho issued 1,023,667 common shares at a price of $0.30 per share for cash proceeds of $307,100 and 10,000 common shares for services related to the geothermal property. The shares issued for services had a fair value on that date of $3,000. Accordingly, these shares were recorded as a charge to exploration expenditures in the consolidated statement of operations.

v)
On February 14, 2003, the Company issued 151,170 common shares to directors of the Company for management services. These shares had a fair value on that date of $45,350. Accordingly, these shares were recorded as a charge to management fees in the consolidated statement of operations.

vi)
On April 25, 2003, the Company committed to issue convertible promissory notes in an aggregate principal amount of $269,000. The notes were convertible, at the option of the holder, into units as described in subparagraph (viii), except with respect to the expiration date of the units. The notes carried an interest rate of 20%. See subparagraph (viii).

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2004
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars)

5.	SHARE CAPITAL (Continued)

	a)	Shares Issued (Continued)

vii)
On December 19, 2003, the Company issued 6,939,992 shares and 2,420,217 warrants (the “new warrants”) to the shareholders of GEO-Idaho to effect the reverse take-over (“RTO”). Pursuant to the negotiated agreement of the parties, as approved by the TSX Venture Exchange, the GEO-Idaho shares were exchanged on a one-for- one basis with all shareholders other than Vulcan Power Company, which received shares and warrants so that Vulcan Power would own 14% on a non-diluted and 25% on a fully-diluted basis after closing (taking into account the private placement closed in conjunction with the RTO discussed below). To meet these percentages, Vulcan was issued 1,755,159 shares and 2,420,217 warrants. Vulcan held 1,895,000 GEO-Idaho shares and 1,612,000 GEO-Idaho warrants prior to the RTO (see subparagraph (ii) above). The new warrants, issued only to Vulcan as the sole old warrant holder of GEO-Idaho, have an exercise price of $0.75 per share and expire December 15, 2005. Concurrently, the Company issued 3,322,221 units for a private placement at a price of $0.45 per unit. Each unit consists of one common share and one half of one share purchase warrant. Each full share purchase warrant entitles the holder to purchase one additional common share at a price of $0.75 per share until December 15, 2005. The share issuance costs of this issuance were $100,559. Of this amount, $75,122 was paid in cash and $25,437 was paid by the issuance of 83,333 agent’s warrants to purchase up to 83,333 common shares, exercisable at a price of $0.45 until December 15, 2005. The value assigned to the new warrants was $629,256 ($0.26 per warrant), and the value assigned to the warrants included in the units was $431,889 ($0.26 per warrant) as calculated by the Black-Scholes model. The exercise date of the warrants issued in connection with the private placement and agent services can be accelerated to 30 days after written notice from the Company provided that the Company has obtained both: (i) all material permits and licenses necessary to authorize initiation of construction of a 10 megawatt power plant; and (ii) power purchase and transmission agreements. The fair value of the agent’s warrants of $25,437 ($0.30 per warrant) was calculated by the Black-Scholes model. The share issue costs have been netted against the proceeds allocated to additional paid in capital.

viii)
During the year ended March 31, 2004, the Company made cash payments totalling $137,398 pursuant to the convertible notes described in subparagraph (vi). On February 20, 2004, the Company issued 385,864 units, at a value of $0.45 per unit, on conversion of amounts due under convertible promissory notes totalling $173,639, including unpaid principal of $147,000 and interest accrued at a rate of 20% per annum totalling $26,638. Each unit is identical to the units issued in the December 2003 private placement, other than the term of the warrants expires on February 17, 2006.

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2004
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars)

5.	SHARE CAPITAL (Continued)

	a)	Shares Issued (Continued)

ix)
On September 17, 2004, the Company issued 4,000,001 units for a private placement at a price of $0.85 CDN ($0.66 U.S. as at September 30, 2004) per unit. Each unit consists of one common share and one share purchase warrant. Each full share purchase warrant entitles the holder to purchase one additional common share at a price of $1.25 CDN ($0.98 U.S. as at September 30, 2004) per share until September 17, 2006. Should the closing price of the Company’s common shares exceed $1.65 CDN ($1.29 U.S. as at September 30, 2004) per share for twenty consecutive trading days, the exercise date of the warrants can be accelerated to a date not earlier than twenty days following the date of the press release indicating the acceleration.

In payment for services provided in connection with the private placement, the Company paid $225,131 in cash and granted 280,000 agent’s warrants exercisable at a price of $0.85 CDN ($0.66 U.S. as at September 30, 2004) until September 17, 2006. The warrants are exercisable into units identical (including with respect to acceleration) to the units offered in the private placement. The fair value of $133,341 as calculated by the Black-Scholes model was recorded as a share issue cost.

	b)	Escrow Shares

The following common shares and share purchase warrants are in escrow:

	SEPTEMBER 30	MARCH 31
	2004	2004	2003

Common shares	5,335,017	6,439,567	23,573
Share purchase warrants	2,231,829	2,678,195	-

The escrow shares and warrants are held in escrow pursuant to standard requirements of the TSX Venture Exchange, which required the escrow conditions be placed upon the shares and share purchase warrants issued in conjunction with the acquisition of GEO-Idaho (Note 3) and the concurrently completed private placement (Note 5(a)(vii))

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2004
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars)

5.	SHARE CAPITAL (Continued)

	c)	Stock Purchase Warrants

As at September 30, 2004, the following share purchase warrants are outstanding:

	EXERCISABLE
WARRANTS	INTO NUMBER
ISSUED	OF COMMON	EXERCISE	EXPIRY	FAIR
PURSUANT TO	SHARES	PRICE	DATE	VALUE(1)

Acquisition of U.S.
Geothermal – Idaho Inc.	2,420,217	$0.75	December 15, 2005	$629,256
Private placement	1,661,110	$0.75	December 15, 2005	$431,889
Agent’s warrants	83,333	$0.45	December 15, 2005	$25,437
Conversion of notes	192,932	$0.75	February 17, 2006	$50,162
Private placement	4,000,001	$1.25 CDN	September 17, 2006	$1,190,697
Agent’s warrants	280,000	$0.85 CDN	September 17, 2006	$133,341

	8,637,593			$2,460,782

(1)	The Black-Scholes option pricing model was used to determine the fair value of the warrants, with the following assumptions:

	SEPTEMBER 30	MARCH 31
	2004	2004	2003

Dividend yield	0%	0%
Expected volatility	150%	136%	-
Risk free interest rate	2.65%	4.18%	-
Expected life	24 months	24 months	-

6.	STOCK BASED COMPENSATION

Under the rules of the TSX Venture Board, the Company's 2004 stock option plan provides for the grant of incentive stock options for up to 2,200,000 common shares to employees, consultants, officers and directors of the company. Options are granted for a term of up to five years from the date of grant. Stock options granted generally vest over a period of eighteen months.

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2004
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars)

6.	STOCK BASED COMPENSATION (Continued)

During the year ended March 31, 2004, the Company granted 1,745,000 stock options to consultants, directors and officers exercisable at a price of $0.60 CDN ($0.47 as at September 30, 2004; and $0.44 as at March 31, 2004) until January 3, 2009.

Compensation expense related to stock options granted to consultants is recorded at their fair value as calculated by the Black-Scholes option pricing model of $222,976 and is included in consulting fees as at March 30, 2004.

The changes in stock options are as follows:

		WEIGHTED
		AVERAGE
		EXERCISE
	NUMBER	PRICE

Balance outstanding, March 31, 2002 and 2003	-	$-

Granted	1,745,000	0.60 CDN

Balance outstanding, March 31, 2004 and September 30, 2004	1,745,000	$0.60 CDN

Subsequent to September 30, 2004, 278,735 stock options were exercised for proceeds of $130,657. The following table summarizes information about the stock options outstanding at September 30, 2004:

OPTIONS OUTSTANDING			OPTIONS EXERCISABLE
REMAINING
EXERCISE	NUMBER	CONTRACTUAL	NUMBER	EXERCISE
PRICE	OF SHARES	LIFE (YEARS)	OF SHARES	PRICE

$ 0.60 CDN	1,745,000	4.26	872,500	$ 0.60 CDN

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2004
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars)

6.	STOCK BASED COMPENSATION (Continued)

Had the Company determined compensation cost to employees and directors at the grant dates for those options granted during the year consistent with the fair value method of accounting for stock based compensation, the Company’s net loss would have been increased to the pro-forma amounts indicated below:

	SIX MONTHS
	ENDED	YEAR ENDED
	SEPTEMBER 30	MARCH 31
	2004	2004	2003

Net loss for the period – as reported	$(544,652)	$(603,303)	$(164,909)
Add: Stock based compensation expense
included in net loss as reported
	-	222,986	-
Less: Stock based compensation
expense determined under fair value
method	(77,245)	(296,084)	-

Net loss for the period – pro-forma	$(621,897)	$(676,401)	$(164,909)

Net loss per share (basic and diluted) – as
reported	$(0.05)	$(0.10)	$(0.03)
Net loss per share (basic and diluted) –
pro-forma	$(0.05)	$(0.11)	$(0.03)

The fair value of the stock options including the preceding pro forma amounts was estimated using the Black-Scholes option-pricing model and is amortized over the vesting period of the underlying options. The weighted average fair value of options granted was $0.30 per share. The assumptions used to calculate the pro-forma disclosure and the weighted average information are as follows:

MARCH 31
2004

Risk free interest rate	4.18%
Expected dividend yield	0
Expected lives	5
Expected volatility	136%

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2004
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars)

6.	STOCK BASED COMPENSATION (Continued)

Changes in the subjective input assumptions can materially affect the fair value estimate and, therefore, the existing models do not necessarily provide a reliable measure of the fair value of the Company’s stock options.

7.	INCOME TAX LOSSES

The Company’s provision for income taxes differs from the amounts computed by applying the United States federal statutory income tax rates to the loss as a result of the following:

	SEPTEMBER 30	MARCH 31
	2004	2004	2003

Statutory rates	35%	35%	35%

Recovery of income taxes computed at
statutory rates	$(190,628)	$(211,156)	$(57,718)
Non-deductible items	-	78,045	-
Tax benefit not recognized on current
losses	190,628	133,111	57,718

	$-	$-	$-

The components of the deferred tax asset and valuation allowance are long-term items. Whereas no reduction in valuation is anticipated within a year, the tax effects of timing differences that give rise to significant components of the future tax assets and future tax liabilities are as follows:

	SEPTEMBER 30	MARCH 31
	2004	2004	2003

Net operating loss carry forward	$370,000	$191,000	$58,000
Property, plant and equipment	167,000	172,000	93,000
Less: Valuation allowance	(537,000)	(363,000)	(151,000)

Deferred tax asset	$-	$-	$-

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2004
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars)

7.	INCOME TAX LOSSES (Continued)

At September 30, 2004, the Company has net operating losses of approximately $1,089,000, which may be carried forward to apply against future years’ income for tax purposes expiring as follows:

2023	$165,000
2024	$380,000
2025	$544,000

8.	COMMITMENTS

The Company has entered in several lease agreements with terms expiring up to February 2014, for geothermal properties adjoining the Raft River Geothermal Property.

The leases provide for the following annual payments:

2006	$17,700
2007	$17,700
2008	$9,200
2009	$9,300
2010	$9,300
2011	$9,300
2012	$9,300
2013	$300

9.	RELATED PARTY TRANSACTIONS

a)
As at September 30, 2004, an amount of $140,647 (March 31, 2004 - $147,616; 2003 - $33,269) is payable to directors and officers of the Company. Subsequent to September 30, 2004, the Company paid $130,657 of the balance outstanding.

U.S. GEOTHERMAL INC.
(Formerly U.S. Cobalt Inc.)
(A Development Stage Company)

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2004
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars)

9.	RELATED PARTY TRANSACTIONS (Continued)

	b)	The Company incurred the following transactions with directors, officers and a company with a common director:

	SEPTEMBER 30	MARCH 31
	2004	2004	2003

Management fees	$70,041	$111,855	$44,000
Consulting fees	14,140	24,123	10,000
Administrative services	8,862	10,029	-
Rent	5,530	10,067	622

	$98,573	$156,074	$54,622

WHERE YOU CAN FIND MORE INFORMATION

After the registration statement of which this prospectus is a part becomes effective, we will be subject to certain informational filing requirements of the U.S. Securities Exchange Act of 1934, as amended, and its rules and regulations. This means that we will file reports and other information with the U.S. Securities and Exchange Commission. The reports and other information that we will file can be read and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, Northwest, Washington, DC 20549; and at the Commission's regional offices located at 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60664 and at 233 Broadway, New York, New York 10279. Please call the Commission at 1-800-SEC-0330 for information on the operation of the public reference rooms. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, Northwest, Washington, DC 20549. The Commission maintains a Web site that will contain the reports and other information that we file electronically with the Commission and the address of that Web site is http://www.sec.gov.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have not authorized anyone to provide you with any information other than that provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

Holders of shares of our common stock may obtain a copy of our audited year-end financial statements, by mailing their request to U.S. Geothermal Inc., Suite 910 – 885 Dunsmuir Street, Vancouver, British Columbia, V6C 1N5.

GTH also files disclosure information as required by the British Columbia Securities Commission and the TSX Venture Exchange. This information can be found at the following Web site: www.sedar.com.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 174 of the General Corporal Law of the State of Delaware and Article XIII of the Certificate of Incorporation provide for indemnification of present and former officers, directors, employees and agents.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of GTH pursuant to the provisions of its Certificate of Incorporation, or otherwise, GTH has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by GTH of expenses incurred or paid by a director, officer or controlling person of GTH in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, GTH will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses in connection with the issuance and distribution of the securities being registered hereunder, other than underwriting commissions and expenses, are estimated to be as follows:

Registration Fee	$1,850
Printing Expenses	$250
Accounting Fees and Expenses	$40,000
Legal Fees and Expenses	$60,000
Miscellaneous Expenses	$500
TOTAL	$102,500

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, GTH has issued the following unregistered securities.

1.          On February 2, 2002, the following persons, as founders, purchased an aggregate of 2,600,000 shares of Geo-Idaho common stock for a total purchase price of $40,000:

Daniel J. Kunz	650,000
Douglas J. Glaspey	650,000
Paul A. Larkin	650,000
Ronald P. Bourgeois	650,000

The shares were issued in a transaction exempt from the registration requirements of the Securities Act by virtue of the exemption afforded by Section 4(2). Each of such persons purchased the shares for his own account, for investment and not with a view to the distribution of the shares. The certificates for the shares bear a restrictive legend and stop transfer instructions have been placed against the transfer of the shares. No commissions were paid with respect to the issuance.

2.          On March 5, 2002, 1,895,000 shares of Geo-Idaho common stock and 1,612,000 warrants to purchase shares of Geo-Idaho common stock were issued by Geo-Idaho to Vulcan Power Company in exchange for interests in the Raft River project. The value of the issued shares and warrants for financial statement purposes was approximately $17,000. The securities were issued in a transaction exempt from the registration requirements of the Securities Act in reliance on Section 4(2). Vulcan Power Company represented to Geo-Idaho that it purchased the securities for its own account, for investment and not with a view to the distribution of the securities. The certificates for the securities bear a restrictive legend and stop transfer instructions have been placed against the transfer of securities. No commissions were paid with respect to the issuance.

3.          On May 28, 2002, an aggregate of 400,000 shares of Geo-Idaho common stock were purchased by 13 persons for a subscription price of $0.25 per share, and gross proceeds of $98,750 in cash and $1,250 in consulting services. The purchasers either represented that they were "accredited investors" as defined in Regulation D, or the sales were to non-US persons and took place outside of the United States, as defined in Regulation S. None of the purchasers were officers or directors. The shares were issued in transactions exempt from the registration requirements of the Securities Act in reliance on and compliance with Regulations D and S. Each of such persons represented to Geo-Idaho that he purchased the shares for his own account, for investment and not with a view to the distribution of the shares. No commissions were paid with respect to the issuance.

4.          On November 1, 2002, an aggregate of 1,033,667 shares of Geo-Idaho common stock were purchased by 18 persons, including Daniel Kunz and John Walker, who are officers and/or directors of Geo-Idaho and GTH, for a subscription price of $0.30 per share, and gross proceeds of $307,100 in cash, and consulting services valued at $3,000. The purchasers were either "accredited investors" as defined in Regulation D, or the sales were to non-US persons and took place outside of the United States, as defined in Regulation S. The shares were issued in transactions exempt from the registration requirements of the Securities Act in reliance on and compliance with Regulations D and S. Each of such persons represented to Geo-Idaho that he purchased the shares for his own account, for investment and not with a view to the distribution of the shares. No commissions were paid with respect to the issuance.

5.          On February 14, 2003, GTH (then U.S. Cobalt Inc.) issued 151,170 shares to the following persons for past services rendered, at a deemed aggregate consideration of $45,350 or $0.30 per share:

Name	No. of Shares
Daniel J. Kunz	30,479
Douglas J. Glaspey	78,929
Paul A. Larkin	41,762
Total	151,170

6.          Pursuant to agreements executed April 25, 2003, GTH issued convertible promissory notes in the aggregate principal amount of $269,000 for bridge financing pending completion of the merger acquisition of Geo-Idaho, to a group of six investors, including Daniel Kunz and Kevin Kitz, officers of the company. The investors were either "accredited investors" as defined in Regulation D, or the transactions were with non-US persons and took place outside of the United States, as defined in Regulation S. The notes were issued in transactions exempt from the registration requirements of the Securities Act in reliance on and compliance with Regulations D and S. Each of such persons represented to the company that he purchased the notes for his own account, for investment and not with a view to the distribution of the notes. The notes were issued with a restrictive legend and stop transfer instructions were placed against the transfer of the notes. No commissions were paid with respect to the issuance.

7.          On December 19, 2003, GTH issued 6,939,992 shares of its common stock and 2,420,217 warrants to purchase its common stock in exchange for 100% of Geo-Idaho's outstanding shares and warrants. The shares were issued to the following persons, each of whom was a securityholder of Geo-Idaho, in reliance on Section 4(2):

NAME	NO. OF SHARES
Vulcan Power Company	1,755,156
Daniel J. Kunz	1,254,769
Douglas J. Glaspey	1,014,649
Paul A. Larkin	863,187
Ronald Bourgeois	821,425
Tom Menning	183,332
Grim Estate Ltd.	180,000
Donald Nelson	108,000
Ronald C. Yanke	108,000
Ross Beaty	85,000
Gerald Sneddon	80,000
John H. Walker	73,807
Sneddon Family Trust	50,000
Steve R. Smith	45,000

Burton Egger	40,000
Steven Chi	36,667
Dr. John Swartley	36,667
John W. Leonard	35,000
William Brock	33,333
Robert Falls	24,000
Steven Jensen	21,000
John Beaulieu	20,000
William Batiuk	17,000
Barry Marcus	15,000
Roscoe Ward	5,000
H. Cobbs	4,000
Veritable Quandry LLC	10,000
Ed Cryer	10,000
Mary Mink	10,000

The warrants were issued solely to Vulcan Power Company, the sole warrant holder of Geo-Idaho, in reliance on Section 4(2), and are exercisable at a price of $0.75 per share, until December 15, 2005. Pursuant to the negotiated agreement of the parties, and as approved by the TSX Venture Exchange, the shares were exchanged on a one-for-one basis with all shareholders other than Vulcan Power Company, which received shares and warrants so that Vulcan Power would own 14% on a non-diluted and 25% on a fully-diluted basis after closing (and taking into account the private placement discussed in paragraph 8, below). The warrants were valued using the Black Scholes model at $0.26 each, or $629,256 in the aggregate, and recorded on our financial statements as an addition to deficit. Each of such persons represented to Geo-Idaho that he purchased the securities for his, her or its own account, for investment and not with a view to the distribution of the securities. The certificates for the securities bear a restrictive legend and stop transfer instructions have been placed against the transfer of the securities.

8.          Also on December 19, 2003, GTH sold 3,322,221 shares of common stock and 1,661,110 warrants to purchase shares of its common stock in a private offering under Regulations D and S, at a price of $0.45 per unit (a unit being one share and one-half share purchase warrant), for gross proceeds of $1,494,999. The warrants are exercisable at an exercise price of $0.75 until December 15, 2005, subject to acceleration upon 30 days notice once the company obtains a license from permitting authorities for a 10 megawatt power plant and corresponding power purchase and power transmission agreements. The warrants were valued using the Black Scholes model at $0.26 each, or $431,889 in the aggregate. Of the 13 purchasers, two were residents of the United States who represented that they were "accredited investors" under Regulation D, and the remaining 11 sales were to non-US persons and took place outside of the United States, as defined in Regulation S. Daniel J. Kunz, an officer and director of GTH, subscribed for 1,111,111 units. Toll Cross Securities of Toronto, Canada, was paid a cash fee of $52,500 and issued warrants exercisable until December 15, 2005, to purchase 83,333 shares of GTH at an exercise price of $0.45, as compensation for its services in connection with the private offering. An additional $22,622 was incurred in legal expenses relating to the offering and together with the $52,500 cash and $25,437 fair value of the Agent’s warrants ( $0.26 per warrant , calculated using the Black Scholes model) made up the $100,559 which was charged to share issue costs. The securities were issued in transactions exempt from the registration requirements of the Securities Act in reliance on and compliance with Regulations D and S. Each of such persons represented to the company that he purchased the securities for his own account, for investment and not with a view to the distribution of the securities. The certificates for the securities bear a restrictive legend and stop transfer instructions have been placed against the transfer of the securities.

9.          On February 20, 2004, GTH issued 385,864 shares and 192,932 share purchase warrants in connection with the conversion of $147,000 of principal and $26,639 in interest of the promissory notes referred to in paragraph 5, above. Mr. Kunz did not participate in the conversion, and was repaid his principal and interest. The warrants are exercisable until February 17, 2006, at an exercise price of $0.75 per share, and are subject to acceleration upon 30 days notice once the company obtains a license from permitting authorities for a 10 megawatt power plant and corresponding power purchase and transmission agreements. The securities were issued in transactions exempt from the registration requirements of the Securities Act in reliance on and compliance with Regulations D and S. Each of such persons represented to the company that he purchased the securities for his own account, for investment and not with a view to the distribution of the securities.

The certificates for the securities bear a restrictive legend and stop transfer instructions have been placed against the transfer of the securities. No commissions were paid with respect to the issuance.

10.         On September 17, 2004, GTH sold 4,000,001 shares of common stock and 4,000,001 warrants to purchase shares of its common stock in a private offering under Regulation S, at a price of CDN $0.85 per unit (a unit being one share and one warrant), for gross proceeds of CDN $3,400,000. The units consist of one share and a warrant which entitles the holder to purchase one share at an exercise price of CDN $1.25 until September 17, 2006. GTH may accelerate the exercise period of the warrants on twenty days notice if the closing price of the company’s common shares on a public market exceeds CDN $1.65 for twenty consecutive business days. The value of each warrant (using the Black-Scholes model) was $0.30, and the aggregate value of the 4,000,001 warrants was $1,190,697 . The securities were issued in transactions exempt from the registration requirements of the Securities Act in reliance on and compliance with Regulation S. Each of such persons represented to the company that he purchased the securities for his own account, for investment and not with a view to the distribution of the securities. The certificates for the securities bear a restrictive legend and stop transfer instructions have been placed against the transfer of the securities. Dundee Securities Corporation of Toronto, Canada, was paid a cash fee of CDN $238,000, and issued a “compensation option” to acquire 280,000 units at an exercise price per unit of CDN $0.85, until September 17, 2006, and valued at $133,341 ( $0.30 per warrant , using the Black-Scholes model ). The warrants included in Dundee’s units are also subject to acceleration, whether or not the compensation option has been exercised. An additional CDN $31,977.45 was incurred in legal expenses relating to the offering, as well as CDN $18,190 in fees to the TSX Venture Exchange which together with the CDN $238,000 cash paid to Dundee made up the $225,131 cash component of issuance costs. With the $131,341 which was the fair value of the Dundee compensation option, the total charged to share issue costs was $358,472.

11.         On October 19, 2004, GTH issued a total of 278,735 shares on the exercise of stock options issued under the company’s stock option plan to officers and directors of the company as follows:

Optionee	Number of Shares Purchased
Daniel Kunz	86,506
Douglas Glaspey	77,866
Ron Bourgeois	27,733
Paul Larkin	86,630

Total	278,735

ITEM 27. EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
3.1	Certificate of Incorporation of U.S. Cobalt Inc. (now known as U.S. Geothermal Inc.) (1)
3.2	Certificate of Domestication of Non-U.S. Corporation(1)
3.3	Certificate of Amendment of Certificate of Incorporation (changing name of U.S. Cobalt Inc. to U.S. Geothermal Inc.) (1)
3.4	Bylaws of U.S. Cobalt Inc. (now known as U.S. Geothermal Inc.) (1)
3.5	Plan of Merger of U.S. Geothermal, Inc., an Idaho corporation and EverGreen Power Inc., an Idaho corporation (1)
3.6	Amendment to Plan of Merger (1)
4.1	Form of Stock Certificate (1)
4.2	Form of Warrant Certificate (1)
4.3	Provisions Regarding Rights of Stockholders (1)
5	Opinion on Legality (1)
10.1	Agreement by and between U.S. Geothermal Inc. And Vulcan Power Company dated December 3, 2002 (1)
10.2	Amendment No. 1 to "Agreement by and between U.S. Geothermal Inc. And Vulcan Power Company" dated November 15, 2003 (1)
10.3	Amendment No. 2 to "Agreement by and between U.S. Geothermal Inc. And Vulcan Power Company" dated December 30, 2003 (1)
10.4	Letter Agreement dated January 8, 2004 between U.S. Geothermal Inc. and Vulcan Power Company (1)
10.5	Geothermal Lease and Agreement dated July 11, 2002, by and between Sergene Jensen, Personal Representative of the Estate of Harlan B. Jensen, and U.S. Geothermal Inc., an Idaho corporation (1)
10.6	Geothermal Lease and Agreement dated June 14, 2002, by and between Jensen Investments Inc. and U.S. Geothermal Inc., an Idaho corporation (1)
10.7	Geothermal Lease and Agreement dated March 1, 2004, by and between: Jay Newbold and U.S. Geothermal Inc., an Idaho corporation (1)
10.8	Geothermal Lease and Agreement dated June 28, 2003, by and between Janice Crank and the children of Paul Crank and U.S. Geothermal Inc., an Idaho corporation (1)
10.9	Fiscal Consulting Agreement between U.S. Geothermal and Cowans & Company Ltd. dated February 1, 2004 (1)
10.10	Administrative Services Contract between U.S. Geothermal Inc. and New Dawn Holdings Ltd .(1)
10.11	Employment Agreement for Douglas Glaspey (3)
10.12	Employment Agreement for Daniel Kunz (1)
10.13	Employment Agreement for Ronald Bourgeois (5)
10.14	Consulting Agreement for Kevin Kitz (4)
10.15	Escrow Agreement made December 19, 2003, among U.S. Geothermal Inc., Pacific Corporate Trust Company as escrow agent, and certain securityholders (1)
10.16	Escrow Agreement made December 19, 2003, among U. S. Geothermal Inc., Pacific Corporate Trust Company as escrow agent, and certain securityholders. (1)
10.17	First Amended and Restated Merger Agreement among U.S. Cobalt Inc., a Delaware corporation, EverGreen Power Inc., an Idaho corporation, U.S. Geothermal Inc., an Idaho corporation ("Geo"), and the stockholders of Geo (1)
10.18	Agreement with Dundee Securities Corporation dated June 28, 2004 (1)
10.19	Stock Option Plan of U.S. Cobalt Inc. (now known as U.S. Geothermal Inc.) dated April 3, 2003 (1)

10.20	Geothermal Lease and Agreement dated December 1, 2004, by and between Reid S. Stewart and Ruth O. Stewart and U.S. Geothermal Inc., an Idaho corporation (6)
10.21	Employment Agreement for Kevin Kitz (6)
10.22	Employment Agreement for Kerry D. Hawkley (6)
10.23	Employment Agreement for Douglas Glaspey (6)
10.24	Power Purchase Agreement dated December 29, 2004 with Idaho Power Company (6)
21	List of Subsidiaries (1)
23.1	Consent of Morgan and Company, Chartered Accountants
23.2	Consent of Williams, Kastner & Gibbs (included in Exhibit 5) (1)
24	Powers of Attorney (included in the Signature Pages of this Registration Statement)

(1)	Incorporated as part of Form SB-2 filed with the SEC on July 8, 2004
(2)	Incorporated as part of Amendment No. 1 to Form SB-2 filed with the SEC on November 11, 2004
(3)	Superceded in its entirety by exhibit 10.23
(4)	Superceded in its entirety by exhibit 10.21
(5)	Filed as part of original SB-2 on July 8, 2004 but no longer an exhibit
(6)	Incorporated as part of Amendment No. 2 to Form SB-2 filed with the SEC on January 14, 2004

ITEM 28. UNDERTAKINGS

The undersigned Registrant hereunder undertakes:

                                        (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                                                            (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                                                            (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                                                            (iii) include any additional or changed material information on the plan of distribution.

                                        (2) For the purpose of determining liability under the Act, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                                        (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Remainder of page intentionally left blank.

Signatures on following page.

SIGNATURES

                    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2, and authorized this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, in the City of Boise, State of Idaho, on February 8 , 2005.

U.S. GEOTHERMAL INC.

By:	/s/ Daniel J. Kunz
Daniel J. Kunz, President,

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Daniel J. Kunz	Director and President, Chief Executive Officer	February 8, 2005
Daniel J. Kunz	(Principal Executive Officer)

/s/ Douglas J. Glaspey	Director and Chief Operating	February 8, 2005
Douglas J. Glaspey	Officer

/s/ Kerry D. Hawkley	Chief Financial Officer (Principal	February 8, 2005
Kerry D. Hawkley	Financial and Accounting Officer)

/s/ John Walker	Director and Chairman	February 8, 2005
John Walker

/s/ Paul Larkin	Director	February 8, 2005
Paul Larkin

/s/ Jon Wellinghoff	Director	February 8, 2005
Jon Wellinghoff

POWER OF ATTORNEY

                    KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned directors and officers of U.S. Geothermal Inc., a Delaware corporation, which is filing a Registration Statement on Form SB-2 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitutes and appoints Daniel J. Kunz, as such individual's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a Prospectus or an amended Prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact as agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Director and President,	February 8, 2005
Daniel J. Kunz	Chief Executive Officer
(Principal Executive Officer)

Douglas J. Glaspey	Director and Chief	February 8, 2005
Operating Officer

Kerry D. Hawkley	Chief Financial Officer	February 8, 2005
(Principal Financial and
Accounting Officer)

John Walker	Director and Chairman	February 8, 2005

Paul Larkin	Director	February 8, 2005

Jon
Wellinghoff	Director	February 8, 2005